 Exhibit 22.1

Forward. For all.

2022 Management Proxy Circular

Annual and Special Meeting - May 3, 2022

Magna International Inc.

Our Vision.

We continue advancing the future of mobility for everyone and everything.

Our Mission.

To use our expertise to create a better world of mobility, responsibly.

We do that by developing technologies, systems and concepts that make vehicles safer and cleaner for everyone.

Our Values.

Think Big
Empowering each other to act with confidence.

Take Responsibility
Taking accountability for ourselves and others in our actions and commitments.

Never Settle
Constantly innovating, improving and asking the right questions.

Be Collaborative
We do our best when we do it together, with respect and humility.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Being the Difference.

Awareness. Unity. Empowerment. With more than 158,000 employees across 28 countries, we are positively impacting our industry, our planet, and the countless local communities in which we operate. At Magna, our technology is changing the game – and our people are changing the world.

Build Awareness

- Diversity and Inclusion training for all employees
- Leadership workshops on being inclusive leaders
- Curated Diversity and Inclusion resources and tools available for all employees to access

Create an Inclusive Workplace

- Embedding Diversity & Inclusion into key talent processes
- Employee Resource Communities

Strategic Partnerships

- Through our many partnerships we encourage the growth and development of under-represented talent and underserved communities in STEM and skilled trade careers

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Corporate Governance

The highlights of our approach to corporate governance are as follows:

Active Board engagement in, and approval of strategy
Broad oversight of risk
Strong oversight of management succession planning
Active shareholder engagement
Commitment to culture of ethics and compliance
Diverse range of Nominee skills, expertise and backgrounds
Board Diversity Policy with gender parity target
Director tenure guideline
Limitation on director interlocks
Annual Say on Pay vote
Annual director election; no slate ballots
Majority voting policy and prompt disclosure of vote results
Advance Notice By-Law
Independent Board Chair
100% of CGCNC, Audit Committee members are independent
Committees with full authority to retain independent advisors
Director orientation and continuing education
Rigorous annual Board/Director effectiveness evaluation
Equity maintenance requirement and mandatory deferral of director fees creates alignment with shareholders
Trading blackouts and anti-hedging restrictions for directors, officers and employees

A full discussion of our approach to corporate governance can be found starting on page 61 of the Circular.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Committed to a Sustainable Future.

Concern for the environment is central to who we are and what we do at Magna. Last year, we committed to being carbon neutral in our European operations by 2025 and globally by 2030, placing us among industry leaders. Some of our divisions have already exceeded those ambitious goals, because we get down to the shop-floor level when it comes to sustainability.

While energy, water, and natural gas conservation are important to sustainability, they are just part of the equation for us. We think bigger. It's about protecting our common home and making a better society overall.

This is why so many Magna employees around the world plant tens of thousands of trees each year, tend beehives, cultivate wildflowers, and ride bikes to work. We know we are all responsible for meeting our sustainability goals.

Committed to Making a Difference

PRODUCT
delivering solutions for a better tomorrow
PROCESS
minimizing our environmental impact
PEOPLE
benefiting our teams and communities

Where we are	Where we are going
14% Global electricity buy is renewable electricity	35% Expected by 2025
29 Divisions use renewable electricity	>120 Divisions expected by 2025
9 Divisions are CO_2 neutral	110 Divisions expected by 2025
5 Divisions have on-site solar generation	>20 Divisions currently investigating

MESSAGE FROM THE CHAIRMAN

William L. Young
Chairman

Looking Back, Looking Forward.

We are now over 15 months into a new leadership era at Magna, with Swamy Kotagiri having been appointed CEO at the start of 2021. For a Board, a CEO transition is one of the most critical issues to oversee, requiring a tremendous amount of planning and preparation. In Magna's case, all the planning and preparation accomplished our goal of a seamless transition and a flawless launch of Swamy's tenure. From the moment he took office as CEO, Swamy has been driven by the elements that will define Magna's future, including electrification, advanced driver assistance and new mobility models.

The fact that the leadership transition went smoothly was particularly remarkable given the year that 2021 turned out to be. At the outset of the year, we had all hoped that the worst of COVID was behind us and that 2021 would bring the opportunity for life and business to return to normal. Unfortunately, COVID was not done with us and its impacts on supply chains were felt at a scale which was unprecedented. In particular, the semiconductor chip shortage disrupted global vehicle production volumes in ways that we are still feeling and may continue to feel through 2022. In the face of these challenges, Magna continued to do what it has become known for — innovation, investment for future growth, financial discipline and return of capital to shareholders.

This year's annual meeting marks the end of my tenure on Magna's Board, along with my fellow director Cindy Niekamp. Just as was the case with the executive leadership transition, the Board has fully planned and prepared for this Board leadership transition, with Rob MacLellan having been selected to lead as Board Chair following the annual meeting — I wish Rob well and know he will do a great job in the role.

I was one of the first directors that joined the Board in its first phase of Board renewal that followed Magna's 2010 elimination of its dual class share structure. We are already well into the second phase of Board renewal with the addition of Mary Lou Maher last year, Dr. Thomas Weber at the start of this year and recruitment underway to add at least two more directors later in 2022. All of these efforts are guided by a Board renewal roadmap which is fully aligned with Magna's strategic plan and the evolving needs of the company, as well as the automotive and mobility industries.

As I look back on the last 11 years, it has been an immense honour to have been entrusted by shareholders and my fellow directors to lead a true global innovation leader. I am excited about what lies ahead for Magna, and I look forward to observing its continued success.

Thank you for your support of Magna, its Board and leadership. We look forward to your participation at the upcoming (virtual) annual and special meeting of shareholders.

Sincerely,

William L. Young
Chairman

NOTICE

Notice of Annual And Special Meeting of Shareholders

Date:	Tuesday, May 3, 2022
Time:	10:00 a.m. (Toronto time)
Place:	Virtual-only meeting via live internet webcast online at www.virtualshareholdermeeting.com/mga2022

We have opted to hold a virtual-only meeting, conducted via live internet webcast, in which shareholders will have an equal opportunity to participate online regardless of geographic location.
Shareholders can submit questions or comments ahead of the Meeting via ProxyVote.com. Simply visit www.ProxyVote.com, enter your Control Number, Vote your Shares and ask your Pre-Meeting Questions.

You are receiving this Notice of Magna’s Annual and Special Meeting of Shareholders (the “Meeting”) since you held Magna Common Shares at the close of business on March 16, 2022. You are entitled to vote your shares at the Meeting, which is being held to:
1.
receive Magna’s consolidated financial statements and the report of independent registered public accounting firm thereon for the fiscal year ended December 31, 2021;

2.
elect eleven directors;

3.
reappoint Deloitte LLP as our independent auditors and authorize the Audit Committee to fix the independent auditors’ remuneration;

4.
ratify a new treasury performance stock unit plan, which is a “security-based compensation arrangement”;

5.
vote, in an advisory, non-binding manner, on Magna’s approach to executive compensation (“Say on Pay”) described in the accompanying Management Information Circular/Proxy Statement (the “Circular”); and

6.
transact any other business that may properly come before the Meeting.

The Circular relating to the Meeting contains more information on the matters to be addressed at the Meeting. The section of the Circular titled “How to Vote Your Shares” contains detailed information to help you understand how to vote your shares within the applicable time limits. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion.
Magna has elected to use the Notice and Access rules permitted by Canadian securities regulators to deliver the Circular to both our registered and non-registered shareholders. This means that instead of receiving the Circular by mail, shareholders will receive a written notification with instructions on how to access the Circular online, together with a form of proxy or voting instruction form, as applicable. The Circular is available on our website at magna.com, on SEDAR at sedar.com and on EDGAR at sec.gov.
By order of the Board of Directors.

March 24, 2022 Aurora, Ontario	BASSEM A. SHAKEEL Vice-President and Corporate Secretary

Proxy Summary

Proxy Summary
In this summary, we highlight certain information you will find in various parts of the management information circular/proxy statement (the “Circular”), which follows. This summary does not contain all of the information that you should consider. Please review the entire Circular carefully before casting your vote.
Business of the Meeting
	Business of the Meeting	Board Vote Recommendation	For More Information
1	Receive the audited consolidated financial statements and the report of the auditors for the year ended December 31, 2021	N/A	Page 11
2	Vote to elect the directors for the ensuing year	FOR	Page 12
3	Vote to reappoint the auditors and authorize the Audit Committee to set their remuneration	FOR	Page 27
4	Vote to ratify a treasury performance stock unit plan, which is a “securities-based compensation arrangement”	FOR	Page 29
5	Vote on the advisory, non-binding resolution on Magna’s approach to executive compensation (“Say on Pay”)	FOR	Page 32
Selected 2021 Financial Results
1.
Return on Equity and Return on Invested Capital are non-GAAP financial measures. Definitions and reconciliations to the most directly comparable financial measures calculated in accordance with U.S. GAAP, can be found in the company’s Annual Report for the Year Ended December 31, 2021, in the Management’s Discussion and Analysis of Results of Operations and Financial Position section. The Magna International Inc. 2021 Annual Report has been posted on the company’s website at www.magna.com.

Proxy Summary 1

Election of Directors – 2022 Nominees
Additional information about the Nominees, including their biographies, skills and compensation can be found starting on page 12 of the Circular.
2Proxy Summary

Proxy Summary

Reappointment of Deloitte

Deloitte, an Independent Registered Public Accounting Firm, was first appointed Magna’s independent auditors on May 8, 2014 and has audited Magna’s consolidated financial statements for the fiscal years ended December 31, 2014 and after. Deloitte reports directly to the Audit Committee, which oversees the firm’s work, evaluates its performance and sets its compensation.
The Audit Committee believes that Deloitte provides value to Magna’s shareholders through its methodical, independent challenge to Magna’s external financial reporting. Deloitte’s audit approach is based on an audit risk assessment, which is continuously updated throughout the year. Audit risks identified in the risk assessment are addressed through pin-pointing audit procedures which reflect Deloitte’s understanding of Magna-specific factors as well as the general business environment in that Magna operates. The firm’s communications to the Audit Committee demonstrate strong audit quality, professional skepticism and innovation in the audit, including through the effective use of data analytics. The Audit Committee is satisfied that Deloitte’s integrated audit team consists of audit professionals and specialists who are qualified and experienced to provide audit services in the regions in which Magna operates. The firm has demonstrated a commitment to promoting a learning culture within its own team and sharing the firm’s insights, perspectives and best practices with the Audit Committee, the Board, internal audit, as well as management and Magna’s finance teams.
Additional information about Deloitte, including its independence, services and fees can be found starting at page 27 of the Circular.
Ratification of Treasury Performance Stock Unit Plan
Shareholders are being asked to ratify the 2022 Treasury Performance Stock Unit Plan (the “Treasury PSU Plan”) adopted by the Board on March 24, 2022. Under the Treasury PSU Plan, the Board would be able to grant performance stock units (“PSUs”) that would be settled at the end of the performance period through the issuance of new Magna Common Shares from treasury. Each PSU is a notional share that would be settled by delivery of one Magna Common Share.
The Treasury PSU Plan would enable the Board the flexibility to grant PSUs with a longer term (and thus performance period) than the three years permitted under applicable tax rules in the absence of a treasury plan. The specific terms applying to any grant of PSUs, including performance conditions and vesting, would be determined by the Board at the time of grant. No PSUs have been conditionally granted under the Treasury PSU Plan.
The maximum aggregate number of Magna Common Shares that could be issued under the Treasury PSU Plan to settle PSU grants is 3,000,000 Common Shares, representing 1.0% dilution as of the Record Date for the Meeting. Magna currently has one equity compensation plan under which shares may be issued from treasury — our 2009 Incentive Stock Option Plan (the “2009 Plan”), which was ratified by shareholders in 2010. The maximum dilution from previously granted/unexercised stock options and stock options available for future grant under the 2009 Plan is 2.8% as of the Record Date. Accordingly, the maximum aggregate dilution that could result from both the Treasury PSU Plan and the 2009 Plan would be 3.8%, based on the number of outstanding Magna Common Shares as of the Record Date.
Additional information about the Treasury PSU Plan can be found starting at page 29 of the Circular.
Proxy Summary 3

Say on Pay / Executive Compensation
Magna’s executive compensation framework has been structured to promote effective short- and long-term decision-making through balanced incentives aimed at profitable growth in a lean manufacturing business, as well as long-term value creation in a rapidly evolving industry. Some of the ways we seek to achieve these objectives include:
Compensation Framework Feature	Purpose
Low fixed compensation
■
Low base salaries and highly variable compensation help create an owner’s mindset

■
Motivates managers to achieve consistent profitability in order to maintain consistent compensation

■
Incents profit growth to grow compensation

Performance-conditioned profit sharing bonus / STI
■
Promotes entrepreneurialism

■
Drives strong managerial focus on lean/efficient operations through effective management of costs

■
Connects compensation to the operational impact of everyday decisions

Performance-conditioned multi-metric LTI
■
ROIC PSUs incent efficient capital allocation and value creation

■
rTSR PSUs create sensitivity to relative stock market performance and return of capital to shareholders, in the form of dividends, as well as alignment with shareholders

■
Capped PSU payouts help mitigate risk by promoting responsible decision-making and discouraging excessive risk-taking

■
Stock options incent absolute TSR growth

No pensions	■ Reinforces an owner’s mindset and incents long-term growth in equity value as a pension-alternative
Significant share maintenance requirement	■ Reinforces an owner’s mindset ■ Alignment with shareholders ■ Helps mitigate risk
Benefits	■ Substantially consistent with those of other employees in the same office/jurisdiction
2021 CEO Compensation
Target total direct CEO compensation (“Target TDC”) for 2021 had been set by the CGCNC in late 2020 at $12.0 million in connection with the promotion of Seetarama S. Kotagiri to Chief Executive Office effective January 1, 2021. Consistent with the framework described above, compensation for Mr. Kotagiri consisted of a low base salary, a profit-driven STI, as well as LTIs tied to value-creation on both an absolute basis and relative to industry peers. Mr. Kotagiri’s base salary and target STI represented 40% of his Target TDC, with target LTI values representing the remaining 60%.
	Target TDC ($)	2021 TDC ($)	2021 TDC vs. Target TDC
Base Salary	325,000	325,000	−9.4%
STI	4,475,000	3,345,000
LTIs (at target)
ROIC PSUs	2,880,000	2,880,000
rTSR PSUs	1,440,000	1,440,000
Stock Options	2,880,000	2,880,000
Total	12,000,000	10,870,000
4Proxy Summary

Proxy Summary

Pay for Performance
The pay for performance graph below depicts the strong alignment between CEO compensation and TSR performance against the companies in Magna’s executive compensation peer group, over a three-year period.

Compensation Peers vs. Magna
3-Year Total Compensation Rank
3-Year TSR Performance Rank
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Honeywell
Deere & Co
Eaton Corp
Parker-Hannifin
Emerson Electric
Corning
Goodyear
Magna
Johnson Controls
Caterpillar
ITW
Lear
Aptiv
Jabil
Adient
BorgWarner

The Compensation and Performance Report which starts at page 33 of the Circular presents the CGCNC’s analysis of 2021 compensation outcomes in relation to various elements of Magna’s performance. A full discussion of our approach to executive compensation can be found starting on page 40 of the Circular.
Proxy Summary 5

Contents

Management Information Circular/Proxy Statement
7	Voting Information
8	How To Vote Your Shares

Business of the Meeting
11	Financial Statements
12	Election of Directors
14	Nominee Skills and Expertise
17	Biographies of 2022 Nominees
23	Director Compensation
27	Reappointment of Deloitte as Magna’s Independent Auditors
29	Treasury PSU Plan
32	Say on Pay
33	Compensation and Performance Report
39	Compensation Discussion & Analysis
55	Summary Compensation Table
57	Incentive Plans and Awards

Corporate Governance
61	Corporate Governance at Magna
62	Governance Environment
63	About the Board
64	Board Independence
68	Board Effectiveness
72	Shareholder Democracy and Engagement
73	Ethical Conduct
74	Sustainability at Magna
76	Board Committees and Committee Reports
76	Report of the Audit Committee
79	Report of the Corporate Governance, Compensation and Nominating Committee
81	Report of the Technology Committee

Additional Information
82	Additional Information
83	Definitions and Interpretation

Appendix
A-1	2022 Treasury Performance Stock Unit Plan

Voting Information

Management Information
Circular/Proxy Statement
This Circular is being provided to you in connection with the Annual and Special Meeting of Magna’s shareholders (the “Meeting”), which will be held on Tuesday, May 3, 2022, commencing at 10:00 a.m. (Toronto time) via live internet webcast online at www.virtualshareholdermeeting.com/mga2022.
Voting Information
Record Date
March 16, 2022 is the record date for the Meeting (the “Record Date”). Only holders of our Common Shares as of the close of business on the Record Date are entitled to receive notice of and vote at the Meeting.

Outstanding Shares, Votes and Quorum
As of the Record Date, 294,982,137 Magna Common Shares were issued and outstanding. Each Magna Common Share is entitled to one vote. A quorum of shareholders is needed to hold the Meeting and transact business. Under our by-laws, quorum means at least two persons holding, or representing by proxy, at least 25% of our outstanding Common Shares.

Principal Shareholders	To our knowledge, no shareholder beneficially owns or exercises control or direction, directly or indirectly, over 10% or more of Magna’s Common Shares outstanding as at the Record Date.
Shareholder Group	Number of Shares	Percentage of Shares
Public Shareholders	274,258,526	93.0%
Magna Directors and Executive Officers (N = 24)	1,384,389	0.5%
Magna Employee Deferred Profit Sharing Plans (Canada, U.S., Europe)(1)	19,339,222	6.5%
Note:

1.
To the best of our knowledge, all of these shares will be voted FOR the election of directors, the re-appointment of the auditors, ratification of the treasury performance stock unit plan and the “Say on Pay” advisory resolution.

Individual Voting	At the Meeting, shareholders will vote for each nominee for election to the Board, individually. We do not use slate voting.
Majority Voting	We maintain a majority voting policy, which is described under “Corporate Governance”, and each nominee for election to the Board has agreed to abide by such policy.
Voting Results	Detailed voting results will be promptly disclosed in a press release issued and filed on the Meeting date.

You may request a paper copy of the Circular, at no cost, up to one year from the date the Circular was filed on SEDAR. You may make such a request at any time prior to or following the Meeting by contacting Broadridge at 1-877-907-7643 (Toll Free for Registered Shareholders and Non-Registered/Beneficial Shareholders – North America) or Direct 1-303-562-9305 (English) / 1-303-562-9306 (French) (Other countries) and follow the instructions. Shareholders who have already signed up for electronic delivery of proxy materials will continue to receive them by email.

Voting Information 7

How To Vote Your Shares
Your Vote Is Important
Your vote is important. This Circular tells you who can vote, what you will be voting on and how to vote. Please read the information below to ensure your shares are properly voted. Since the Meeting is being held as a virtual-only meeting, there are differences in how the Meeting will be conducted compared to an in-person meeting. However, shareholders will have an equal opportunity to participate at the meeting online, regardless of geographic location.

Registered vs. Non-Registered Shareholder
How you vote your shares depends on whether you are a registered shareholder or a non-registered shareholder. In either case, there are different ways to vote, but shareholders will not be able to attend the Meeting and vote in person since it will be a virtual-only meeting.
Registered Shareholder: You are a registered shareholder if you hold one or more share certificates that indicate your name and the number of Magna Common Shares that you own. As a registered shareholder, you will receive a form of proxy from Broadridge Investor Communications Corporation representing the shares you hold. If you are a registered shareholder, refer to “How to Vote – Registered Shareholders”.
Non-Registered Shareholder: You are a non-registered shareholder if a securities dealer, broker, bank, trust company or other nominee holds your shares for you, or for someone else on your behalf. As a non-registered shareholder, you will most likely receive a Voting Instruction Form from Broadridge Investor Communications Corporation, although in some cases you may receive a form of proxy from the securities dealer, broker, bank, trust company or other nominee holding your shares. If you are a non-registered shareholder, refer to “How to Vote – Non-Registered Shareholders”.

Proxies Are Being Solicited by Management
Management is soliciting your proxy in connection with the matters to be addressed at the Meeting (or any adjournment(s) or postponement(s) thereof) to be held at the time set out in the accompanying Notice of Annual and Special Meeting. We will bear all costs incurred in connection with Management’s solicitation of proxies, including the cost of preparing and delivering this Circular and accompanying materials. In addition to the use of mail and email, some our officers and employees may (for no additional compensation) also directly solicit proxies by phone, fax or other electronic methods. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy solicitation material to the persons on whose behalf they hold Magna shares and to obtain authorizations for the execution of proxies. These institutions will be reimbursed for their reasonable expenses in doing so.

8Voting Information

Voting Information

These securityholder materials are being sent to both registered and non-registered owners of Magna Common Shares.

HOW TO VOTE – REGISTERED SHAREHOLDERS	HOW TO VOTE – NON-REGISTERED SHAREHOLDERS

If you are a registered shareholder, you may vote either by proxy or by completing an online ballot during the Meeting.
Submitting Votes by Proxy
There are four ways to submit your vote by proxy:

 smartphone     internet      mail     telephone
The form of proxy contains instructions for each of these methods.
If you are voting by smartphone, internet or telephone, you will need the pre-printed Control Number on your form of proxy.
A proxy submitted by mail must be in writing, dated the date on which you signed it and be signed by you (or your authorized attorney). If such a proxy is being submitted on behalf of a corporate shareholder, the proxy must be signed by an authorized officer or attorney of that corporation. If a proxy submitted by mail is not dated, it will be deemed to bear the date on which it was sent to you.
If you are voting your shares by proxy, you must ensure that your completed, signed and dated proxy form or your smartphone, internet or telephone vote is received by Broadridge Investor Communications not later than 5:00 p.m. (Toronto time) on April 29, 2022. If the Meeting is adjourned or postponed, you must ensure that your completed and signed proxy form or your smartphone, internet or telephone vote is received by Broadridge not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting.
Appointment of Proxyholder
Unless you specify otherwise or appoint a proxyholder, the Magna officers whose names are pre-printed on the form of proxy will vote your shares:
■
FOR the election to the Magna Board of Directors of all eleven nominees named in this Circular;

■
FOR the reappointment of Deloitte as Magna’s independent auditors and the authorization of the Audit Committee to fix the independent auditors’ remuneration;

■
FOR the resolution ratifying the new treasury-based PSU plan; and

■
FOR the advisory resolution to accept the approach to executive compensation disclosed in this Circular.

You have the right to appoint someone else (who need not be a shareholder) as your proxyholder; however, if you do, that person must vote your shares on your behalf during the virtual Meeting. To appoint someone else as your proxyholder, insert the person’s name in the space provided on the form of proxy and provide an appointee identification number as indicated.

If you are a non-registered shareholder, the intermediary holding on your behalf (and not Magna) has assumed responsibility for (i) delivering these materials to you and (ii) executing your proper voting instructions.
Submitting Voting Instructions
There are four ways to submit your vote by Voting Instruction Form:

 smartphone     internet      mail     telephone
The Voting Instruction Form contains instructions for each of these methods.
If you are a non-registered shareholder and have received a Voting Instruction Form from Broadridge Investor Communications, you must complete and submit your vote by smartphone, internet, mail or telephone, in accordance with the instructions on the form.
Your completed, signed and dated Voting Instruction Form or your smartphone, internet or telephone vote must be received by Broadridge not later than 5:00 p.m. (Toronto time) on April 29, 2022. If the Meeting is adjourned or postponed, you must ensure that your completed, signed and dated Voting Instruction Form or your smartphone, internet or telephone vote is received by Broadridge not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting. If a Voting Instruction Form submitted by mail or fax is not dated, it will be deemed to bear the date on which it was sent to you.
Additionally, Magna may use Broadridge’s QuickVote™ service to assist beneficial shareholders with voting their shares. Broadridge will tabulate the results of all the instructions received and then provide the appropriate instructions respecting the shares to be represented at the Meeting.
In some cases, you may have received a form of proxy instead of a Voting Instruction Form, even though you are a non-registered shareholder. Such a form of proxy will likely be stamped by the securities dealer, broker, bank, trust company or other nominee or intermediary holding your shares and be restricted as to the number of shares to which it relates. In this case, you must complete the form of proxy and submit it to Broadridge as described to the left under “How to Vote – Registered Shareholders – Submitting Votes By Proxy”.
If you choose to vote by proxy, you are giving the person (referred to as a “proxyholder”) or people named on your form of proxy the authority to vote your shares on your behalf at the Meeting (including any adjournment or postponement of the Meeting).

Voting Information 9

HOW TO VOTE – REGISTERED SHAREHOLDERS (cont’d)	HOW TO VOTE – NON-REGISTERED SHAREHOLDERS (cont’d)

Appointment of Proxyholder (cont’d)
You may indicate on the form of proxy how you want your proxyholder to vote your shares, or you can let your proxyholder decide for you. If you do not specify on the form of proxy how you want your shares to be voted, your proxyholder will have the discretion to vote your shares as they see fit.
The form of proxy accompanying this Circular gives the proxyholder discretion with respect to any amendments or changes to matters described in the Notice of Annual and Special Meeting and with respect to any other matters that may properly come before the Meeting (including any adjournment or postponement of the Meeting). As of the date of this Circular, we are not aware of any amendments, changes or other matters to be addressed at the Meeting.
Voting Online During the Meeting
The Meeting will be held virtually via internet webcast. As a registered shareholder, you or your duly appointed proxyholder, will be able to cast votes and ask questions during the Meeting. To do so, you or your duly appointed proxyholder can access the Meeting on May 3, 2022 at 10:00 am (Toronto time) by visiting www.virtualshareholdermeeting.com/mga2022. To participate in the Meeting, registered shareholders will need the control number pre-printed on the form of proxy. Duly appointed proxyholders will need the appointee identification number provided in the form of proxy by the registered holder of the shares being represented.
If you vote online during the Meeting and had previously completed and returned your form of proxy, your proxy will be automatically revoked and any votes you cast on a poll at the Meeting will count.
Revoking a Vote Made by Proxy
You have the right to revoke a proxy by ANY of the following methods:
■
Vote again by phone, internet or smartphone not later than 5:00 p.m. (Toronto time) on April 29, 2022 (or not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting);

■
Deliver by mail another completed and signed form of proxy, dated later than the first form of proxy, such that it is received by Broadridge not later than 5:00 p.m. (Toronto time) on April 29, 2022 (or not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting);

■
Deliver to us at the following address a signed written notice revoking the proxy, provided it is received not later than 5:00 p.m. (Toronto time) on May 2, 2022 (or not later than 5:00 p.m. on the last business day prior to the date of the adjourned or postponed Meeting):

Magna International Inc.
337 Magna Drive
Aurora, Ontario, Canada L4G 7K1
Attention: Corporate Secretary

Voting Online During the Meeting
If you have received a Voting Instruction Form and wish to vote online during the Meeting, you must first appoint yourself as a proxyholder by completing, signing and returning the Voting Instruction Form or completing the equivalent electronic form online, in each case, and returning it to Broadridge not later than 5:00 pm (Toronto time) on April 29, 2022.
If you have received a form of proxy and wish to vote online during the Meeting, you must insert your name in the blank space provided on the form of proxy. If you are voting your shares by proxy, you must ensure that your completed and signed proxy form or your phone or internet or smartphone vote is received by Broadridge not later than 5:00 p.m. (Toronto time) on April 29, 2022.
If the Meeting is adjourned or postponed, you must ensure that your completed and signed Voting Instruction Form (or equivalent electronic form online) is received by Broadridge not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting.
The Meeting will be held virtually via internet webcast. As a non-registered shareholder who has duly appointed yourself or someone else as proxyholder, you or your such duly appointed proxyholder will be able to cast votes and ask question during the Meeting. To do so, you or your duly appointed proxyholder can access the Meeting on May 3, 2022 at 10:00 am (Toronto time) by visiting www.virtualshareholdermeeting.com/mga2022. To participate in the Meeting, you will need the appointee identification number provided in the voting instruction form for the shares being represented.
If you have not appointed yourself as a proxyholder in accordance with the instructions on your Voting Instruction Form, you can participate in the Meeting as a guest. Guests will be able to listen to the Meeting proceedings, but will not be able to vote or ask questions.
Revoking a Voting Instruction Form or Proxy
If you wish to revoke a Voting Instruction Form or form of proxy for any matter on which a vote has not already been cast, you must contact your securities dealer, broker, bank, trust company or other nominee or intermediary (for a form of proxy sent to you by such intermediary) and comply with any applicable requirements relating to the revocation of votes made by Voting Instruction Form or proxy.

10Voting Information

FINANCIAL STATEMENTS
Business of the Meeting

1	Financial Statements
Magna’s consolidated financial statements for the fiscal year ended December 31, 2021, together with the report of independent registered public accounting firm on those statements, will be presented at the Meeting. No shareholder vote is required in connection with the foregoing. The report of independent registered public accounting firm on our financial statements for the fiscal year ended December 31, 2021 was unqualified and without reservation. Both of these items are contained in our 2021 Annual Report, which is available on our website at www.magna.com.
Selected financial results for 2021 are found below. However, we encourage shareholders to review our complete financial statements and the report of independent registered public accounting firm thereon.
1.
Return on Equity and Return on Invested Capital are non-GAAP financial measures. Definitions and reconciliations to the most directly comparable financial measures calculated in accordance with U.S. GAAP, can be found in the company’s Annual Report for the Year Ended December 31, 2021, in the Management’s Discussion and Analysis of Results of Operations and Financial Position section. The Magna International Inc. 2021 Annual Report has been posted on the company’s website at www.magna.com.

Business of the Meeting 11

2	Election of Directors

IN THIS SECTION
	14	Nominee Skills and Expertise
	16	Nominee’s Equity Ownership
	17	Biographies of 2022 Nominees
	23	Director Compensation
The Board recommends that you vote FOR each of the 11 nominees.
1 yr	4.5 yrs	82%	36%	>99%	100%
Term	Avg. Tenure	Independent	Women	Average 2021 Votes FOR	Attendance in 2021
Nominee Overview
Nominee	Age	Director Since	Principal Occupation	Independence(1)	Financial Literacy	Financial Expertise	Committee Memberships
Peter G. Bowie	75	May 10, 2012	Corporate Director	I	✓	✓	Audit
Mary S. Chan	59	August 10, 2017	Managing Partner of VectoIQ LLP and Corporate Director	I	✓		Technology
Hon. V. Peter Harder, P.C.	69	January 10, 2020	Senator and Corporate Director	I	✓		CGCNC
Seetarama S. Kotagiri(2)	53	January 1, 2021	Chief Executive Officer of Magna	M	✓		–
Dr. Kurt J. Lauk	75	May 4, 2011	Co-Founder & President, Globe CP GmbH	I	✓	✓	Technology (Chair)
Robert F. MacLellan	67	May 10, 2018	Chairman, Northleaf Capital Partners and Corporate Director	I	✓	✓	Audit (Cmte Chair)
Mary Lou Maher	61	May 6, 2021	Corporate Director	I	✓	✓	Audit
William A. Ruh	60	May 11, 2017	Chief Executive Officer, Digital Lendlease Group	I	✓		Technology
Dr. Indira V. Samarasekera	69	May 8, 2014	Senior Advisor, Bennett Jones LLP and Corporate Director	I	✓		CGCNC (Chair)
Dr. Thomas Weber(3)	67	January 1, 2022	Corporate Director	NI	✓		Technology
Lisa S. Westlake	60	May 9, 2019	Corporate Director	I	✓	✓	CGCNC
Notes:
1.
I = Independent; M = Management; NI = Non-independent, non-executive.

2.
Mr. Kotagiri was appointed as the Chief Executive Officer and a director of Magna effective January 1, 2021.

3.
Dr. Weber was appointed to the Board effective January 1, 2022 and is being nominated for election for the first time.

12Business of the Meeting

ELECTION OF DIRECTORS
Business of the Meeting

Board Overview
Board’s Role
Directors are elected by shareholders to act as stewards of the company. The Board is Magna’s highest decision-making body, except to the extent certain rights have been reserved for shareholders under applicable law or Magna’s articles of incorporation or by-laws. Among other things, the Board is responsible for appointing our Chief Executive Officer, overseeing Management, shaping and overseeing implementation of our long-term strategy, satisfying itself that material risks are being managed appropriately, reviewing and approving financial statements, establishing our systems of corporate governance and executive compensation, as well as overseeing our corporate culture. In fulfilling their duties, directors are required under applicable law to act in the best interests of the company.
2022 Nomination Process
Nominees for election at the Meeting include ten directors who were elected at our 2021 annual meeting of shareholders: Peter G. Bowie; Mary S. Chan; Hon. V. Peter Harder; Seetarama S. Kotagiri; Dr. Kurt J. Lauk; Robert F. MacLellan; Mary Lou Maher; William A. Ruh; Dr. Indira V. Samarasekera; and Lisa S. Westlake. One nominee, Dr. Thomas Weber, is being nominated for the first time, as discussed below.
Two current directors Cynthia A. Niekamp and William L. Young are not standing for re-election at the Meeting and will retire from the Board at the end of their current term.
In recommending to the Board the eleven nominees, the CGCNC considered a number of factors, including:
■
the nominees’ respective skills, expertise and experience, as well as the extent to which the nominees meet the minimum qualifications described above;

■
results of the Board’s annual self-assessment process, which incorporates both a self-evaluation and a peer review process;

■
individual voting results from the 2021 annual meeting; and

■
feedback from the Board’s independent advisors and others.

Dr. Thomas Weber was appointed to the Board effective January 1, 2022, following an assessment of his skills and experience in relation to the Board skills matrix, Magna’s strategic priorities and an analysis of potential skills gaps in relation to those strategic priorities. Until December 31, 2021, Dr. Weber was a member of Magna’s Technology Advisory Council, a council of non-employee technology experts providing Magna Management with perspectives on a range of strategic topics related to the technological evolution of the automotive industry. Dr. Weber has critical experience in the global automotive industry, as well as the development and production of future-oriented vehicles (including alternative powertrain systems). After his suitability for service on the Board was considered by the CGCNC and the Board, the CGCNC engaged its board search advisor to perform reference and background checks and present its recommendations to the CGCNC. Notwithstanding that Dr. Weber does not currently qualify as an Independent Director, his industry expertise and experience in areas directly relevant to the Corporation’s strategy made him a compelling candidate. Accordingly, Dr. Weber was appointed to the Board effective January 1, 2022 and is being nominated for election at the meeting.
The CGCNC and the Board are confident that each of the eleven nominees:
■
exceeds the minimum requirements set out in our Board Charter and the Business Corporations Act (Ontario) (“OBCA”);

■
has skills, experience and expertise that provide the Board with the necessary insight to effectively carry out its mandate; and

■
will, if elected, provide responsible oversight as a steward of the corporation, including prudent oversight of Management.

Refer to “Nominees for Election to the Board” for detailed information regarding the skills, expertise and other relevant information that you should consider in casting your vote for each nominee.
Unless otherwise instructed, the Magna officers whose names have been pre-printed on the form of proxy or Voting Instruction Form intend to vote FOR each such nominee.
The CGCNC has initiated searches for two independent directors who could join the Board in 2022, at least one of whom could serve on the Audit Committee. The CGCNC’s efforts are being supported by a leading board search advisor and guided by a long-term roadmap for the next phase of Magna’s Board renewal as the directors elected in the years following Magna’s 2010 Plan of Arrangement approach the end of their tenure.
Business of the Meeting 13

Nominees for Election to the Board
Nominee Skills and Expertise
The CGCNC seeks to recruit candidates who reflect a diversity of skills, experience, perspectives and backgrounds that are relevant to Magna’s business. While the specific mix may vary from time to time and alternative categories may be considered in addition to or instead of those below, the following skills matrix lists the types of experience generally sought by the CGCNC and includes each nominee’s self-assessed ranking of his or her experience level for each item.
	Peter G. Bowie FCPA, MBA	Mary S. Chan MSc	Hon. V. Peter Harder P.C., LLD	Seetarama S. Kotagiri MSc	Dr. Kurt J. Lauk MBA, PhD	Robert F. MacLellan CPA, MBA	Mary Lou Maher FCPA, FCA	William A. Ruh MSc	Dr. Indira V. Samarasekera PhD, PEng	Dr. Thomas Weber PhD	Lisa S. Westlake MBA

Accounting/Audit: technical expertise with financial statements and financial reporting matters; understanding of critical accounting policies, technical issues relevant to the internal and external audit, as well as internal controls.
	➀	➂	➁	➂	➀	➀	➀	➁	➂	➂	➁

Automotive: practical experience with automobile manufacturers or suppliers; solid understanding of industry dynamics on a global or regional basis; knowledge of World Class Manufacturing; or experience in comparable capital-intensive manufacturing industries.
	➂	➀	➂	➀	➀	➂	➂	➂	➂	➀	➂
Finance/Financial Advisory: senior financial management roles and/or financial advisory roles; expertise related to capital allocation, capital structure or capital markets.	➀	➂	➁	➁	➁	➀	➀	➁	➂	➂	➀
Governance/Board: sophisticated understanding of corporate governance practices and norms; prior board experience; expertise with stakeholder management or engagement.	➀	➁	➀	➁	➁	➀	➁	➁	➀	➁	➀
High-Growth Markets: a track record of operational success or other experience in markets other than North America and Western Europe, such as China.	➀	➀	➀	➀	➀	➂	➂	➁	➁	➁	➀
Large Cap Company: board, management and/or other applicable experience with companies that have a market capitalization in excess of $10 billion.	➀	➀	➀	➀	➀	➀	➀	➀	➀	➁	➀
Legal/Regulatory/Public Policy: experience with legal and regulatory compliance oversight; experience in relevant areas of government or public policy.	➁	➂	➀	➂	➁	➁	➁	➀	➀	➂	➁
Mergers & Acquisitions (“M&A”): management or board-level experience with complex M&A in different industries and/or different geographic regions.	➀	➁	➂	➀	➀	➀	➁	➁	➁	➁	➀
R&D/Innovation/Technology: domain expertise and skill in technology/innovation; practical experience with technological transformation and disruption.	➂	➀	➁	➀	➀	➂	➂	➀	➀	➀	➁
Risk Oversight: practical expertise in risk governance, including enterprise risk management frameworks; knowledge/understanding of risk monitoring and mitigation.	➀	➁	➀	➁	➁	➀	➀	➀	➁	➀	➀
Senior/Executive Leadership: demonstrated track record of leadership, mature judgement, operating success and value creation in complex organizations and/or in progressively challenging roles.	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀
Strategy Development: board, senior management and/or other experience in strategy development, analysis or oversight.	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀	➀
Talent Management/Compensation: hands-on experience developing, managing, compensating and motivating employees.	➀	➀	➀	➀	➂	➀	➀	➀	➁	➀	➀
Ranking Legend
➀
Significant expertise/experience

➁
Strong familiarity

➂
General understanding

14Business of the Meeting

ELECTION OF DIRECTORS
Business of the Meeting

Nominee Independence
Nine out of eleven, or 82%, of the nominees for election at the Meeting are independent. A summary of the independence determination for each nominee is set forth below:
Nominee	Independent	Non- Independent	Basis for Determination
Peter G. Bowie	✓		No material relationship
Mary S. Chan	✓		No material relationship
Hon. V. Peter Harder	✓		No material relationship
Seetarama S. Kotagiri		✓	Executive
Dr. Kurt J. Lauk	✓		No material relationship
Robert F. MacLellan	✓		No material relationship
Mary Lou Maher	✓		No material relationship
William A. Ruh	✓		No material relationship
Dr. Indira V. Samarasekera	✓		No material relationship
Dr. Thomas Weber		✓	Former advisory relationship
Lisa S. Westlake	✓		No material relationship
Nominees’ Meeting Attendance
Directors are expected to attend all Board meetings, as well as all meetings of standing Committees on which they serve, and are welcome to attend any other Committee meetings. However, we recognize that scheduling conflicts are unavoidable from time to time, particularly in the first year of a director’s tenure, and also where meetings are called on short notice. Our Board Charter requires Directors to attend a minimum of 75% of regularly scheduled Board and applicable standing Committee meetings, except where an absence is due to medical or other valid reason. The nominees who served on the Board during 2021 achieved 100% attendance at all Board and applicable Committee meetings (in aggregate), as set forth below.
Nominee	Board		Audit(1)		CGCNC(1)		Technology(1)		Total
	#	%	#	%	#	%	#	%	#	%
Peter G. Bowie	10/10	100	6/6	100	–	–	–	–	16/16	100
Mary S. Chan	10/10	100	–	–	–	–	5/5	100	15/15	100
Hon. V. Peter Harder	10/10	100	–	–	8/8	100	–	–	18/18	100
Seetarama S. Kotagiri	10/10	100	–	–	–	–	–	–	10/10	100
Dr. Kurt J. Lauk	10/10	100	–	–	–	–	5/5	100	15/15	100
Robert F. MacLellan	10/10	100	6/6	100	–	–	–	–	16/16	100
Mary Lou Maher	6/6	100	2/2	100	–	–	–	–	8/8	100
William A. Ruh	10/10	100	–	–	–	–	5/5	100	15/15	100
Dr. Indira V. Samarasekera	10/10	100	–	–	8/8	100	–	–	18/18	100
Lisa S. Westlake	10/10	100	–	–	8/8	100	–	–	18/18	100
Note:
1.
Attendance figures for Audit, CGCNC and Technology include only those directors who served as members of such committees during 2021.

Business of the Meeting 15

2021 Annual Meeting Vote Results
Each of the nominees standing for re-election received a substantial majority of votes “for” his or her election at our 2021 annual meeting of shareholders, as set forth in the table below.
Nominee	2021
	Votes FOR (%)	Votes WITHHELD (%)
Peter G. Bowie	99.8	0.2
Mary S. Chan	99.2	0.8
Hon. V. Peter Harder	99.1	0.9
Seetarama S. Kotagiri	99.8	0.2
Dr. Kurt J. Lauk	99.6	0.4
Robert F. MacLellan	99.5	0.5
Mary Lou Maher	99.8	0.2
William A. Ruh	99.9	0.1
Dr. Indira V. Samarasekera	98.1	1.9
Lisa S. Westlake	99.1	0.9
Nominees’ Equity Ownership
We believe it is important that each director be economically aligned with shareholders. We try to achieve such alignment in two principal ways:
■
Equity Maintenance Requirement: Each director other than the Board Chair is required to hold a minimum of $750,000 of Magna Common Shares and/or Deferred Share Units (“DSUs”) within five years of joining the Board. The Board Chair is required to hold a minimum of $1,500,000 of Magna Common Shares and/or DSUs within three years of becoming Chair.

■
Mandatory Deferral of Compensation: Until the equity maintenance requirement has been achieved, a minimum of 60% of a director’s annual retainer is paid in the form of DSUs. Once a director has achieved the minimum equity maintenance requirement, a minimum of 40% is automatically deferred in the form of DSUs, subject to the director’s election to defer a greater amount. DSUs are notional units, the value of which is tied to the market value of our Common Shares. The value represented by a director’s DSUs can only be realized following his or her departure from the Board and remains “at risk” until that time.

Each of Magna’s nominees is in compliance with the minimum equity maintenance requirement and many exceed it. New directors are entitled to a five year period in which to accumulate the minimum required value of Common Shares and/or DSUs.
The eleven nominees held Magna Common Shares and/or DSUs with the following total value, as of the Record Date:
Nominee	Common Shares (#)	DSUs (#)	Total Equity “At Risk”(1) ($)	Equity Maintenance Requirement(2)
Peter G. Bowie	7,000	59,979	4,083,000	Exceeds
Mary S. Chan	—	20,792	1,267,000	Exceeds
Hon. V. Peter Harder	—	8,315	507,000	Complies
Seetarama S. Kotagiri	113,655	53,537(3)	10,192,000	Exceeds
Dr. Kurt J. Lauk	110	36,284	2,219,000	Exceeds
Robert F. MacLellan	—	17,193	1,048,000	Exceeds
Mary Lou Maher	3,100	2,142	320,000	Complies
William A. Ruh	—	22,723	1,385,000	Exceeds
Dr. Indira V. Samarasekera	—	42,192	2,572,000	Exceeds
Dr. Thomas Weber	—	544	33,000	Complies
Lisa S. Westlake	2,000	10,538	764,000	Exceeds
Notes:
1.
In calculating the value of total equity at risk, we have used the closing price of Magna Common Shares on the NYSE on the Record Date.

2.
“Complies” signifies a director who: (a) is within his or her first five years of tenure and accumulating equity value to achieve the minimum equity requirement; or (b) achieved the minimum equity requirement, but whose equity value subsequently fell below such minimum solely due to fluctuation in Magna’s stock price.

3.
Represents restricted share units.

16Business of the Meeting

ELECTION OF DIRECTORS
Business of the Meeting

Biographies of 2022 Nominees
Peter G. Bowie FCPA, MBA	Independent	Audit Committee
Ontario, Canada Age: 75 Tenure: ~10

Other Current Public Company Boards:
■
Xebec Adsorption, Inc. (Audit)

Total 2021 Compensation:
$211,000
Equity-at-risk (Record Date):
$4,083,000

Mr. Bowie brings to the Board financial expertise, a dedication to Audit Committee excellence, a strong understanding of strategy and risk, as well as detailed insight of political and economic dynamics within China. Subject to re-election at the Meeting, Mr. Bowie has been selected to serve as Chairman of the Audit Committe of the Board.
Mr. Bowie is a corporate director who previously served as the Chief Executive of

Mr. Bowie has a B.Comm (St. Mary’s), as well as an MBA (Ottawa) and has received an honorary doctorate (Ottawa). Mr. Bowie completed the Advanced Management Program (Harvard) and is a Fellow of the Institute of Chartered Accountants of Ontario, as well as the Australian Institute of Corporate Directors. In 2021, Mr Bowie completed the Cambridge University Business and Climate Change program, the Climate Competent Board’s Certificate Program, the AICPA

Deloitte China from 2003 to 2008, as well as senior partner and a member of the board and the management committee of Deloitte China until his retirement from the	100% 2021 MEETING ATTENDANCE	>99% 2021 ANNUAL MEETING VOTING RESULT	Modules 1&2 of The COSO Enterprise Risk Management Certificate Program and the AICD Essential Director Update 2020. He also attended the CPA Canada Canadian firm in 2010. Mr. Bowie was also previously Chairman of Deloitte Canada (1998-2000), a member of the firm’s management committee and a member of the board and governance committees of Deloitte International. He is a past member of the board of the Asian Corporate Governance Association and has served on a variety of boards in the private and non-governmental organization sectors.

Public Company Financial Reporting Update, the AICPA Annual Accounting and Auditing Update and the CPA Canada Climate Change and Corporate Governance Briefing for Boards of Directors. He previously served on the board of COSCO Holding Company Ltd.

Significant expertise/experience:
■ Accounting/Audit	■ Mergers & Acquisitions
■ Finance/Financial Advisory	■ Risk Oversight
■ Governance/Board	■ Senior/Executive Leadership
■ High-Growth Markets	■ Strategy Development
■ Large Cap Company	■ Talent Management/Compensation

Mary S. Chan MSc	Independent	Technology Committee
New Jersey, U.S.A. Age: 59 Tenure: 4+

Other Current Public Company Boards:
■
CommScope Inc. (Compensation (Chair))

■
SBA Communications Corporation (Compensation, Governance & Nomination)

Total 2021 Compensation:
$209,000
Equity-at-risk (Record Date):
$1,267,000

Ms. Chan brings to the Board extensive experience in connected cars, autonomous and semi-autonomous vehicles, as well as demonstrated executive leadership success in the mobility communications infrastructure,

General Motors Company (2012-2015), where she was responsible for building the next generation of connected vehicle product and services. At GM, Ms. Chan led the industry-first launch of 4G LTE connectivity across GM’s global brands in the U.S., China, Europe and

products and services industry. Ms. Chan has been a managing partner of VectoIQ LLP (since 2015), an advisory firm that partners with	100% 2021 MEETING ATTENDANCE	>99% 2021 ANNUAL MEETING VOTING RESULT	Mexico. Ms. Chan was also previously Senior VP & General Manager, Enterprise Mobility Solutions & Services, Dell Inc. (2009-2012), and had progressive organizations participating in the transition towards mobility as a service and an autonomous vehicle society. Prior to joining VectoIQ, she served as President, Global Connected Consumer & OnStar Service of
executive roles, including Executive VP Wireless Network Business Unit, at Alcatel-Lucent Inc. (1996-2009). Ms. Chan holds B.Sc. and M.Sc. degrees in Electrical Engineering (Columbia).
Significant expertise/experience:
■ Automotive	■ Senior/Executive Leadership
■ High-Growth Markets	■ Strategy Development
■ Large Cap Company	■ Talent Management/Compensation
■ R&D/Innovation/Technology

Business of the Meeting 17

Hon. V. Peter Harder, P.C., LLD	Independent	CGCNC
Ontario, Canada Age: 69 Tenure: 2+

Other Current Public Company Boards*:
■
None

Total 2021 Compensation:
$215,000
Equity-at-risk (Record Date):
$507,000

Mr. Harder, who previously served on our Board from May 2012 to March 2016, brings to the Board a Canadian-centred, globally aware perspective that draws upon his extensive experience in foreign affairs and international trade. In particular, he possesses a valuable understanding of the workings of China’s political establishment,

(1991-2007). While Deputy Minister of Foreign Affairs, he served the Prime Minister’s Personal Representative to the G-8 and as the first co-chair of the Canada-China Strategic Working Group. After leaving the public service in 2007, Mr. Harder served as the President of the Canada-China Business Council (2008-2015) and as a director to a number of major

as well as its economic drivers, in addition to Canada-China trade and investment issues. Mr. Harder also brings demonstrated expertise regarding compensation	100% 2021 MEETING ATTENDANCE	>99% 2021 ANNUAL MEETING VOTING RESULT	Canadian corporations as well as charitable and not-for-profit organizations. Mr. Harder holds degrees from the University of Waterloo (BA) and Queen’s issues and compensation governance. Mr. Harder currently serves as a member of the Senate of Canada and was the first independent Government Representative in the Senate (2016-2020). Prior to his appointment to the Senate, Mr. Harder was a long-serving Deputy Minister in the Government of Canada

University (MA) and has received an honorary doctorate (LLD) from the University of Waterloo. He is the recipient of the Queen Elizabeth II Golden (2002) and Diamond (2012) Jubilee Medals as well as the Prime Minister’s Outstanding Achievement Award (2000) for public service.

Significant expertise/experience:
■ Governance/Board	■ Risk Oversight
■ High-Growth Markets	■ Senior/Executive Leadership
■ Large Cap Company	■ Strategy Development
■ Legal/Regulatory/Public Policy	■ Talent Management/Compensation

Seetarama S. Kotagiri MSc	Executive	Chief Executive Officer
Michigan, U.S.A. Age: 53 Tenure: 1+

Other Current Public Company Board:
■
None

Total 2021 Compensation:
$10,870,000
Equity-at-risk (Record Date):
$10,192,000

Mr. Kotagiri was appointed as the Chief Executive Officer of Magna effective January 1, 2021 and he is Management’s sole representative on the Board. With over 30 years of industry experience, including 21 years with Magna, he brings extensive knowledge and understanding of the automotive industry, as well as the company’s culture, operations, key personnel, customers, suppliers and the

Magna roles have included: President of Magna Electronics (2016-2018); President of Magna Power and Vision (2018-2020); President of Magna Powertrain Inc. (2017-2019); and various engineering leadership positions at Cosma International (2000-2013). Prior to joining Cosma International, Mr. Kotagiri was a Structural Engineer at General Motors. Mr. Kotagiri has been featured in Business Insider’s 100 People Transforming Business

complex drivers of its success. In addition, Mr. Kotagiri has been instrumental in the company’s growth and evolution through his operational leadership, and has aligned the organization’s strategy	100% 2021 MEETING ATTENDANCE	>99% 2021 ANNUAL MEETING VOTING RESULT	and was named by Automotive News as a 2021 all star in the category CEO, Global supplier. He is currently a member of the Business Council of Canada and the MIT Presidential CEO Advisory Board.

around the megatrends shaping future mobility. Mr. Kotagiri is focused on keeping Magna at the forefront of a changing mobility landscape and accelerating the company’s growth for the benefit of employees, shareholders and customers. Mr. Kotagiri previously served as Magna’s President (2020) and Chief Technology Officer (2014-2019). Other

Mr. Kotagiri has a master’s degree in mechanical engineering from Oklahoma State University with a specialization in materials and structural engineering as well as a Bachelor of Engineering degree from B.V.B. College of Engineering at Karnataka University in India.

Significant expertise/experience
■ Automotive	■ R&D/Innovation/Technology
■ High-Growth Markets	■ Senior/Executive Leadership
■ Large Cap Company	■ Strategy Development
■ Mergers & Acquisitions	■ Talent Management/Compensation

18Business of the Meeting

ELECTION OF DIRECTORS
Business of the Meeting

Dr. Kurt J. Lauk MBA, PhD	Independent	Technology Committee Chair
Baden-Württemberg, Germany Age: 75 Tenure: ~11

Other Current Public Company Boards:
■
Hennessy Capital Investment Corp. V

■
ADS-Tec Energy plc (Nominating (Chair))

Total 2021 Compensation:
$236,000
Equity-at-risk (Record Date):
$2,219,000

Dr. Lauk brings to the Board valuable insights regarding the European automotive industry and the global activities of European OEMs and suppliers, together with a focus on long-term strategy and a strong understanding of technology/innovation both within and outside the automotive

Dr. Lauk possesses extensive European automotive industry experience, primarily through his positions as Member of the Board of Management and Head of World Wide Commercial Vehicles Division of Daimler Chrysler (1996-1999), as well as Deputy Chief Executive Officer and Chief Financial Officer (with responsibility for finance, controlling

industry. Dr. Lauk is the co-founder and President of Globe CP GmbH, a private investment firm established in 2000. His varied experience	100% 2021 MEETING ATTENDANCE	>99% 2021 ANNUAL MEETING VOTING RESULT	and marketing) of Audi AG (1989-1992). He currently serves as a Trustee of the International Institute for Strategic Studies in London and was an
includes service as a Member of European Parliament (2004-2009), including as a Member of Economic and Monetary Affairs Committee and Deputy Member of the Foreign and Security Affairs Committee.
honorary professor and a chair for international studies at the European Business School in Reichartshausen, Germany. Dr. Lauk possesses both a PhD in international politics (Kiel), as well as an MBA (Stanford).

Significant expertise/experience:
■ Accounting/Audit	■ Mergers & Acquisitions
■ Automotive	■ R&D/Innovation/Technology
■ High-Growth Markets	■ Senior/Executive Leadership
■ Large Cap Company	■ Strategy Development

Robert F. MacLellan CPA, MBA	Independent	Audit Committee Chair
Ontario, Canada Age: 67 Tenure: ~4

Other Current Public Company Boards:
■
T. Rowe Price Group, Inc. (Compensation (Chair); Audit)

Total 2021 Compensation:
$240,000
Equity-at-risk (Record Date):
$1,048,000

Mr. MacLellan brings to the Board significant financial and accounting acumen, a track record of executive leadership success, blue-chip board experience and the perspective of the institutional investment community. Subject to re-election at the Meeting, Mr. MacLellan has been selected by Magna’s Board to serve as Chairman. Mr. MacLellan serves as the non-executive Chairman of Northleaf Capital Partners, an

The Toronto-Dominion Bank, TD Mutual Funds and TD Capital Group. He served in various other capacities with TDBFG
(1995-2003). Prior boards include WIND Mobile Group, ACE Aviation Holdings Inc., Yellow Pages Group and Maple Leaf
Sports and Entertainment Ltd.
Mr. MacLellan is a Chartered Accountant and has a B.Comm. (Carleton) and an MBA (Harvard). Mr. MacLellan serves as an independent director of T. Rowe Price

independent global equity and infrastructure fund manager and advisor (since 2009), prior to which he was the Chief Investment Officer of TD Bank Financial	100% 2021 MEETING ATTENDANCE	>99% 2021 ANNUAL MEETING VOTING RESULT	Group, Inc., which is one of Magna’s largest shareholders. As an independent director of T. Rowe Price, Mr. MacLellan has no involvement in portfolio investment decisions.
Group (TDBFG) (2003-2008) where he was responsible for overseeing the management of investments for its Employee Pension Fund,
Significant expertise/experience:
■ Accounting/Audit	■ Risk Oversight
■ Finance/Financial Advisory	■ Senior/Executive Leadership
■ Governance/Board	■ Strategy Development
■ Large Cap Company	■ Talent Management/Compensation
■ Mergers & Acquisitions

Business of the Meeting 19

Mary Lou Maher FCPA, FCA	Independent	Audit Committee
Ontario, Canada Age: 61 Tenure: ~1

Other Current Public Company Boards:
■
Canadian Imperial Bank of Commerce (Risk Management)

■
CAE Inc. (Audit; Human Resources)

Total 2021 Compensation:
$141,000
Equity-at-risk (Record Date):
$320,000

Ms. Maher brings to the Board extensive audit and financial experience. She is a highly regarded and widely respected business advisor having advised client CEOs, CFOs and Boards of Directors on a variety of complex issues.
Ms. Maher was concurrently the Canadian

Ms. Maher has been recognized for her work on inclusion and diversity, receiving the Wayne C. Fox Distinguished Alumni Award from McMaster University and was inducted into the Hall of Fame for the WXN 100 Top Most Powerful Women in Canada. She also received the Lifetime Achievement Award

Managing Partner, Quality and Risk, KPMG Canada, and Global Head of Inclusion and Diversity, KPMG International from October 2017 to	100% 2021 MEETING ATTENDANCE	>99% 2021 ANNUAL MEETING VOTING RESULT	from Out on Bay Street (Proud Strong), as well as the Senior Leadership Award for Diversity from the Canadian Centre for Diversity and Inclusion.

February 2021. Ms. Maher was with KPMG since 1983 and had served in various executive and governance roles, including CFO and CHRO. Ms. Maher also has experience serving on not-for-profit boards, including being Chair of Women’s College Hospital and a member of the CPA Ontario council. In addition, Ms. Maher founded KPMG Canada’s first ever National Diversity Council and was the executive sponsor of pride@kpmg.

Ms. Maher holds a Bachelor of Commerce degree from McMaster University, for which she also serves on the Board of Governors. Ms. Maher serves as an independent director of the Canadian Imperial Bank of Commerce (CIBC), which provides routine banking services to Magna. Magna’s fees to CIBC in 2021 represented less than 0.01% of the bank’s 2021 revenues and are not material to Magna or the bank.

Significant expertise/experience:
■ Accounting/Audit	■ Senior/Executive Leadership
■ Finance/Financial Advisory	■ Strategy Development
■ Large Cap Company	■ Talent Management/Compensation
■ Risk Oversight

William A. Ruh MSc	Independent	Technology Committee
New South Wales, Australia Age: 60 Tenure: ~5

Other Current Public Company Boards:
■
None

Total 2021 Compensation:
$207,000
Equity-at-risk (Record Date):
$1,385,000

Mr. Ruh brings to the Board a track record of success in managing the digital transformation of large industrial companies. He possesses a wealth of expertise in advanced software and automation solutions, including cloud-based platforms, analytics machine included executive roles at: Cisco Systems, Inc. (2004-2011) where he held global responsibility for developing advanced services and solutions; Software AG, Inc. (2001-2004); and The Advisory Board Company (2000-2001), among others. Mr. Ruh has served on the boards of Pivotal

learning and cyber-security, developed over the course of a thirty year career in the software industry. Mr. Ruh is the Chief Executive Officer, Digital	100% 2021 MEETING ATTENDANCE	>99% 2021 ANNUAL MEETING VOTING RESULT	Software, Cadmakers, Akrometrix, Taleris, the American Chamber of Commerce Australia and the Bay Area Council. Mr. Ruh is an accomplished author of Lendlease Group, an international property and infrastructure group. Prior to joining Lendlease, he served as the chief executive officer for GE Digital as well as the senior vice president and Chief Digital Officer (CDO) for GE (2011-2018). Other previous roles of books and papers. He has a B.Sc. and M.Sc. in computer science from California State University, Fullerton where he is a member of the Advisory Board for the School of Engineering.
Significant expertise/experience:
■ Large Cap Company	■ Senior/Executive Leadership
■ Legal/Regulatory/Public Policy	■ Strategy Development
■ R&D/Innovation/Technology	■ Talent Management/Compensation
■ Risk Oversight

20Business of the Meeting

ELECTION OF DIRECTORS
Business of the Meeting

Dr. Indira V. Samarasekera PhD, PEngIndependent	CGCNC Chair
British Columbia, Canada Age: 69 Tenure: ~8

Other Current Public Company Boards:
■
TC Energy (Audit; Human Resources)

■
Stelco Holdings Inc. (Environment, Health and Safety (Chair))

■
Intact Financial (Compliance Review and Corporate Governance; Human Resources and Compensation)

Total 2021 Compensation:
$244,000
Equity-at-risk (Record Date):
$2,572,000

Dr. Samarasekera brings to the Board a proven record of technical expertise, demonstrated leadership, tangible success in building international relationships and a long-standing commitment to R&D/innovation.
Dr. Samarasekera is a corporate director and Senior Advisor at Bennett Jones, LLP.

possesses an M.Sc. in mechanical engineering (California), as well as a PhD in metallurgical engineering (British Columbia). Dr. Samarasekera has also been elected as a Foreign Associate of the National Academy of Engineering in the U.S. She currently serves on the board of the Canadian Institute for Advanced Research. Dr. Samarasekera is

Dr. Samarasekera served as the President and Vice-Chancellor of the University of Alberta from (2005-2015). She is internationally	100% 2021 MEETING ATTENDANCE	>98% 2021 ANNUAL MEETING VOTING RESULT	also a committee member of the TMX Group/Institute of Corporate Directors Committee to Chart the Future of Corporate

recognized as a leading metallurgical engineer, including for her work on steel process engineering for which she was appointed an Officer of the Order of Canada. Among other things, Dr. Samarasekera was previously a member of Canada’s Science, Technology and Innovation Council as well as Canada’s Global Commerce Strategy. She
Governance in Canada.
Significant expertise/experience:
■ Governance/Board	■ R&D/Innovation/Technology
■ Large Cap Company	■ Senior/Executive Leadership
■ Legal/Regulatory/Public Policy	■ Strategy Development

Dr. Thomas Weber PhD	Non-Independent, Non-Executive	Technology Committee
Baden-Württemberg, Germany Age: 67 Tenure: n/a

Other Current Public Company Boards:
■
None

Total 2021 Compensation:
$202,000*

*
Dr. Weber served as a member of Magna’s Technology Advisory Council during 2021 and was paid a fee of EUR 14,875 per month, which has been converted based on the ECB reference Rate on December 31, 2021.

Equity-at-risk (Record Date):
$33,000

Dr. Weber brings to the Board valuable knowledge and experience regarding the global automotive industry, with particular expertise within Europe, as well as the development and production of future-oriented vehicles (including

He currently serves as a director of the German National Academy of Science and Engineering (since 2017) with responsibility for areas related to “mobility of the future” and circular economy. In addition, he is an Honorary Professor in the field of mechanical engineering and mobility

alternative powertrain systems). Dr. Weber’s career spanned a wide range of demanding functions and responsibilities relating to passenger cars within Daimler AG (1990-2016), including	NEW NOMINEE
of the future at the University of Stuttgart (since 2010). Dr. Weber previously served as a member of Magna’s Technology Advisory Council (2019-2021) and is a Mechanical Engineer (Stuttgart), with a doctorate

serving on the Board of Management, responsible for Group Research & Mercedes-Benz Cars Development (2004-2016).	in production and automation (Fraunhofer Institute).
Significant expertise/experience:
■ Automotive	■ Senior/Executive Leadership
■ R&D/Innovation/Technology	■ Strategy Development
■ Risk Oversight	■ Talent Management/Compensation

Business of the Meeting 21

Lisa S. Westlake MBA	Independent	CGCNC
Florida, U.S.A. Age: 60 Tenure: ~3

Other Current Public Company Boards:
■
None

Total 2021 Compensation:
$215,000
Equity-at-risk (Record Date):
$764,000

Ms. Westlake brings to the Board extensive global experience in both human resources and finance, as well as an established reputation for her leadership abilities in organizational transformations, leveraging technology to drive innovation, stakeholder and crisis management, as well as enterprise risk resources and finance roles with Moody’s Corporation, including Chief Human Resources Officer (2008-2017), Vice-President, Investor Relations (2006-2008) and Managing Director, Finance (2004-2006). In a career that spanned nearly 35 years, Ms. Westlake also had a range of Financial Officer and other senior roles at:

management. Ms. Westlake most recently served as the Chief Human Resources Officer of global information and analytics services	100% 2021 MEETING ATTENDANCE	>99% 2021 ANNUAL MEETING VOTING RESULT	American Express Company (1996-2003); The Dun & Bradstreet Corporation (1989-1995); and Lehman Brothers (1984-1987). Ms. Westlake has a
firm, IHS Markit Ltd. (2017-2018), prior to which she served in a range of senior human		B.A. in biochemistry (Dartmouth), as well as an MBA (Columbia).
Significant expertise/experience:
■ Finance/Financial Advisory	■ Risk Oversight
■ Governance/Board	■ Senior/Executive Leadership
■ High-Growth Markets	■ Strategy Development
■ Large Cap Company	■ Talent Management/Compensation
■ Mergers & Acquisitions

22Business of the Meeting

ELECTION OF DIRECTORS
Business of the Meeting

Director Compensation
Objectives of Director Compensation
We have structured director compensation with the aim of attracting and retaining skilled non-executive directors and aligning their interests with the interests of our long-term shareholders. To accomplish these objectives, we believe that such compensation must be competitive with that paid by our S&P/TSX60 peer companies, as well as the global automotive and industrial peers in our executive compensation peer group. Additionally, we believe that a significant portion of such compensation must be deferred until departure from the Board, thus tying the redemption value to the market value of our Common Shares and placing it “at risk” to align the interests of directors with those of shareholders. For purposes of director compensation, non-independent, non-executive directors are compensated on the same basis as Independent Directors. Magna’s Chief Executive Officer, the sole member of Management on the Board, does not receive any incremental compensation for such Board service.
Compensation Structure
We compensate directors through a combination of:
■
Annual Retainer: Directors are paid an annual retainer of $150,000, of which $90,000 (60%) is automatically deferred in the form of DSUs and $60,000 (40%) is paid in cash. In addition to the portion automatically deferred in the form of DSUs, Directors may defer up to 100% of their cash compensation in the form of DSUs. Once a director has achieved the minimum equity maintenance requirement ($750,000 over five years), a minimum of $60,000 (40%) is automatically deferred in the form of DSUs, subject to the director’s election to defer a greater amount.

■
Board Chair Retainer: The Chair is paid a flat annual retainer of $500,000 for all work performed in any capacity other than as a special committee chair. Of such amount, $300,000 (60%) is automatically deferred in the form of DSUs and $200,000 (40%) is paid in cash, subject to the Chair’s election to defer up to 100% of his or her cash compensation in the form of DSUs. Once the Board Chair has achieved the minimum equity maintenance requirement ($1,500,000 over three years), a minimum of $200,000 (40%) is automatically deferred in the form of DSUs, subject to the Board Chair’s election to defer a greater amount.

■
Committee Chair and Committee Member Retainers: In recognition of the additional workload of our Committee Chairs and Committee members, additional retainers are paid to each director acting in each such capacity. These retainers are set at $25,000 for each standing Board Committee. In the case of special committees that may be formed from time to time, the retainer is set at $25,000, unless otherwise determined by the Board. Committee Chair retainers are payable in cash, subject to a director’s election to defer up to 100% of his or her cash compensation in the form of DSUs.

■
Meeting and Work Fees: Meeting and work fees are intended to compensate Directors based on their respective contributions of time and effort to Magna matters. The amounts of these fees are listed in the fee schedule below and are payable in cash, subject to a director’s election to defer up to 100% of his or her cash compensation in the form of DSUs.

The CGCNC has responsibility for reviewing director compensation and typically reviews it approximately every two to three years, with the next such review expected later in 2022.
Business of the Meeting 23

The current schedule of retainers and fees payable to directors is set forth below. No changes were made to the fee schedule in 2021.
Retainer/Fee Type	Amount ($)
Comprehensive Board Chair annual retainer	500,000
Annual retainer	150,000
Committee member annual retainer	25,000
Additional Committee Chair annual retainer
Audit	25,000
CGCNC	25,000
Technology Committee	25,000
Special Committees (unless otherwise determined by the Board)	25,000
Per meeting fee	2,000
Written resolution	400
Additional services (per day)	4,000
Travel days (per day)	4,000
2021 Directors’ Compensation
The following table sets forth a summary of the compensation earned by all individuals who served as directors during the year ended December 31, 2021.
Name	Fees Earned(1)		Share- Based Awards(2)		Option- Based Awards ($)	Non-Equity Incentive Plan Compensation ($)	Pension Value ($)	All Other ($)	Total ($)
	($)	% of Fees	($)	% of Fees
Peter G. Bowie	NIL	–	211,000	100	NIL	NIL	NIL	NIL	211,000
Mary S. Chan	NIL	–	209,000	100	NIL	NIL	NIL	NIL	209,000
Hon. V. Peter Harder	NIL	–	215,000	100	NIL	NIL	NIL	NIL	215,000
Dr. Kurt J. Lauk	176,000	75	60,000	25	NIL	NIL	NIL	NIL	236,000
Robert F. MacLellan	NIL	–	240,000	100	NIL	NIL	NIL	NIL	240,000
Mary Lou Maher	NIL	–	141,000	100	NIL	NIL	NIL	NIL	141,000
William A. Ruh	NIL	–	207,000	100	NIL	NIL	NIL	NIL	207,000
Dr. Indira V. Samarasekera	55,000	23	189,000	77	NIL	NIL	NIL	NIL	244,000
Lisa S. Westlake	56,000	26	159,000	74	NIL	NIL	NIL	NIL	215,000
Cynthia A. Niekamp	151,000	72	60,000	28	NIL	NIL	NIL	NIL	211,000
William L. Young	300,000	60	200,000	40	NIL	NIL	NIL	NIL	500,000
Notes:
1.
Consists of all retainers and fees paid to the director in cash. NIL indicates that 100% of the retainers and fees earned were deferred in the form of DSUs.

2.
Consists of retainers and fees deferred in the form of DSUs pursuant to the DSU Plan (as defined under “Deferred Share Units”).

Dr. Thomas Weber, a nominee for election at the Meeting, did not serve as a director during 2021. However, he served as a member of Magna’s Technology Advisory Council and was paid approximately $202,000 during 2021 for such service.
24Business of the Meeting

ELECTION OF DIRECTORS
Business of the Meeting

Deferred Share Units
Mandatory Deferral Creates Alignment With Shareholders
We maintain a Non-Employee Director Share-Based Compensation Plan (the “DSU Plan”), which governs the retainers and fees that are deferred in the form of DSUs. In addition to the 60% of the annual retainer that is automatically deferred, each non-executive director may annually elect to defer up to 100% (in increments of 10%) of his or her total annual cash compensation from Magna (including Board and Committee retainers, meeting attendance fees, work and travel day payments and written resolution fees). Once the minimum equity maintenance requirement has been met, 40% of the annual retainer is automatically deferred in the form of DSUs, subject to a director’s election to defer a greater proportion. All DSUs are fully vested on the date allocated to a director under the DSU Plan. Amounts deferred under the DSU Plan cannot be redeemed until a director’s departure from the Board. The mandatory deferral aims to align the interests of non-executive directors with those of shareholders.
DSU Value is “At Risk”
DSUs are notional stock units. The value of a DSU increases or decreases in relation to the NYSE market price of one Magna Common Share, and dividend equivalents are credited in the form of additional DSUs at the same times and in the same amounts as dividends that are declared and paid on our Common Shares. Upon a director’s departure from the Board, we will deliver Magna Common Shares equal to the number of whole DSUs credited to the director in satisfaction of the redemption value of the DSUs.
Outstanding Share-Based Awards
The following table sets forth outstanding share-based awards (DSUs) for all individuals who served as directors during the year ended December 31, 2021:
Name	Option-Based Awards				Share-Based Awards
	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date (mm/dd/yy)	Value of Unexercised In-The- Money Options ($)	Number of Shares or Units That Have Not Vested (#)	Market or Payout Value of Share- Based Awards That Have Not Vested ($)	Market or Payout Value of Vested Share-Based Awards Not Paid Out or Distributed(1) ($)
Peter G. Bowie	NIL	NIL	NIL	NIL	NIL	NIL	4,775,000
Mary S. Chan	NIL	NIL	NIL	NIL	NIL	NIL	1,627,000
Hon. V. Peter Harder	NIL	NIL	NIL	NIL	NIL	NIL	624,000
Dr. Kurt J. Lauk	NIL	NIL	NIL	NIL	NIL	NIL	2,900,000
Robert F. MacLellan	NIL	NIL	NIL	NIL	NIL	NIL	1,331,000
Mary Lou Maher	NIL	NIL	NIL	NIL	NIL	NIL	137,000
William A. Ruh	NIL	NIL	NIL	NIL	NIL	NIL	1,782,000
Dr. Indira V. Samarasekera	NIL	NIL	NIL	NIL	NIL	NIL	3,350,000
Lisa S. Westlake	NIL	NIL	NIL	NIL	NIL	NIL	832,000
Cynthia A. Niekamp	NIL	NIL	NIL	NIL	NIL	NIL	1,083,000
William L. Young	NIL	NIL	NIL	NIL	NIL	NIL	9,811,000
Note:
1.
Represents the value of Independent Directors’ aggregate DSU balance, which includes dividends credited in the form of additional DSUs, based on the closing price of Magna Common Shares on the NYSE on December 31, 2021.

Business of the Meeting 25

Incentive Plan-Awards – Value Vested During the Year
The values of share-based awards (DSUs) which vested in the year ended December 31, 2021 are set forth below in respect of each director who served during 2021:
Name	Option-Based Awards – Value Vested During the Year ($)	Share-Based Awards – Value Vested During the Year(1) ($)	Non-Equity Incentive Plan Compensation – Value Earned During the Year ($)
Peter G. Bowie	NIL	310,000	NIL
Mary S. Chan	NIL	242,000	NIL
Hon. V. Peter Harder	NIL	227,000	NIL
Dr. Kurt J. Lauk	NIL	120,000	NIL
Robert F. MacLellan	NIL	266,000	NIL
Mary Lou Maher	NIL	142,000	NIL
William A. Ruh	NIL	243,000	NIL
Dr. Indira V. Samarasekera	NIL	258,000	NIL
Lisa S. Westlake	NIL	175,000	NIL
Cynthia A. Niekamp	NIL	82,000	NIL
William L. Young	NIL	404,000	NIL
Note:
1.
Represents the aggregate grant date value of retainers and fees deferred in the form of DSUs in 2021 as disclosed in the table under the heading “2021 Directors’ Compensation”, together with dividends credited in the form of additional DSUs on Independent Directors’ aggregate DSU balance (which includes DSUs granted in prior years) as follows:

	Dividends on Aggregate DSUs ($)		Dividends on Aggregate DSUs ($)
Peter G. Bowie	99,000	William A. Ruh	36,000
Mary S. Chan	33,000	Dr. Indira V. Samarasekera	69,000
Hon. V. Peter Harder	12,000	Lisa S. Westlake	16,000
Dr. Kurt J. Lauk	60,000
Robert F. MacLellan	26,000	Cynthia A. Niekamp	22,000
Mary Lou Maher	1,000	William L. Young	204,000
Trading Blackouts and Restriction on Hedging Magna Securities
Trading Blackouts
Directors are subject to the terms of our Insider Trading and Reporting Policy and Code of Conduct & Ethics, both of which restrict directors from trading in Magna securities while they have knowledge of material, non-public information. One way in which we enforce trading restrictions is by imposing trading “blackouts” on directors for specified periods prior to the release of our financial statements and as required in connection with material acquisitions, divestitures or other transactions. The regular quarterly trading blackouts commence at 11:59 p.m. on the last day of each fiscal quarter and end 48 hours after the public release of our quarterly financial statements. Special trading blackouts related to material transactions extend to 48 hours after the public disclosure of the material transaction or other conclusion of the transaction.
Anti-Hedging Restrictions
Directors are not permitted to engage in activities that would enable them to improperly profit from changes in our stock price or reduce their economic exposure to a decrease in our stock price. Prohibited activities include “puts”, “collars”, equity swaps, hedges, derivative transactions and any transaction aimed at limiting a director’s exposure to a loss or risk of loss in the value of the Magna securities that he or she holds.
26Business of the Meeting

REAPPOINTMENT OF DELOITTE
Business of the Meeting

3	Reappointment of Deloitte as Magna’s Independent Auditors
93%	>99%	8
Audit / Related Fees	2021 Votes FOR	Fiscal Yrs as auditor
Deloitte, an Independent Registered Public Accounting Firm, was first appointed Magna’s independent auditors on May 8, 2014 and has audited Magna’s consolidated financial statements for the fiscal years ended December 31, 2014 and after. Deloitte reports directly to the Audit Committee, which oversees the firm’s work, evaluates its performance and sets its compensation.
The Audit Committee believes that Deloitte provides value to Magna’s shareholders through its methodical, independent challenge to Magna’s external financial reporting. Deloitte’s audit approach is based on an audit risk assessment, which is continuously updated throughout the year. Audit risks identified in the risk assessment are addressed through pin-pointing audit procedures that reflect Deloitte’s understanding of Magna-specific factors as well as the general business environment in which Magna operates. The firm’s communications to the Audit Committee demonstrate strong audit quality, professional skepticism and innovation in the audit, including through the effective use of data analytics. The Audit Committee is satisfied that Deloitte’s integrated audit team consists of audit professionals and specialists who are qualified and experienced to provide audit services in the regions in which Magna operates. The firm has demonstrated a commitment to promoting a learning culture within its own team and sharing the firm’s insights, perspectives and best practices with the Audit Committee, the Board, internal audit, as well as management and Magna’s finance teams.
Accordingly, the Audit Committee recommends that you vote
FOR reappointment of Deloitte.
Deloitte’s Independence
Deloitte is independent with respect to the Company within the applicable rules and regulations adopted by the Securities Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario. In order to protect Deloitte’s independence, the Audit Committee has a process for pre-approving all services provided by, and related fees to be paid to, Deloitte. This process includes quarterly review of any incremental services proposed to be provided by Deloitte, together with associated costs. Audit Committee approval is required for any services that have not previously been pre-approved. In assessing the impact of any proposed services on auditor independence, the Audit Committee considers whether:
■
the services are consistent with applicable auditor independence rules;

■
the independent auditors are best positioned to provide the most effective and efficient service, for reasons such as familiarity with Magna’s business, people, culture, accounting systems and risk profile; and

■
the services enhance Magna’s ability to manage or control risks and improve audit quality.

The Audit Committee has also established a process to pre-approve the future hiring (if any) of current and former partners and employees of Deloitte engaged on Magna’s account in the prior three fiscal years. There was one such hiring in 2021, which was pre-approved in accordance with the Audit Committee’s pre-approval process.
Business of the Meeting 27

Services and Fees
Services provided by independent auditors may fall into one of the following categories: audit services, audit-related services, tax services and other permitted services. The nature of the services in each of these categories is detailed below.
None of the services provided by Deloitte in 2021 were treated as exempt from pre-approval pursuant to the de minimis provision of paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.
Pursuant to this approval process, the Audit Committee approved and Magna was billed the following fees for services provided by Deloitte in respect of 2021 and 2020:
Type of Services	2021		2020
	Fees ($)	% of Total	Fees ($)	% of Total
Audit(1)	9,453,000	58	9,032,000	56
Audit-related(2)	5,603,000	35	5,332,000	33
Tax(3)	999,000	6	911,000	6
Other Permitted(4)	195,000	1	738,000	5
Total	16,250,000	100	16,013,000	100
Notes:
1.
Services performed in order to comply with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including integrated audit of the consolidated financial statements and quarterly reviews. In some cases, these may include an appropriate allocation of fees for tax services or accounting consultations, to the extent such services were necessary to comply with the standards of the PCAOB. This category includes the audit of our internal control over financial reporting for purposes of Section 404 of the Sarbanes-Oxley Act of 2002.

2.
Assurance and related services, including such things as due diligence relating to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, services related to statutory audits of certain foreign subsidiaries, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. Audit-related services actually provided by Deloitte in respect of 2021 consisted of: services related to statutory audits of certain foreign subsidiaries, assurance service and procedures related to attest engagements not required by statute or regulation, as well as other assurance services.

3.
Tax compliance, planning and advisory services, excluding any such services required in order to comply with the standards of the PCAOB that are included under “Audit Services”. The tax services actually provided by Deloitte in respect of 2021 consisted of: domestic and international tax advisory, compliance and research services, as well as transfer pricing advisory services.

4.
All permitted services not falling under any of the previous categories.

Unless otherwise instructed, the persons designated in the form of proxy or Voting Instruction Form intend to vote FOR the resolution reappointing Deloitte.
Representatives of Deloitte are expected to participate at the Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.
28Business of the Meeting

TREASURY PSU PLAN
Business of the Meeting

4	Treasury PSU Plan
Overview
Shareholders are being asked to ratify the 2022 Treasury Performance Stock Unit Plan (the “Treasury PSU Plan”) adopted by the Board on March 24, 2022. Under the Treasury PSU Plan, the Board would be able to grant performance stock units (“PSUs”) that would be settled at the end of the performance period through the issuance of new Magna Common Shares from treasury. Each PSU is a notional share that would be settled by delivery of one Magna Common Share.
Rationale for the Treasury PSU Plan
Compensation deferral rules under the Income Tax Act (Canada) generally restrict the deferral of compensation beyond three years. In the case of equity compensation in the form of stock units, such as PSUs, the deferral can extend beyond three years if granted from treasury under a plan such as the Treasury PSU Plan. Accordingly, the Treasury PSU Plan has been adopted and is being submitted for shareholder ratification in order to enable the Board the flexibility to grant PSUs with a term and performance period longer than three years. Assuming shareholder approval of the Treasury PSU Plan, the Board will determine the specific terms applying to any grant of PSUs, including performance conditions and vesting. PSUs granted under the Treasury PSU Plan may include future grants of ROIC PSUs and rTSR PSUs, but are not limited to such PSUs. Currently, the Common Shares delivered upon redemption of ROIC PSUs and rTSR PSUs are purchased on the secondary market under Magna’s normal course issuer bid following the end of the three-year performance period of such PSUs.
Potential Maximum Dilution
The maximum aggregate number of Magna Common Shares that could be issued under the Treasury PSU Plan to settle PSU grants is 3,000,000 Common Shares representing 1.0% dilution as of the date of this Circular. No PSUs have been conditionally granted under the Treasury PSU plan.
Magna currently has one equity compensation plan under which shares may be issued from treasury — our 2009 Incentive Stock Option Plan (the "2009 Plan"), which was ratified by shareholders in 2010. As of the Record Date, a total of 6,090,512 stock options had been granted and remained exercisable, representing 2.1% of Magna's issued and outstanding Common Shares. Additionally, as of the Record Date, 2,110,188 stock options remained available for future grant, representing 0.7% of Magna's issued and outstanding Common Shares. As a result, the maximum aggregate dilution which could result from both the Treasury PSU Plan and the 2009 Plan would be 3.8%, based on the number of Common Shares issued and outstanding as of the Record Date. Refer to “Incentive Plans and Awards” in this Circular for more information related to the 2009 Plan.
Plan Summary
The following is a summary of the key provisions of the Treasury PSU Plan:
Eligible participants:
Current, actively employed employees of Magna or any of Magna’s subsidiaries are eligible for grants under the Treasury PSU Plan. While we contemplate that treasury PSUs would likely be granted primarily for members of Magna’s Executive Management and other senior leaders, eligibility is not limited to such leaders. Members of Magna’s Board of Directors and independent consultants are not eligible participants. However, if an eligible participant transitions from an employment relationship to a consulting relationship, this is not treated as a termination for purposes of vested awards.

Business of the Meeting 29

Plan Administrator:
Magna’s Board is the Plan Administrator, except to the extent it has delegated responsibilities to the CGCNC. Through the Board Charter and CGCNC Charter, the Board has delegated general responsibility to the CGCNC to make recommendations related to executive and incentive compensation. Additionally, in the Treasury PSU Plan, the Board has delegated to the CGCNC responsibility for:

■ determining the employees to whom PSU grants will be made;
■ establishing award terms, including performance goals and duration of the performance period;
■ making determinations related to cancellation, amendment, adjustment, acceleration, termination, waiver of termination or any other changes to any grant of PSUs under the Treasury PSU Plan;

■
interpreting the Treasury PSU Plan and any award agreement thereunder, as well as adopting, amending, prescribing and rescinding administrative guidelines and other rules and regulations relating to the plan and any award agreement thereunder; and

■ making all other determinations and taking all other actions necessary or advisable for the implementation and administration of the plan and any award agreement thereunder.
Maximum Number of Underlying Shares:	3,000,000 Magna Common Shares, representing 1.0% of our issued and outstanding Common Shares as of the Record Date.
Securities Awarded Under the Plan:	None as of the Record Date.
Limits on Insider Participation:	The maximum number of Common Shares:
■ issued to Magna “insiders” within any one-year period; and
■ issuable to Magna “insiders” at any time.

under the Treasury PSU Plan, 2009 Incentive Stock Option Plan and any other “security-based compensation arrangement” (as defined in the TSX Company Manual) shall not exceed 10% of Magna’s total issued and outstanding Common Shares. Other than this limit, the Treasury PSU Plan does not provide for a maximum number of Common Shares that may be issued to one participant.

Vesting Terms:
Unless otherwise specified at the time of grant, following completion of the performance period applicable to PSUs granted under the Treasury PSU Plan, the CGCNC will assess Magna’s actual performance in relation to the applicable performance goals and determine the number of PSUs that vest.

Performance Period Duration:	The CGCNC will determine the duration of the PSU performance period applicable to any grant of PSUs, which shall not be less than three years, nor more than seven years.
Termination of Employment
Under the Treasury PSU Plan, if a participant retires, is terminated without cause, dies or becomes permanently disabled, the participant’s unvested PSUs will vest on a pro rated basis to the date of retirement, termination without cause, death or disability. If a participant resigns (other than in connection with a retirement) or is terminated with cause, the participant’s unvested PSUs will be forfeited and cancelled as of the date of resignation or termination.
The shares underlying any PSUs forfeited and cancelled in connection with a termination of employment will be added back to the share reserve for future grant.

Assignability:	Participants may not assign or transfer PSUs except to certain Permitted Assigns (as defined in National Instrument 45-106 of the Canadian Securities Administrators).
30Business of the Meeting

TREASURY PSU PLAN
Business of the Meeting

Change of Control:
In the event of a “Change of Control,” the CGCNC may, without the consent of any participant, take such steps as are necessary or desirable to cause the conversion or exchange of any outstanding PSU into or for shares, share units, rights or other securities of substantially equivalent value (or greater value) in any entity participating in or resulting from a Change of Control. A Change of Control means:

■
completion of a transaction in which any person acquires beneficial ownership of 50% or more of Magna’s Common Shares, including in connection with any merger, consolidation, arrangement or similar transaction;

■
completion of the sale of all or substantially all of Magna’s assets, other than to a person that controls, is controlled by or under common control with Magna prior to such transaction (a “Related Entity”);

■ the dissolution or liquidation of Magna except in connection with the distribution of assets to one or more persons that were Related Entities prior to such event; or
■ any other event that, in the opinion of the Plan administrator, reasonably constitutes a change of control of the Corporation.
Plan Amendment Procedure:	Shareholder approval is required for any of the following amendments to the Treasury PSU Plan:
■ an increase in the number of Shares reserved for issuance under the Plan, except as a result of a reorganization of Magna’s capital;
■ an amendment to remove or exceed the 10% limit on insider participation described above under “Limits on Insider Participation”;
■ an amendment to eligible participants to permit participation by non-employee directors;

■
an amendment that permits a PSU grant to be transferred to a person other than a Permitted Assign (as defined in National Instrument 45-106 of the Canadian Securities Administrators), or for normal estate settlement purposes; and

■ an amendment of the section of the Treasury PSU Plan specifying matters requiring shareholder approval, except where such an amendment adds matters to be subject to shareholder approval.
The Plan Administrator may, without shareholder approval, amend the Treasury PSU Plan or any grant of PSUs to, among other things:
■ make any amendments to the vesting provisions of any grant;

■
make any amendments that are not inconsistent with the plan that, in the good faith opinion of the Plan Administrator, may be necessary or desirable as a result of changes in law in any jurisdiction where a participant resides, provided that such amendments are not materially prejudicial to the interests of the participants; or

■ making changes or corrections required to cure or correct any ambiguity, defect, inconsistent provision, clerical omission, mistake or manifest error.
Ratification of the Treasury PSU Plan requires approval by a simple majority of shareholders. The text of the approval resolution reads as follows:
“Resolved that the 2022 Treasury Performance Stock Unit Plan, with a plan maximum of 3,000,000 Common Shares that may be reserved for issuance pursuant to grants made under such plan, as described in the accompanying Management Information Circular/Proxy Statement, is ratified and confirmed by shareholders.”
The Board recommends that you vote FOR ratification of the Treasury PSU Plan
Unless otherwise instructed, the Magna officers whose names have been pre-printed on the form of proxy or Voting Information Form intend to vote FOR ratification of the Treasury PSU Plan
Business of the Meeting 31

5	Say on Pay

IN THIS SECTION
	33	Compensation and Performance Report
	39	Compensation Discussion & Analysis
	55	Summary Compensation Table
	57	Incentive Plans and Awards
93% 2021 Say on Pay
At the Meeting, shareholders will again have the opportunity to cast an advisory, non-binding vote on Magna’s approach to executive compensation – this is often referred to as “Say on Pay”. We most recently held a Say on Pay vote at our May 6, 2021 annual meeting of shareholders, which was supported by a substantial majority (93%) of the votes cast on the resolution. Although Say on Pay votes are non-binding, the CGCNC will consider the results when assessing future compensation decisions.

The text of the resolution reads as follows:
“Resolved, on an advisory basis and not to diminish the roles and responsibilities of the board of directors, that the shareholders accept the approach to executive compensation disclosed in the accompanying Management Information Circular/Proxy Statement.”
Our approach to executive compensation is set out in detail in the Compensation and Performance Report and the CD&A in this Circular. Included in these sections is a detailed discussion and benchmarking results demonstrating the relationship between executive compensation and corporate performance over a three-year period. We encourage you to carefully read these sections of this Circular.
The Board recommends that you vote FOR our Say on Pay resolution
Unless otherwise instructed, the Magna officers whose names have been pre-printed on the form of proxy or Voting Instruction Form intend to vote FOR the Say on Pay resolution.
32Business of the Meeting

COMPENSATION/ PERFORMANCE
Business of the Meeting

Compensation and Performance Report
March 24, 2022
Dear Fellow Shareholders,

The CGCNC supports the Board by assessing compensation and benchmarking data within the context of corporate performance, corporate strategy, risk considerations, as well as the general objectives underlying Magna’s system of executive compensation. Based on Committee members’ expertise and judgement, as well as the perspectives and advice of the CGCNC’s independent advisors, the CGCNC makes recommendations to the Board to assist it in fulfilling its responsibilities related to executive compensation matters.

We are pleased to share with you our approach to executive compensation at Magna, including the basis for our compensation decisions applicable to Magna’s Chief Executive Officer and other Named Executive Officers.
We believe that executive compensation is one of the most important tools to drive desired management behaviours within the context of any company’s culture, business and industry. Magna operates a lean manufacturing business in a highly competitive and rapidly evolving industry. Accordingly, the company’s executive compensation system has been structured to promote operational efficiency and effectiveness over the short term, through a highly variable annual incentive focused on profitable growth. At the same time, Magna’s system of executive compensation includes a package of balanced incentives incorporating multiple metrics aimed at creating long-term value and aligning the interests of executives and shareholders. Overall, Magna’s system aims to support Magna’s objectives in attracting, motivating and retaining world-class leaders, through the opportunity of earning superior compensation for achieving superior performance.
At the same time, executive compensation systems must promote responsible decision-making by management and incorporate the baseline compensation governance practices expected by shareholders to create fair compensation outcomes that appropriately balance risk and reward. We continue to believe that Magna’s executive compensation system reflects best practices and promotes appropriate outcomes.
Magna’s Financial and Operating Performance in 2021
Overview
Just as 2020 was a heavily disrupted year due to the COVID-19 pandemic, 2021 was a heavily disrupted year due to significant supply chain constraints, particularly semiconductor chip shortages that negatively impacted global light vehicle production. Largely due to these challenges, Magna’s customers’ production schedules were unpredictable, causing labour and other operational inefficiencies at the company’s facilities. Magna’s financial results in 2021 were also impacted by inflationary cost increases in production inputs including commodities, labour and freight.
At a high level:
■
global light vehicle production increased 4% in 2021;

■
Total sales increased 11% to $36.2 billion, compared to $32.6 billion in 2020, significantly outpacing the growth in vehicle production;

■
Diluted earnings per share were $5.00 in 2021, compared to $2.52 in 2020; and

■
Adjusted diluted earnings per share were $5.13, compared to $3.95 in 2020.

Magna continued to invest in its business, including:
■
$1.4 billion for fixed assets;

■
$517 million associated with the company’s joint venture interest in LG Electronics, which manufactures electric motors, inverters and on-board chargers, as well as complete electric drive systems for certain automakers;

■
$403 million in investment and other asset spending; and

■
$81 million for public and private equity investments and acquisitions.

Business of the Meeting 33

Additionally, Magna returned over $1 billion to shareholders in 2021 through $517 million in share repurchases and $514 million in dividends, with the Board increasing Magna’s fourth quarter dividend by 5% to $0.45 per share, reflecting its continued confidence in the company’s future.
Magna’s strong operational performance in a challenging environment is reflected in solid TSR and top-quartile rTSR performance relative to companies in Magna’s rTSR peer group.
2021
Absolute TSR(1)	17.5%
rTSR (rank of 15 peers in rTSR Peer Group)	4
rTSR (percentile rank compared to rTSR Peer Group)	P79
Note:
1.
Beginning and end dates for the calculation period based on 20 trading day average, consistent with Magna’s rTSR PSU methodology. Absolute TSR for 2021 on a straight calendar year basis was 16.6%.

Based on the above, we are satisfied that the “shareholder experience” in 2021 was positive in spite of the industry-wide disruptions experienced.
A full discussion of Magna’s 2021 financial performance can be found in the Management’s Discussion and Analysis of Results of Operations and Financial Position for the year ended December 31, 2021.
Advancement of Strategic Priorities
Magna had a number of strategic highlights in 2021:
Electrification – the company continues to advance its position in electrification in order to capitalize on the global shift towards vehicle electrification, including:
■
completing its joint venture transaction with LG Electronics;

■
winning two additional integrated e-drive programs, including both primary and secondary drive systems;

■
being awarded a new program from Daimler for a family of dual-clutch transmissions, including both traditional and hybrid variants;

■
launching the company’s first battery enclosures business for General Motors on a new electric vehicle model.

New OEMs – the global shift to electrification has fostered the emergence of a number of new, electric vehicle focused OEMs. Magna continues to pursue opportunities and grow its business with such OEMs. Significant 2021 achievements include:
■
the launch of the Arcfox α-S, through the company’s complete vehicle manufacturing joint venture operation with BJEV; and

■
signing a long-term manufacturing agreement for the production of the Fisker Ocean SUV at the company’s assembly facility in Graz, Austria, with manufacturing scheduled to begin in November of 2022;

Advanced Driver Assistance Systems (“ADAS”) – Magna continues to progress with development of its advanced driver assistance systems business, as evidenced by:
■
the award of a new program for advanced front cameras from a European-based global OEM;

■
the addition of more than 120 employees from Optimus Ride, to enhance Magna’s capabilities in ADAS; and

■
the award of an industry-first integrated driver and occupant monitoring system with a German-based automaker.

Leadership & Succession Planning
In addition to the achievements above, 2021 was a year marked by the seamless transition of Magna’s leadership from Donald J. Walker to Seetarama S. Kotagiri. In addition to Mr. Kotagiri’s immediate galvanization of the organization to accelerate advancement of its strategic priorities at a time of rapid industry disruption, 2021 saw his determined but disciplined pursuit of a major acquisition target in the ADAS product area, Veoneer Inc. (“Veoneer”). While Magna’s offer for Veoneer was bettered by a rival bidder, Mr. Kotagiri demonstrated discipline in recommending to the Board that Magna not engage in a bidding war, as well as agility in promptly seeking alternatives to continue building the company’s ADAS business.
34Business of the Meeting

COMPENSATION/ PERFORMANCE
Business of the Meeting

During 2021, Magna’s leadership development and succession planning processes were also drawn upon to facilitate other significant senior leadership role successions, such as the promotion of Vincent J. Galifi from Chief Financial Officer to President, Patrick W.D. McCann from Senior Vice-President, Finance to Chief Financial Officer, as well as Anton Mayer from Executive Vice-President, Research & Development to Chief Technology Officer, all effective as of January 1, 2022.
Employee-Focused Initiatives & ESG
Under Mr. Kotagiri’s direction, Magna’s human resources team designed improvements to the company’s Employee Equity and Profit Participation Program, as well as enhancements to the company’s defined contribution retirement programs in North America and Europe to better prepare employees for their retirement. All of these changes were launched early in 2022.
During 2021, Magna continued to build on its diversity and inclusion initiatives, including through the establishment of an LGBTQ+ employee resource community (“ERC”), which joins the company’s existing “Wx” women’s exchange and “Edge” race and ethnicity ERCs. Beyond the ERCs, Magna’s broad diversity and inclusion, as well as other employee-focused initiatives and programs, continued to garner recognition, including:
■
U.S.:
Forbes – Best Employers

■
Germany:
Financial Times – Diversity Leader

■
Canada:
Universum – Most Attractive Employers

■
China:
51job – Top 100 Excellence Employer of China

In April 2021, the company articulated its climate change goals, targeting carbon neutrality in its operations (Scope 1 & 2) by 2025 in Europe and 2030 globally. This commitment is rooted in a science-based approach aligned with the Paris Climate Accord. Efforts to achieve Magna’s commitment are well underway, including through:
■
establishment of a bottom-up organizational structure to advance the company’s efforts;

■
various energy optimization initiatives globally at Magna’s manufacturing divisions;

■
regional efforts to transition to renewable energy;

■
introduction of a new internal approval process for “green” capital projects;

■
incorporation of sustainability metrics into Magna’s MAFACT operational efficiency system;

While increasing its efforts to reduce its overall environmental and carbon footprints over the long term, Magna continues to implement its leading environmental, health and safety programs and drive its zero incident culture in these areas.
Executive Compensation Decisions for 2021
During 2021, the CGCNC monitored the impact of production volume disruptions related to supply chain constraints, as well as increasing inflation and other factors on 2021 executive compensation. In spite of the fact that the impacts of such factors were out of the ordinary course and were felt industry-wide, no discretionary compensation actions were taken by the CGCNC to modify payouts under Magna’s STI.
The CGCNC did, however, review and make an adjustment to the calculation of 2021 ROIC for purposes of the company’s ROIC PSUs. Magna’s ROIC PSUs have a three-year performance period, which can pose a challenge when significant investments are being made during the performance period, which will not generate returns until long after the end of the performance period. This applies with respect to Magna’s expenditures in electronics/ADAS, electric mobility and its corporate R&D (“EE&C”), which reduce Net Income and thus ROIC for purposes of the ROIC PSUs. Early in 2022, the CGCNC reviewed the scale of such expenditures and considered both the expected time frame before they would generate returns, as well as their impact on the outstanding grants of ROIC PSUs. Recognizing that continued inclusion of EE&C expenditures could serve as a disincentive to critical investments for future growth, the CGCNC determined to exclude EE&C expenditures in calculating 2021 ROIC for purposes of the ROIC PSUs. In arriving at this determination, the CGCNC was mindful of the fact that the overall impact to the payout of 2019 ROIC PSUs was modest and that such PSUs still paid out below target, significantly due to the impact of COVID-19 on 2020 ROIC, which was not adjusted.
The impact of the CGCNC’s determination on the 2019 ROIC PSUs, which were redeemed in February 2022, is reflected in the tables below:
Annual ROIC (%)
2019	2020	2021 Actual	2021 Adjusted
11.8	6.2	11.6	13.6
Business of the Meeting 35

ROIC PSU payouts are calculated as an average of the implied payout levels attributable to annual ROIC for each year of the performance period. Applying the adjusted ROIC levels results in the following outcomes:
Implied Annual Payout Level (0%-200%)				2019 ROIC PSU Payout
2019	2020	2021 Actual	2021 Adjusted	Unadjusted	Adjusted
82%	0%	80%	100%	54%	60%
Payments of the 2019 ROIC PSUs were as follows based on the closing price of Magna Common Shares on NYSE February 11, 2022, which was the value date for such PSUs that vested on February 14, 2022:
	Unadjusted PSUs (#)	Adjusted PSUs (#)	Difference in Value ($)
Seetarama S. Kotagiri	8,674	9,637	73,000
Vincent J. Galifi	18,393	20,437	155,000
Tommy J. Skudutis	18,393	20,437	155,000
Günther F. Apfalter	6,584	7,315	55,000
Eric S. Wilds	—	—	—
The same exclusion of EE&C expenditures was applied to the calculation of 2021 annual ROIC for purposes of the outstanding 2020 ROIC PSUs and 2021 ROIC PSUs, as well as the 2022 ROIC PSUs granted in February 2022. As such expenditures begin to deliver returns in future years, the CGCNC will reassess the appropriateness of the continued exclusion of EE&C expenditures and determine what actions may be appropriate to take into account the returns being generated by the EE&C expenditures.
Total 2021 CEO Compensation
Compensation for Magna’s CEO during 2021, Seetarama S. Kotagiri, consisted of a low base salary, a profit-driven STI, as well as LTIs tied to value-creation on both an absolute basis and relative to industry peers. Mr. Kotagiri’s base salary and target STI represented 40% of his target total direct compensation (TDC) $12.0 million, with target LTI values representing 60% of such target amount. Mr. Kotagiri’s TDC was set by the Board in 2020, in connection with his promotion to Chief Executive Officer effective January 1, 2021.
	Target TDC ($)	2021 TDC ($)	2021 TDC vs. Target TDC
Base Salary	325,000	325,000	−9.4%
STI	4,475,000	3,345,000
LTIs (at target)
ROIC PSUs	2,880,000	2,880,000
rTSR PSUs	1,440,000	1,440,000
Stock Options	2,880,000	2,880,000
Total	12,000,000	10,870,000
The CGCNC engaged its independent compensation advisor, Hugessen, to perform a “realized/realizable” compensation analysis of Mr. Kotagiri’s 2021 compensation in order to help the CGCNC in assessing compensation outcomes. Realized/realizable compensation provides an indication of how the different elements of compensation are actually performing as of a point in time. Such an analysis for Mr. Kotagiri’s realized/realizable compensation as of December 31, 2021, takes into account his base salary and actual STI for 2021, together with:
■
the realized value of ROIC PSUs and rTSR PSUs for which the performance period is complete, factoring-in the applicable payout level and change in share price;

■
the December 31, 2021:

■
value of the ROIC PSUs and rTSR PSUs for which the performance period is not yet complete, factoring-in the implied payout level and change in share price;

■
outstanding restricted stock units; and

■
“in-the-money” value of stock options granted.

36Business of the Meeting

COMPENSATION/ PERFORMANCE
Business of the Meeting

				Realized/Realizable vs.
	Year	Actual TDC(1) ($)	Realized/Realizable Value As of 12/31/21 ($)	Target TDC	Actual TDC	Cumulative TSR(2) (%)	ROIC(3) (%)
Seetarama S. Kotagiri	2021	10,870,000	11,311,000	-5.7%	4.1%	16.6	13.5
Notes:
1.
Actual TDC includes base salary, STI and the grant date value of LTI compensation awarded during the year, as reported in the Summary Compensation Table.

2.
Represents the cumulative total shareholder return, assuming dividends, for the period from January 1 to December 31, 2021.

3.
Represents adjusted annual ROIC for purposes of the ROIC PSUs, as defined in Section C of the CD&A.

We believe that the outcomes in the table above demonstrate an appropriate relationship between pay and performance that is linked to the experience of the shareholder. In particular, the analysis demonstrates that realized/realizable pay for a given year provides reasonable upside potential and downside exposure based on shareholder value creation as measured by TSR, ROIC and rTSR.
Pay for Performance
The Say on Pay vote at the Meeting represents your opportunity to express to us your view as to whether the company’s approach to executive compensation generates outcomes that are justified by Magna’s performance. There is no single way of assessing the relationship between pay and performance, nor any one metric on its own that can convey a complete picture as to such relationship. However, in light of the following considerations, we are satisfied that compensation outcomes are justified by performance:
■
sensitivity of the STI to the deterioration in Magna’s Income from operations before income taxes (“Pre-Tax Profit”) in 2021;

■
leverage in the compensation program, as a result of the equity-based LTIs in the system;

■
Magna’s record of creating value, as evidenced by the cumulative TSR reflected in the realized/realizable compensation analysis above, as well as the company’s rTSR performance;

■
Magna’s continuing profitability and strong cash flow generation, despite the industry-wide challenges experienced in 2021; and

■
alignment between pay and performance, as discussed and depicted below.

To assist you in reaching your own conclusions regarding the linkage between executive compensation and performance, we have included the pay for performance graph below. This graph depicts the alignment between CEO compensation and TSR performance against the companies in Magna’s executive compensation peer group, which is used to set compensation. The executive compensation peer group reflects companies that are close to Magna in size and scale across multiple metrics, but contains companies from different industries that have different business cycles, growth drivers, geographic markets and other factors. We have also considered pay for performance alignment in relation to Magna’s rTSR peer group used in assessing performance and payouts of the company’s rTSR PSUs. The peers in the rTSR peer group reflect companies that reflect industry competitors for investment capital and talent, but differ in size, scale and other respects. Both the graph below, as well as a similar analysis using the rTSR peer group, demonstrate strong alignment between pay and performance over a three-year period.
Business of the Meeting 37

Perfect alignment between pay and performance is represented by the diagonal solid line from bottom left to top right in the graph above, while the space between the diagonal and dashed lines represents a zone of general alignment. The depiction of alignment in the above graph is intended to assist you in your assessment as to pay for performance alignment, but we encourage you to consider the information conveyed by the graph in the context of all of the information in this report, prior to casting your vote on the Say on Pay resolution.
Treasury PSU Plan
Earlier in this Circular, there is disclosure regarding the Treasury PSU Plan, which has been adopted by the Board based on the CGCNC’s recommendation, and is being submitted for shareholder ratification at the Meeting. The CGCNC believes that such a plan permitting the issuance of new Common Shares is critical in order to provide flexibility to structure LTIs with a performance or deferral period that is longer than the three-year maximum that otherwise applies without such a plan. Overall, we are satisfied that the dilution to shareholders of 1.0% is reasonable on its own and in aggregate with potential dilution from Magna’s 2009 Incentive Stock Option Plan.
In Closing
At Magna’s May 3, 2022 annual meeting, you will have the opportunity to express your views on Magna’s approach to executive compensation through the advisory Say on Pay vote. In casting your vote, we trust that you will carefully consider the perspectives we have shared in this report, and we look forward to your support on Magna’s Say on Pay resolution.
Dr. Indira V. Samarasekera (Committee Chair)	Hon. V. Peter Harder	Lisa S. Westlake
38Business of the Meeting

CD&A
Business of the Meeting

Compensation Discussion & Analysis
Key Terms Used in This Section
CD&A:	the Compensation Discussion & Analysis section of this Circular
executive compensation peer group:	the group of companies discussed in Section B of this CD&A, against which the compensation of our Executives is compared or benchmarked
Fasken:	the CGCNC’s independent legal advisors, Fasken Martineau DuMoulin LLP
Hugessen:	the CGCNC’s independent compensation advisor, Hugessen Consulting
LTIs:	long-term incentives in the form of PSUs, RSUs and stock options
Named Executive Officers or NEOs:	our five most highly compensated executive officers
Pre-Tax Profit:	Income from operations before income taxes
PSUs:	performance stock units
ROIC:	the company’s return on invested capital, calculated as set forth in Section C of this CD&A
RSUs:	restricted stock units
rTSR	TSR, relative to the rTSR peer group
rTSR peer group:	the group of companies discussed in Section B of this CD&A, against which Magna’s rTSR is measured in connection with the company’s rTSR PSUs
STI	short-term incentive in the form of a profit sharing bonus
TSR:	Total Shareholder Return
Section Summary
This CD&A is divided into the following sections:
The Summary Compensation Table follows on page 55.
Business of the Meeting 39

A. Compensation Philosophy & Objectives
Corporate Culture and Compensation
Our unique, entrepreneurial corporate culture seeks to balance the interests of key stakeholders, such as shareholders, employees and management, including by establishing a framework for each such type of stakeholder to share in our profitability. We believe that our corporate culture has been a critical factor in our past growth and success and expect it will continue to be a critical factor in our ability to create long-term shareholder value. In particular, the employee and management profit sharing elements of our culture have proven to be essential to our ability to attract and retain our skilled, entrepreneurial employees and managers, as well as to create effective incentives for them to achieve strong performance in a cyclical and highly competitive industry.
Approach to Employee Compensation
Magna is committed to an operating philosophy based on fairness and concern for people. This philosophy is part of our “Fair Enterprise” culture in which employees and management share the responsibility to help ensure our success. Our Employee’s Charter sets out this philosophy through the following fundamental principles:
■
job security;

■
safe and healthful workplace;

■
fair treatment;

■
competitive wages and benefits;

■
employee equity and profit participation;

■
communication and information; and

■
an employee hotline.

Our commitments to employees in respect of each of the above principles is described in more detail in our Annual Information Form / Annual Report on Form 40-F filed concurrently with this Circular.
Two of the above principles in the Employee’s Charter directly address employee compensation:
Competitive Wages and Benefits: we are committed to providing our employees with information that enables them to compare their total compensation, including wages and benefits, with those earned by employees of direct competitors and local companies with which our subsidiaries compete for employees. Where an employee’s compensation is found not to be competitive, it will be adjusted.
Employee Equity and Profit Participation: we believe that our employees should share in our financial success. Accordingly, 10% of our qualifying annual pre-tax profit before profit sharing is shared among participating employees. In addition to rewarding employees for their contribution to our success, this assists them in saving for retirement since a portion of the profit-sharing bonus is deferred into employee-directed retirement savings funds within our U.S. 401(k) plan, Canadian group RRSP and similar arrangements elsewhere.
Executive Compensation Philosophy
Magna’s strategy is to create long-term value for shareholders through continued growth and success as a leading global automotive supplier and mobility technology company. We operate a complex business in a highly competitive, cyclical, lean manufacturing industry in which disciplined cost management, manufacturing excellence, effective program management, as well as constant innovation are critical to short-term profitability. At the same time, the automotive industry is undergoing significant change, including through the accelerating importance of powertrain electrification, software/electronics, vehicle autonomy and new mobility concepts. Realizing value from these opportunities will, among other things, require careful capital allocation decisions, disciplined acquisition choices, methodical equity investments in strategic partners and investments in innovation/R&D, which may not generate immediate returns and may adversely impact payouts under the STI’s and some of the LTI’s in Magna’s executive compensation system. Accordingly specific elements of compensation may evolve in the future as the company’s business and industry continue to evolve.
40Business of the Meeting

CD&A
Business of the Meeting

Magna’s compensation framework has been structured to promote effective short- and long-term decision-making in the above context through balanced incentives aimed at profitable growth in a lean manufacturing business, as well as long-term value creation. Some of the ways we seek to achieve these objectives include:
Compensation Framework Feature	Purpose
Minimal fixed compensation
■
Low base salaries and highly variable compensation help create an owner’s mindset

■
Motivates managers to achieve consistent profitability in order to maintain consistent compensation

■
Incents profit growth to grow compensation

Performance-conditioned profit sharing bonus / STI
■
Promotes entrepreneurialism

■
Drives strong managerial focus on lean/efficient operations through effective management of costs

■
Connects compensation to the operational impact of everyday decisions

Performance-conditioned multi-metric LTI
■
ROIC PSUs incent efficient capital allocation and value creation

■
rTSR PSUs create sensitivity to stock market performance and return of capital to shareholders, in the form of dividends, as well as alignment with shareholders

■
Capped PSU payouts help mitigate risk by promoting responsible decision-making and discouraging excessive risk-taking

■
Stock options incent absolute TSR growth

No pensions	■ Reinforces an owner’s mindset and incents long-term growth in equity value as a pension-alternative
Significant share maintenance requirement	■ Reinforces an owner’s mindset ■ Alignment with shareholders ■ Helps mitigate risk
Benefits	■ Substantially consistent with those of other employees in the same office/jurisdiction
Additionally, all compensation systems must be successful in attracting, motivating and retaining world-class managers. We seek to provide executives with competitive compensation packages, including the opportunity to achieve superior compensation for superior performance. The next section of this CD&A describes the process through which compensation decisions are made, including compensation benchmarking practices we use to help structure competitive compensation packages.
As discussed earlier, the profit sharing elements of our executive compensation program were developed within the context of an entrepreneurial culture that, by definition, requires some degree of risk-taking in order to achieve growth. Recognizing that the consequences of excessive risk-taking may be felt most acutely by shareholders, our executive compensation program seeks to encourage and reward responsible business decision-making and reasonable risk-taking. We seek to achieve this through a variety of methods, which are discussed in Section D of this CD&A.
Business of the Meeting 41

B. Compensation Decision-Making: Responsibility and Process
Role of Our Board
Our Board oversees our system of executive compensation including by satisfying itself that our system is effective in attracting, retaining and motivating skilled executives who can achieve our strategic objectives. The Board also annually assesses the company’s performance and that of the Chief Executive Officer in relation to predefined objectives approved by the Board.
Role of the CGCNC
The Board has delegated to the CGCNC responsibility for annually reviewing, considering and making recommendations related to executive compensation matters generally. More specifically, the CGCNC has been delegated responsibility for making recommendations with respect to the application of our executive compensation program to members of Executive Management, including the NEOs discussed in this CD&A.
While some NEOs, such as our Chief Executive Officer and Chief Financial Officer, are usually invited to participate in CGCNC meetings, final compensation decisions affecting NEOs are typically made by the CGCNC without any NEOs present in order to ensure the independence of the decision-making process.
Role of Our Chief Executive Officer
The CGCNC looks to the Chief Executive Officer to assess the performance of and make recommendations regarding target compensation levels of his direct reports. Such performance assessments are considered by the CGCNC in the context of LTI awards to members of Executive Management, as well as proposed compensation setting and LTI awards for such executives. The CGCNC also looks to the Chief Executive Officer to put forward his general recommendation regarding LTI awards for other proposed recipients.
CGCNC Selects and Retains Its Own Independent Advisors
In reviewing, considering and making recommendations on executive compensation matters, the CGCNC considers the advice of its independent advisors, Hugessen and Fasken, both of which have been selected and retained directly by the CGCNC. The CGCNC typically meets in camera with its independent advisors as part of each of the CGCNC’s meetings attended by them.
Role of the Independent Compensation Advisor
Hugessen has acted as the CGCNC’s compensation advisor since December 2012. Hugessen only provides board-side advice, had no relationship with Magna or its Board prior to December 2012 and does not provide any services to Magna other than the advisory services provided to the CGCNC. One or more representatives of Hugessen are invited to attend CGCNC meetings at which executive compensation matters are discussed. Hugessen reports directly to and seeks its instructions directly from the CGCNC and communicates as needed with the CGCNC Chair between meetings.
The scope of Hugessen’s services generally includes advice related to executive and director compensation program structure and design, benchmarking data and observations, as well as pay for performance analytics. In addition, Hugessen provides the CGCNC with contextual information relating to compensation best practices and emerging trends. The services provided by Hugessen to the CGCNC in 2021 included:
■
analysis of Magna’s relative performance and NEO compensation;

■
advice, analysis and considerations related to 2021 compensation decisions including those discussed in the Compensation and Performance Report earlier in this Circular;

■
advice regarding compensation-setting for Messrs. Vincent Galifi, Patrick McCann and Anton Mayer, in connection with their respective appointments as President, Chief Financial Officer and Chief Technology Officer, effective January 1, 2022;

■
consideration of and recommendations related to 2022 target compensation levels;

■
advice related to LTIs; and

■
ongoing review and advice on compensation recommendations presented for CGCNC approval.

Hugessen’s advice was only one of a number of factors (discussed below) that were reviewed and considered by the CGCNC in making its executive compensation recommendations to the Board.
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The fees billed by Hugessen for the services it provided to the CGCNC in 2021 and 2020 were:
Description of Services	2021		2020
	(C$)	(%)	(C$)	(%)
Executive compensation services provided to CGCNC	107,000	100	307,000	100
All other services for Magna	NIL	NIL	NIL	NIL
Total	107,000	100%	307,000	100%
CGCNC Considers a Wide Range of Factors in its Executive Compensation Decisions
In connection with executive compensation decisions, the CGCNC will normally consider a wide range of factors, including:
■
Magna’s core operating and compensation philosophies and principles;

■
alignment of management, employee and shareholder interests to create long-term shareholder value;

■
our financial, operating, stock price, ROIC, TSR and rTSR performance;

■
long-term strategic objectives;

■
compensation risk considerations;

■
compensation benchmarking data;

■
pay for performance alignment data;

■
individual executive performance;

■
performance of prior LTI grants;

■
the recommendations of our Chief Executive Officer with respect to his direct reports;

■
the advice and recommendations of the CGCNC’s independent advisors;

■
accounting impact and potential dilution to shareholders from equity compensation;

■
feedback received from shareholders and other stakeholders;

■
general information relating to executive compensation trends and developments; and

■
retention, succession and other relevant considerations.

In making recommendations to the Independent Directors, the CGCNC does not rely solely on any one of the above or other factors.
CGCNC Discretion
The CGCNC maintains authority over target total direct compensation levels, the form and respective proportions of STIs and LTIs, as well as the performance goals/targets applied to LTI compensation. Situations requiring application of CGCNC discretion may arise from time to time with respect to the calculation of the bonus base for profit sharing, the ROIC PSUs or rTSR PSUs. Additionally, the CGCNC and Executive Management have a common understanding that, as part of the Board’s review of the terms of any proposed material acquisition or disposition, the CGCNC will work with Executive Management to identify potential changes to executives’ current employment contract terms, including profit sharing percentages, to ensure that executive compensation arrangements remain appropriate following such transactions.
Target Compensation Setting
Under Magna’s executive compensation framework, the CGCNC determines target total direct compensation for the Chief Executive Officer, who proposes to the CGCNC target total direct compensation levels for his direct reports. The CGCNC assesses and sets proposed target total direct compensation levels in the context of the various factors described above and determines the target amounts to be granted in the form of long-term equity, based on a 60%/40% equity/cash split for the Chief Executive Officer and a 55%/45% split for the Chief Financial and Chief Operating Officer. The equity/cash split for other members of Executive Management varies from 50%/50% to 40%/60% depending on the role. Target total direct compensation was as follows for each NEO in 2021:
Name	Target Total Direct Compensation ($)
Seetarama S. Kotagiri	12,000,000
Vincent J. Galifi	8,000,000
Tommy J. Skudutis	8,000,000
Günther F. Apfalter	3,400,000
Eric S. Wilds	2,500,000
Business of the Meeting 43

Executive Compensation Peer Group
In setting target total compensation levels for members of Executive Management, the CGCNC considers benchmarking data from Magna’s executive compensation peer group. Such data provides the CGCNC with a basis for determining Magna’s pay for performance, including through “back-testing” of realizable pay. It also serves as a market reference point in setting compensation within a reasonable competitive range.
Magna’s executive compensation peer group currently consists of 15 companies from a broad comparator universe composed primarily of North American public companies that are direct automotive industry peers, as well as capital goods and technology hardware/equipment comparables. The broad universe of comparator was identified and screened by Hugessen applying the following parameters:
1/5x to 5x Magna’s Total Revenue and Total Enterprise Value (“TEV”)
Magna’s executive compensation peer group was refreshed early in 2022 to streamline the peer group (from 17 to 15) and incorporate relevant technology comparables in light of Magna’s increasing deployment of capital in areas such as electrification, ADAS and new mobility.
Automotive	Capital Goods
Adient plc	Caterpillar Inc.
Aptiv plc	Deere & Company
BorgWarner Inc.	Eaton Corp.
Lear Corporation	Emerson Electric Co.
The Goodyear Tire & Rubber Company	Honeywell International Inc.
Illinois Tool Works Inc.
Johnson Controls Inc.
Parker-Hannifin Corporation
Technology Hardware & Equipment
Corning Incorporated
Jabil Inc.
The following changes are reflected in the refreshed peer group based on relevance:
Additions	Deletions
Adient plc	Cummins Inc.
Corning Incorporated	Ingersoll Rand Inc.
Jabil Inc.	PACCAR Inc.
Raytheon Technologies Corporation
Stanley Black & Decker, Inc.
rTSR Peer Group
The CGCNC also uses a peer group against which performance is assessed for purposes of the rTSR PSUs. The rTSR peer group consists of 11 automotive suppliers selected from a comparator universe of publicly traded North American companies in the automotive industry. The selected peers are considered to be Magna’s most direct competitors for business and investor capital, based on such factors as coverage by equity research analysts, as well as inclusion in industry indices and in the peer groups of peer companies. The rTSR peer group also contains the following, each of which counts as the equivalent of a single company within the peer group:
■
a composite peer consisting of the two publicly traded, North American automobile OEMs;

■
a composite peer consisting of three publicly traded European automotive suppliers; and

■
the S&P500 index.

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The peer group remains unchanged from 2021 and currently consists of the following:
rTSR Peer Group
Adient plc	Lear Corp.
American Axle Manufacturing & Holdings Inc.	Linamar Corp.
Autoliv, Inc.	Martinrea International Inc.
BorgWarner Inc.	Tenneco Inc.
Dana Incorporated	Visteon Corp.
Gentex Corp.
Ford / General Motors (Composite Peer)	Continental / Faurecia / Valeo (Composite Peer)
S&P 500 Index
Business of the Meeting 45

C. Elements of Magna’s 2021 Executive Compensation Program
2021 NEOs	Magna’s Named Executive Officers in 2021 were:
	■ Seetarama S. Kotagiri	Chief Executive Officer
	■ Vincent J. Galifi	Chief Financial Officer
	■ Tommy J. Skudutis	Chief Operating Officer
	■ Günther F. Apfalter	President, Magna Europe and Asia
	■ Eric S. Wilds	Chief Sales & Marketing Officer
Mr. Wilds is a new NEO for 2021.
Employment Contracts	Each NEO is subject to an employment agreement that specifies various key terms, including:
■ target total compensation, as well as base salary, STI percentage and target LTI values;
■ standard benefits to be provided;
■ terms on which compensation can be clawed back;
■ the securities maintenance amount applicable to the executive; and
■ the terms that apply in different termination scenarios.
Overview	Our 2021 compensation program for the NEOs consisted of the following elements:

1. Base Salaries:
We maintain base salaries for NEOs that are positioned significantly below base salaries in our executive compensation peer group. These low base salaries are intended to:
■
maximize the incentive for each executive to pursue profitability for the benefit of all of Magna’s stakeholders;

■
reinforce the link between executive pay and corporate performance; and

■
reflect and reinforce our entrepreneurial corporate culture.

During 2021, our North American-based NEOs received identical base salaries of $325,000 and our sole European-based NEO received a base salary of EUR 275,000.

Name	Base Salary ($)
Seetarama S. Kotagiri	325,000
Vincent J. Galifi	325,000
Tommy J. Skudutis	325,000
Günther F. Apfalter	311,000(1)
Eric S. Wilds	325,000
Note:
1.
Converted from Euros at the ECB Reference Rate on December 31, 2021.

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2. Short-Term Incentive
The STI for each NEO is an annual profit sharing bonus, which ordinarily is completely “at-risk” and capped at 200% of the target STI value. In order to create maximum incentive to achieve profitability, the profit sharing bonus is earned from the first dollar of profit.
Profit sharing STIs for the NEOs were as follows in 2021:

	Profit Share (%)	Pre-Tax Profit ($)	STI ($)
Seetarama S. Kotagiri	0.1692	1,977,000,000	3,345,000
Vincent J. Galifi	0.1239		2,450,000
Tommy J. Skudutis	0.1239		2,450,000
Günther F. Apfalter	0.0520		1,042,000
Eric S. Wilds	0.0350		692,000
Recognition of Individual and Team Performance
An NEO’s profit share reflects a number of factors specific to the individual, including nature of the role, seniority/tenure and other factors. However, the direct link to Magna’s profits ultimately reflects Magna’s overall performance.

CGCNC Discretion Over Profit Shares
The CGCNC maintains discretion over certain factors that may impact the calculation of Pre-Tax Profit for compensation purposes, as well as the discretion to adjust NEOs’ profit sharing percentages without advance notice. In addition, in conjunction with the Board’s approval of a material acquisition or disposition, the CGCNC may equitably adjust profit sharing percentages to ensure executive compensation arrangements remain appropriate following any such transaction.

STI Paid in Quarterly Installments
The STI paid to NEOs is paid in installments. Installments for the first three fiscal quarters of each year are normally paid following the end of each fiscal quarter, based on our year-to-date profits. Following the end of each fiscal year, we calculate the profit sharing bonus to which each NEO is entitled for that fiscal year, subtract the installments paid for the first three quarters and pay the difference as the final installment.

3. Long-Term Incentives:
LTIs for all of the NEOs consist of ROIC PSUs, rTSR PSUs and regular stock options. The three-part LTI is structured to reward a broad range of value-creating behaviour using multiple metrics. A majority (60%) of the total value granted by the CGCNC in the form of LTIs in respect of 2021 was in the form of performance-conditioned PSUs, the maximum realizable number of which is capped at 200% of target. The PSUs are completely “at risk” since performance below specified thresholds can result in no PSUs being paid out.
LTIs in the form of PSUs (at target) and stock options granted to NEOs in respect of 2021 were as follows:

Name	ROIC PSUs ($/#)	rTSR PSUs ($/#)	Stock Options ($/#)	Total LTI ($)
Seetarama S. Kotagiri	2,880,000	1,440,000	2,880,000	7,200,000(1)
	38,347	19,173	172,931
Vincent J. Galifi	1,760,000	880,000	1,760,000	4,400,000
	23,434	11,717	105,680
Tommy J. Skudutis	1,760,000	880,000	1,760,000	4,400,000
	23,434	11,717	105,680
Günther F. Apfalter	680,000	340,000	680,000	1,700,000
	9,054	4,527	40,831
Eric S. Wilds	500,000	250,000	500,000	1,250,000
	6,657	3,329	30,023
Business of the Meeting 47

ROIC PSUs
The ROIC PSUs are intended to incent and reward capital-efficient value creation over a three-year performance period. The performance period for the ROIC PSUs granted in respect of 2021 is January 1, 2021 to December 31, 2023.
The number of ROIC PSUs realized by an NEO following the performance period depends on the target number granted by the CGCNC, Magna’s return on invested capital performance in relation to its cost of capital and the payout scale approved by the CGCNC. The maximum number of ROIC PSUs that can be realized is capped at 200% of target, but no PSUs may ultimately be earned if ROIC performance falls below the payout threshold.
The dollar value of compensation realized by an NEO following the performance period will depend on the final number of ROIC PSUs paid out, as well as the trading price of our Common Shares.
When ROIC PSUs are redeemed following the performance period, we deliver Common Shares acquired on the market under our share repurchase program, with dividends paid in cash based on the final number of ROIC PSUs.
ROIC is defined as:
ROIC is calculated as A ÷ B, where:
A = (Net Income before Interest and Income Taxes − Equity Income) multiplied by (1 − assumed Tax Rate of 25%), plus Equity Income
B = Total Assets (excluding Cash, Deferred Tax Assets and Operating Lease Right of Use Assets) less Current Liabilities (excluding Short-term Borrowings, Long-term Debt due within one-year and Current portion of Operating Lease Liabilities)
The CGCNC may exercise discretion to address various situations in order to ensure consistency and comparability in ROIC goal-setting and measurement. Such an adjustment was made by the CGCNC, in respect of 2021 ROIC, as discussed in the Compensation and Performance Report in this Circular.
The following table sets out the payout scale for the ROIC PSUs (interpolation applies for points between the payout levels):

Performance Level	ROIC (%)	Payout (% of Target)
Maximum	19.0	200
Target	13.5 to 14.5	100
Threshold (Cost of Capital)	9	50
Below Threshold	–	0

As an exception to the foregoing payout scale, if Magna’s ROIC (determined in the manner discussed below) is below the Threshold / Cost of Capital but three-year rTSR as determined for purposes of the rTSR PSUs is greater than or equal to the 55th percentile of the rTSR peer group, then 50% of the target number of ROIC PSUs will be paid out.

Since Magna operates in a cyclical industry, we average the implied payout for each of the three individual years of the performance period to determine the actual ROIC PSU payout. This means that a year of ROIC performance that is below our cost of capital (such as 2020) will count as 0% in the payout calculation, but cannot be a negative percentage. The effect of this is that the ROIC PSU payout will not directly correspond to our three-year compound average ROIC. By calculating ROIC PSU payout based on the average implied payouts for each of the years of the performance period, extreme outlier years (such as 2020) cannot have a disproportionate impact on the payout calculation. The feature also operates to place a cap on ROIC performance above the maximum level, thus preventing positive outlier years from having a disproportionate impact on the payout calculation.

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rTSR PSUs
The rTSR PSUs are intended to incent and reward creation of shareholder value, relative to the companies in our rTSR peer group. The performance period for the rTSR PSUs granted in respect of 2021 is January 1, 2021 to December 31, 2023.

The number of rTSR PSUs realized by an NEO following the performance period depends on the target number granted by the CGCNC, Magna’s three-year rTSR performance and the payout scale approved by the CGCNC. The number of rTSR PSUs that can be realized is capped at 200% of target, and no rTSR PSUs would be paid for rTSR performance below the 25th percentile of the rTSR peer group. The dollar value of compensation realized by an NEO following the performance period will depend on the final number of rTSR PSUs paid out, as well as the trading price of our Common Shares. When rTSR PSUs are redeemed following the performance period, we deliver Common Shares acquired on the market under our share repurchase program, with dividends paid in cash based on the final number of rTSR PSUs.

The following table sets out the payout scale for the rTSR PSUs (interpolation applies for points between the payout levels):
Performance Level	Three-year rTSR (Percentile)	Payout (% of Target)
Maximum	>75th	200
Above Target	65th	150
Target	50th	100
Below Target	35th	50
Threshold	<25th	0

As an exception to the foregoing payout scale, if the company’s three-year rTSR is greater than the target level, thus demonstrating value creation, but absolute three-year TSR is negative, the number of rTSR PSUs paid out will be capped at the target level. This feature recognizes that payouts should not exceed target where shareholders have experienced a deterioration in the absolute value of their holdings.

Stock Options
Stock options serve as a tool to incent absolute share price returns over the medium to long term (three to seven years). Magna’s stock options vest in equal one-third tranches on the first three anniversaries of the grant date and expire on the seventh anniversary of the grant date. The CGCNC is committed to responsible option granting practices, including by maintaining annual option grants to all participants below 1% of our issued and outstanding shares. Options are not priced during trading blackouts and are granted at an exercise price equal to market price on the NYSE.

Stock options are typically granted in late February or early March of a year. Stock options in respect of 2021 compensation were granted on February 22, 2021, at an exercise price of $83.27.

Stock option grants are made under our 2009 Incentive Stock Option Plan, which was approved by shareholders in May 2010. The 2009 Option Plan is discussed in further detail under “Incentive Plans and Awards”.

Post-Retirement Hold-Back
If an NEO ceases to be employed by Magna (including any affiliates) within one year following the date of a stock option exercise, he must hold shares with a market value (at the exercise date) equal to the net after-tax gain until the one-year anniversary of the exercise date.

Anti-Hedging Restrictions
Executives are forbidden from engaging in activities that would enable them to improperly profit from changes in our stock price or reduce their economic exposure to a decrease in our stock price. Prohibited activities include “puts”, “collars”, equity swaps, hedges, derivative transactions and any transaction aimed at limiting an executive’s exposure to a loss or risk of loss in the value of the Magna securities that he or she holds.

Business of the Meeting 49

Automatic Securities Disposition Plans
Executives are permitted to enter into automatic securities disposition plans (“ASDPs”), which are also known as Rule 10b5-1 Plans. Such plans allow executives to establish a plan for the sale of Common Shares held by the executive and exercise of stock options granted to them, subject to meeting all legal requirements applicable to such plans. Among other things, an executive may only enter into, modify or terminate a plan while he or she is not under a trading blackout or otherwise in possession of material undisclosed information. None of the NEOs had an ASDP in place during 2021.

4. Benefits
Benefits provided to NEOs are the same as those provided to other employees in the same country, with a few exceptions discussed below. As discussed earlier, Magna does not provide a defined benefit pension plan to NEOs, consistent with our compensation approach to employees generally.

Medical, Dental and Disability Benefits	NEOs receive the same medical, dental and disability benefits as other employees in the same country.
Life Insurance
Other than Vincent Galifi, NEOs receive the same insurance benefits as those available to other senior managerial employees in the same country. In addition to these standard insurance benefits, we reimbursed life insurance premiums on an insurance policy for Vincent Galifi, which was part of a legacy compensation arrangement. During 2021, the premium reimbursed was approximately $47,000.

Life insurance premium reimbursements are not grossed-up for income tax and are a legacy benefit that will not be offered to any additional NEOs in the future.
“Perks” are Limited
During 2021, we provided limited “perks” to NEOs, including limited access to corporate aircraft for personal use, when not required for business purposes and subject to reimbursement of the “aggregate variable operating cost” of the personal flight. The “aggregate variable operating cost” consists of all variable costs for operating the aircraft for the personal flight, including fuel, maintenance, customs charges, landing and handling fees, data and communications charges and any other similar costs. Since Magna’s variable cost is fully reimbursed, there is no disclosable perk amount in the Summary Compensation Table.

Magna maintains corporate access privileges to the dining room, boardroom and other facilities of a third-party owned golf course adjacent to the company’s head office. As part of such access, NEOs may utilize the golf club’s facilities for personal use at their own expense. Consistent with European norms for senior managers, Mr. Apfalter is entitled to usage of a company car for both business and personal purposes, with operational costs borne by us. The personal use portion is recognized as a “perk” and is disclosed in the Summary Compensation Table under “All Other Compensation”.

Executive Equity Ownership
Executive Management Securities Maintenance Requirements	Each NEO is subject to a securities maintenance requirement set forth in his employment contract, as follows:
Name	Equity Maintenance Requirement ($)	No. of Shares and RSUs Held as of 12/31/21 (#)	12/31/21 Value of Shares and RSUs ($)
Seetarama S. Kotagiri	8,000,000	152,453	12,340,000
Vincent J. Galifi	4,000,000	925,054	74,874,000
Tommy J. Skudutis	4,000,000	64,333	5,207,000
Günther F. Apfalter	1,500,000	82,194	6,653,000
Eric S. Wilds	775,000	25,399	2,056,000
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Termination/Severance
Termination/Severance Payments Are Limited to a Maximum of 24 Months Compensation
NEOs are entitled to a maximum of 24 months’ severance (the “Notice Period”) in the event of termination without cause. Based on their years of service to Magna, NEOs’ severance periods are as follows:

Name	Tenure with Magna (Years)	Severance Entitlement (# months)
Seetarama S. Kotagiri	20+	24
Vincent J. Galifi	31+	24
Tommy J. Skudutis	29+	24
Günther F. Apfalter	20+	12
Eric S. Wilds	30+	24
Severance payments are based on the average of an NEO’s base salary and STIs for the 12 fiscal quarters prior to the termination.

A summary showing the treatment of each compensation element in different termination scenarios is set forth below under “Summary of Treatment of Compensation on Resignation, Retirement, Termination or Change in Control”.

Change in Control Protections
Double-Trigger
We maintain “double trigger” change in control protection for our North American-based NEOs; however, such protection does not provide any enhanced severance. The primary benefit is the acceleration of any unvested stock options in the event that a change in control is followed by termination of employment or constructive dismissal for “good reason”. In a change in control scenario, treatment of outstanding stock options will need to be addressed by the CGCNC. Depending on the nature of the acquiror, outstanding options could become exercisable into equity of the acquiror. However, outstanding options could also be accelerated, in which case there would be no incremental benefit to the executive of his change in control protection.
The definition of “good reason” for purposes of the change in control protection applies only in the event of the following:
■
a material reduction in the executive’s position, duties, authority or responsibilities;

■
Magna requiring the executive to work at a location that is more than 100 kms from where he is based at the time of the change in control; or

■
any other action that would constitute constructive dismissal at law.

Business of the Meeting 51

Summary of Treatment
of Compensation on Resignation,
Retirement, Termination,
or Change in Control
Element of Compensation	Resignation	Retirement	Termination – Cause	Termination – No Cause	Termination Without Cause on Change in Control(1)
Base Salary	Pro-rated to effective date	Pro-rated to effective date	Pro-rated to effective date	Average of compensation excluding LTIs for the last 12 fiscal quarters paid out over severance period (up to 24 months) as salary continuation (bi-weekly) or lump-sum.	Average of compensation excluding LTIs for the last 12 fiscal quarters paid out over severance period (up to 24 months) as salary continuation (bi-weekly) or lump-sum.
Annual Bonus – Cash	Pro-rated to effective date	Pro-rated to effective date	Pro-rated to effective date
ROIC PSUs and rTSR PSUs
Forfeiture of unredeemed PSUs, except for executives who were NEOs prior to 2019, for whom PSUs granted in year of resignation are redeemed on regular payout date, subject to performance conditions established at time of grant (0% to 200%) and pro ration to reflect the proportion of the year worked.

PSUs granted in year of retirement are redeemed on regular payout date, subject to performance conditions established at time of grant (0% to 200%) and pro ration to reflect the proportion ot the year worked, except for executives who were NEOs prior to 2019, for whom pro ration is not applicable.
Forfeiture of unredeemed PSUs
PSUs granted in complete years prior to the termination date are redeemed on the regular payout date, subject to performance conditions established at time of grant (0% to 200%). PSUs granted in year of termination are redeemed on regular payout date, subject to payout conditions established at time of grant (0% to 200%) and pro ration to reflect the proportion of the year worked.

PSUs granted in complete years prior to the termination date are redeemed on the regular payout date, subject to performance conditions established at time of grant (0% to 200%). PSUs granted in year of termination are redeemed on regular payout date, subject to payout conditions established at time of grant (0% to 200%) and pro ration to reflect the proportion of the year worked. Plan administrator can take such steps as necessary to the convert or exchange outstanding PSUs into securities of substantially equivalent value in any entity participating in or resulting from a change in control.

Stock Options	Unvested and unexercised options expire on earlier of option expiry date and three months after effective date of resignation.
Unvested and unexercised options expire on earlier of option expiry date and three years after effective date of retirement. Option expiry is not accelerated where NEO has been designated to be a “Good Leaver”.(2)
			All unexercised options are cancelled on effective date of termination.	Unvested and unexercised options expire on earlier of option expiry date and three months after effective date of termination.	Vested options can be exercised until earlier of option expiry date and 12 months after Notice Period (as defined above). Unvested options accelerate and can be exercised until same date.
RSUs	Unredeemed RSUs are forfeited in the event of voluntary resignation.	RSUs are redeemed effective the first day of the month following an NEO’s retirement date, in the case of a retirement after age 60.	Unredeemed RSUs are forfeited on the effective date of termination.	RSUs are redeemed on regular redemption date.	RSUs are redeemed on regular redemption date.
Benefits & Perks	None	None	None	None	None
Pension	None	None	None	None	None
Notes:
1.
Assumes Magna is a continuing entity following the Change in Control.

2.
“Good Leaver” applies where an applicable retiring NEO does not receive severance and enters into a retirement agreement approved by the Board, which establishes a reasonable notice period prior to the NEO’s retirement date, outlines his transitional responsibilities and reaffirms his non-competition and non-solicitation obligations.

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Summary of Incremental Severance, Termination and Change in Control Payments
The table below shows the value of the estimated incremental payments or benefits that would accrue to each NEO upon termination of his or her employment following resignation, normal retirement, termination without cause, termination with cause and termination without cause on change in control. For stock options, the values shown represent the in-the-money value of any grants the vesting of which would accelerate as a result of each termination circumstance below.

	Resignation	Retirement	Termination – Cause	Termination Without Cause ($)	Termination Without Cause on Change in Control ($)
Seetarama S. Kotagiri
Severance	NIL	NIL	NIL	4,738,000	4,738,000
ROIC PSUs	NIL	NIL	NIL	NIL	NIL
rTSR PSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	3,348,000
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL
Total					8,086,000
Vincent J. Galifi
Severance	NIL	NIL	NIL	5,093,000	5,093,000
ROIC PSUs	NIL	NIL	NIL	NIL	NIL
rTSR PSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	4,681,000
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL
Total					9,774,000
Tommy J. Skudutis
Severance	NIL	NIL	NIL	5,093,000	5,093,000
ROIC PSUs	NIL	NIL	NIL	NIL	NIL
rTSR PSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	4,947,000
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL
Total					10,040,000
Günther F. Apfalter
Severance	NIL	NIL	NIL	1,382,000	1,382,000
ROIC PSUs	NIL	NIL	NIL	NIL	NIL
rTSR PSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	1,676,000
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL
Total					3,058,000
Eric S. Wilds
Severance	NIL	NIL	NIL	1,861,000	1,861,000
ROIC PSUs	NIL	NIL	NIL	NIL	NIL
rTSR PSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	882,000
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL
Total					2,743,000
Note:
1.
Represents the in-the-money value of options, the vesting of which is accelerated in case of a change in control followed by an act of “good reason” resulting in a “double-trigger change” in control, using the closing price of Magna Common Shares on the NYSE on December 31, 2021.

Business of the Meeting 53

D. Compensation Risk Management
Overall Level of Compensation Risk is Reasonable in Light of Nature of Magna’s Business and Industry
The CGCNC has considered whether Magna’s executive compensation system may encourage excessive risk taking. The CGCNC concluded that the potential risks created by any particular element of the system are appropriately mitigated by other elements and that the overall level of risk is reasonable in light of the nature of Magna’s business and the automotive industry. In reaching this conclusion, the CGCNC considered the methods described below, which are employed to help establish an appropriate balance between risk and reward, as well as to encourage responsible decision-making:
■
Board/CGCNC oversight of executive compensation generally;

■
independent advice and recommendations on compensation matters provided by compensation consultants and legal advisors directly selected and retained by the CGCNC;

■
Board/CGCNC discretion to determine target total compensation and adjust profit sharing percentages without notice and in connection with approval of M&A transactions;

■
complete Board/CGCNC discretion over the form of STIs and LTIs;

■
mix of compensation vehicles and metrics;

■
links between executive compensation and consequences of management decision-making;

■
the 200% cap on STIs;

■
the 200% cap on the maximum number of PSUs that can be realized;

■
broad compensation clawback;

■
forfeiture risk applicable to PSUs, stock options and RSUs in certain circumstances;

■
significant levels of personal wealth “at risk” due to equity maintenance requirements;

■
post-retirement holdback of option shares resulting from option exercise occurring within one-year prior to retirement; and

■
anti-hedging restrictions.

54Business of the Meeting

SUMMARY COMPENSATION TABLE
Business of the Meeting

Summary Compensation Table
The following table sets forth a summary of all compensation earned in respect of 2021, 2020 and 2019 by the individuals who were our Named Executive Officers in respect of 2021. All amounts are presented in U.S. dollars and any applicable amounts in other currencies have been converted to U.S. dollars.
Name and Principal position	Year	Salary ($)	Share-based awards(1) ($)	Option-based awards(2) ($)	Non-equity incentive plan compensation ($)		Pension value ($)	All other Compensation ($)	Total Compensation ($)
					Annual(3) ($)	Long- term ($)
Seetarama S. Kotagiri Chief Executive Officer	2021	325,000	4,320,000	2,880,000	3,345,000	NIL	NIL	NIL	10,870,000
	2020	325,000	4,145,000	1,430,000	1,552,000	NIL	NIL	NIL	7,452,000
	2019	325,000	1,245,000	830,000	1,235,000	NIL	NIL	31,000(4)	3,666,000
Vincent J. Galifi Chief Financial Officer	2021	325,000	2,640,000	1,760,000	2,450,000	NIL	NIL	47,000(5)	7,222,000
	2020	325,000	2,640,000	1,760,000	1,753,000	NIL	NIL	47,000(5)	6,525,000
	2019	325,000	2,640,000	1,760,000	2,462,000	NIL	NIL	46,000(5)	7,233,000
Tommy J. Skudutis Chief Operating Officer	2021	325,000	2,640,000	1,760,000	2,450,000	NIL	NIL	NIL	7,175,000
	2020	325,000	2,640,000	1,760,000	1,753,000	NIL	NIL	6,000(6)	6,484,000
	2019	325,000	2,640,000	1,760,000	2,462,000	NIL	NIL	NIL	7,187,000
Günther F. Apfalter President, Magna Europe and Asia	2021	311,000(7)	1,020,000	680,000	1,042,000	NIL	NIL	10,000(8)	3,063,000
	2020	245,000(7)	945,000	630,000	1,267,000	NIL	NIL	26,000(8)	3,113,000
	2019	225,000(7)	945,000	630,000	1,056,000	NIL	NIL	11,000(8)	2,867,000
Eric S. Wilds Chief Sales and Marketing Officer	2021	325,000	750,000	500,000	692,000	NIL	NIL	NIL	2,267,000
	2020	325,000	360,000	240,000	575,000	NIL	NIL	NIL	1,500,000
	2019	250,000	NIL	160,000	625,000	NIL	NIL	NIL	1,035,000
Notes:
1.
Amounts disclosed in this column represent the grant value (at target) of PSUs and, where applicable, the grant date fair value of annual profit sharing bonuses deferred in the form of RSUs. In the case of Mr. Kotagiri, the amount disclosed includes the one-time award of RSUs granted effective November 9, 2020.

2.
Amounts disclosed in this column represent the compensation value intended to be conferred by the Board in the form of the stock options. In valuing such options, the CGCNC initially made reference to the value of a time-vested stock option determined using the Black-Scholes option pricing model. Prior to 2021, where the inputs and assumptions used in the Black-Scholes option pricing model would have resulted in a value below 20% of the option exercise price, which the CGCNC deemed to be unreasonably low, the CGCNC imposed a “floor” value of 20% of the exercise price. In 2021, the CGCNC reviewed the long-term (ten-year) trend in Black-Scholes values for the company’s stock options. In light of both average and median Black-Scholes values approximating 20% of the option exercise price over this period, the CGCNC adopted a fixed 20% value for the 2021 grant of stock options. For grants in future years, the CGCNC intends to apply a fixed ratio of 20% provided that the actual Black-Scholes ratio remains within a range of 18-22% at the time of grant. In the event the actual Black-Scholes ratio falls outside the 18-22% range, the actual ratio will apply subject to a “floor” of 20%. To the extent that the company’s long-term Black-Scholes average moves above or below the current 20% average, the CGCNC will review the appropriateness of the fixed 20% ratio.

3.
Amounts disclosed in this column represent annual profit sharing bonuses paid in cash, inclusive of COVID-related discretionary adjustments in respect of 2020.

4.
Amounts disclosed in this column consist of:

Description	2021 ($)	2020 ($)	2019 ($)
Personal use of corporate aircraft	NIL	NIL	31,000

5.
Amounts disclosed in this column consist of:

Description	2021 $	2020 ($)	2019 ($)
Amounts reimbursed by Magna in respect of premiums paid by Mr. Galifi on a life insurance policy	47,000	47,000	46,000

6.
Amounts disclosed in this column consist of:

Description	2021 ($)	2020 ($)	2019 ($)
Personal use of corporate aircraft	NIL	6,000	NIL

7.
Converted from EUR based on the ECB Reference Rate on December 31, 2021, December 31, 2020, and December 31, 2019, respectively.

Business of the Meeting 55

8.
Amounts disclosed in this column consist of:

Description	2021 ($)	2020(a) ($)	2019(a) ($)
Corporate Car	10,000	13,000	11,000
Personal use of aircraft	NIL	13,000	NIL
Total	10,000	26,000	11,000

A.
Converted from EUR based on the ECB Reference Rate on December 31, 2021, December 31, 2020, and December 31, 2019, respectively.

Magna’s Total Shareholder Return Performance
The graph below shows the five-year total return of Magna Common Shares on the TSX and NYSE as compared to the S&P/TSX and S&P500 composite indices, respectively, assuming investment of C$100 and $100 on December 31, 2016 and reinvestment of dividends.

TSR ($)
250
200
150
100
50
0
2016
2017
2018
2019
2020
2021
Magna Common Shares (TSX)
Magna Common Shares (NYSE)
S&P/TSX Total Return
S&P500 Total Return

Fiscal Years	December 31, 2016		December 31, 2017		December 31, 2018		December 31, 2019		December 31, 2020		December 31, 2021
Magna Common Shares (TSX)	C$	100.00	C$	125.11	C$	111.46	C$	131.94	C$	172.62	C$	200.00
S&P/TSX Total Return	C$	100.00	C$	109.10	C$	99.40	C$	122.14	C$	128.98	C$	161.34
Magna Common Shares (NYSE)		$100.00		$133.68		$109.80		$136.50		$182.17		$212.45
S&P500 Total Return		$100.00		$121.83		$116.49		$153.17		$181.35		$233.41
If a shareholder had invested C$100 in Magna Common Shares on the TSX on December 31, 2016, the cumulative value of that investment would have been 200% higher by December 31, 2021. In the case of an investment of $100 in Magna Common Shares on the NYSE on the same date, the total cumulative value of that investment would have been around 212% higher by December 31, 2021.
56Business of the Meeting

INCENTIVE PLANS AND AWARDS
Business of the Meeting

Incentive Plans and Awards
Stock Option Plan	Stock option grants are made under the 2009 Plan, which was approved by shareholders on May 6, 2010 and is administered by the CGCNC.
Eligible Participants Under 2009 Plan
Under the 2009 Plan, stock options may be granted to employees of and consultants to Magna and its subsidiaries. The CGCNC does not foresee options being granted to consultants, except in limited circumstances such as where an individual performs services for Magna through a consulting arrangement for tax or other similar reasons. No options were granted to consultants in 2021 or to date in 2022 and no such grants are contemplated.

2009 Plan Limits	The maximum number of Common Shares:
■ issued to Magna “insiders” within any one-year period; and ■ issuable to Magna insiders at any time, under the option plans and any other security-based compensation arrangements (as defined in the TSX Company Manual) cannot exceed 10% of our total issued and outstanding Common Shares, respectively.
Option Exercise Prices Are at or Above Market Price on Date of Grant
Exercise prices are determined at the time of grant, but cannot be less than the closing price of a Common Share on the TSX (for options denominated in Canadian dollars) or NYSE (for options denominated in U.S. dollars) on the trading day immediately prior to the date of grant.

3-Year Option Vesting; 7-Year Option Life
Time-vested options granted under the 2009 Plan vest in equal proportions on each of the first three anniversaries of the grant date, unless otherwise determined by the CGCNC. Subject to accelerated expiry of time-vested options in certain circumstances, options granted under the 2009 Plan expire seven years after grant, unless otherwise determined by the CGCNC. On cancellation or surrender of options under the 2009 Plan, the underlying shares are added back to the number of Common Shares reserved for issuance and are available for re-grant.

Amending the 2009 Plan	The 2009 Plan gives the Board the power to amend the plan, except for the following types of amendments, which require shareholder approval:

■
increases to the number of shares reserved for issuance under the plan (excluding an equitable increase in connection with certain capital reorganizations);

■
a reduction in the exercise price of an option;

■
an extension of an option term (excluding certain limited extensions to allow the exercise of options that expire during or within two business days after the end of a trading blackout);

■
an increase in the 10% limit on option shares issuable to insiders, as described above; and

■
amendment of the amending provision of the plan.

There were no amendments to the 2009 Plan during 2021.
Copies of Option Plan on Magna.com	The full text of the amended and restated 2009 Plan is available on our website (www.magna.com).
Business of the Meeting 57

Equity Compensation Plan Information	As of December 31, 2021 and the Record Date, compensation plans under which our Common Shares are authorized for issuance are as follows:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
	12/31/2021 (#)	Record Date (#)	12/31/2021 ($)	Record Date ($)	12/31/2021 (#)	Record Date (#)
Equity compensation plans approved by securityholders:
2009 Plan	5,476,813	6,090,512	55.02	57.38	2,804,778	2,110,188
Option Burn-Rate, Dilution and Overhang	Taking into account the 633,439 options granted in calendar 2021, Magna’s burn-rate option dilution and overhang were as follows as of December 31, 2021:
0.2% Burn-Rate(1)	1.8% Option Dilution(2)	2.8% Option Overhang(3)

Notes:
1.
Represents stock options granted in calendar 2021, expressed as a proportion of the number of Magna Common Shares that were outstanding as of December 31, 2021.

2.
Represents all stock options previously granted but not exercised as of December 31, 2021, expressed as a proportion of the number of Magna Common Shares that were outstanding as of such date.

3.
Represents all stock options available for grant and all stock options previously granted but not exercised as of December 31, 2021, expressed as a proportion of the number of Magna Common Shares that were outstanding as of such date.

58Business of the Meeting

INCENTIVE PLANS AND AWARDS
Business of the Meeting

Outstanding Option and Share-Based Awards	Outstanding option-based awards for each of our Named Executive Officers as of December 31, 2021 were as follows:
	Option-Based Awards				Share-Based Awards
	Number of Securities Underlying Unexercised Options(1) (#)	Option Exercise Price	Option Expiration Date (mm/dd/yy)	Value of Unexercised In-The- Money Options(2) ($)	Number of Share-Based Awards That Have Not Vested(3) (#)	Market or Payout Value of Share-Based Awards that Have Not Vested(3) ($)	Market or Payout Value of Vested Share-Based Awards Not Paid Out or Distributed ($)(4)
Seetarama S. Kotagiri	61,047	$38.23	02/28/23	2,607,000	176,276	9,959,000	4,310,000
	20,906	$43.05	02/26/24	792,000
	41,008	$45.62	08/13/24	1,448,000
	62,144	$55.64	03/18/25	1,572,000
	11,424	$63.17	05/13/25	203,000
	71,367	$54.44	02/24/26	1,891,000
	138,700	$51.55	02/23/27	4,076,000
	172,931	$83.27	02/21/28	–
Total	579,527			12,591,000
Vincent J. Galifi	47,619	$43.05	02/26/24	1,804,000	137,226	11,107,000	NIL
	176,562	$55.64	03/18/25	4,467,000
	151,333	$54.44	02/24/26	4,010,000
	170,708	$51.55	02/23/27	5,017,000
	105,680	$83.27	02/21/28	–
Total	651,902			15,299,000
Tommy J. Skudutis	10,416	$55.64	03/18/25	264,000	149,302	11,107,000	977,000
	60,476	$54.44	02/24/26	1,603,000
	113,805	$51.55	02/23/27	3,345,000
	105,680	$83.27	02/21/28	–
Total	290,377			5,211,000
Günther F. Apfalter	17,857	$55.64	03/18/25	452,000	50,119	4,057,000	NIL
	47,981	$63.17	05/13/25	853,000
	54,170	$54.44	02/24/26	1,436,000
	61,106	$51.55	02/23/27	1,796,000
	40,831	$83.27	02/21/28	–
Total	221,945			4,536,000
Eric S. Wilds	15,685	$38.23	02/28/23	670,000	16,938	1,371,000	NIL
	13,938	$43.05	02/26/24	528,000
	12,489	$55.64	03/18/25	316,000
	13,758	$54.44	02/24/26	365,000
	38,797	$51.55	02/23/27	1,140,000
	30,023	$83.27	02/21/28	–
	124,690			3,019,000
Notes:
1.
Includes both vested and unvested options.

2.
Determined using the closing price of Magna Common Shares on the TSX on December 31, 2021. Value shown reflects in-the-money value of all options, whether or not exercisable as of December 31, 2021.

3.
Represents ROIC PSUs and rTSR PSUs, at target.

4.
Represents the market value of previously granted, unreleased restricted shares and any RSUs that had not been redeemed as at December 31, 2021. The value shown was determined using the closing price of Magna Common Shares on the NYSE on December 31, 2021.

Business of the Meeting 59

Incentive Plan Awards – Value Vested During the Year	The values of option-based and share-based awards that vested, and non-equity incentive plan compensation earned, during the year ended December 31, 2021, are set forth below:
Name	Option-based awards – Value vested during the year(1) ($)	Share-based awards – Value vested during the year(2) ($)	Non-equity incentive plan compensation – Value earned during the year(3) ($)
Seetarama S. Kotagiri	3,170,000	2,742,000(4)	3,345,000
Vincent J. Galifi	5,542,000	4,452,000	2,450,000
Tommy J. Skudutis	4,069,000	807,000	2,450,000
Günther F. Apfalter	1,972,000	1,452,000	1,042,000
Eric S. Wilds	756,200	8,000(4)	692,000
Notes:
1.
Represents the vesting date value of previouly granted stock options that vested during 2021 and assumes that any such options that were in-the-money were exercised on the vesting date.

2.
Represents the vesting date value of 2018 ROIC PSUs and 2018 rTSR PSUs, together with dividends thereon, as of February  18, 2021.

3.
Represents the value of profit sharing bonuses paid in cash in respect of 2021.

4.
Includes dividends on previously granted RSUs.

2018 PSU Awards – Performance and Payout in 2021
The ROIC PSUs and rTSR PSUs, which covered a performance period from January 1, 2018 to December 31, 2020, vested on February 18, 2021, following review by the CGCNC and Board approval of the payouts.
The 2018 ROIC PSU payout was at the 61% level on a payout scale of 0% to 200%, as follows:
	2018	2019	2020
ROIC Performance	14.5%	12.0%	6.3%
Payout Level	100%	82%	0%
3-yr Avg. Payout	61%
The 2018 rTSR PSU payout was at the 200% level on a payout scale of 0% to 200%, based on a TSR rank of third out of 15, which placed Magna at the 86th percentile of the rTSR peer group, as follows:
rTSR Peer	TSR (%)	Rank	rTSR Peer	TSR (%)	Rank
Gentex Corp.	72.3	1	Lear Corporation	-5.8	9
S&P500	47.0	2	BorgWarner Inc.	-23.0	10
Magna	32.1	3	Dana Incorporated	-36.0	11
Autoliv, Inc.	7.50	4	Continental/Faurecia/Valeo	-37.7	12
Fiat Chrysler/Ford/GM	2.4	5	American Axle Mfg. Holdings	-52.9	13
Martinrea International inc.	1.8	6	Adient plc	-54.0	14
Linamar Corporation	-0.4	7	Tenneco Inc.	-81.4	15
Visteon Corporation	-0.6	8
As a result of the foregoing, the number of 2018 ROIC PSUs and 2018 rTSR PSUs realized by each NEO effective February 18, 2021, was as follows:
Name	ROIC PSUs At Target (#)	ROIC PSUs Realized (#)	rTSR PSUs At Target (#)	rTSR PSUs Realized (#)
Seetarama S. Kotagiri	20,981	12,797	10,490	20,980
Vincent J. Galifi	34,798	21,226	17,399	34,798
Tommy J. Skudutis	6,304	3,845	3,152	6,304
Günther F. Apfalter	11,347	6,921	5,673	11,346
60Business of the Meeting

Corporate Governance

Corporate Governance
IN THIS SECTION
62	Governance Environment
63	About the Board
64	Board Independence
68	Board Effectiveness
72	Shareholder Democracy and Engagement
73	Ethical Conduct
74	Sustainability at Magna
Corporate Governance at Magna
Magna believes that strong corporate governance practices are essential to fostering stakeholder trust and confidence, management accountability and long-term shareholder value. This commitment to sound and effective governance starts with a diverse, experienced and highly skilled Board that:
■
is informed, active and engaged;

■
functions independently of Management;

■
embraces evaluation and continuous development;

■
values transparency and is accountable to stakeholders; and

■
fosters a culture of integrity and ethical conduct.

The manner in which these important characteristics support the Board in fulfilling its stewardship role is detailed in this section. Details about our Nominees for election at the Meeting, including their biographies, skills and experience, tenure and compensation, can be found in the “Business of the Meeting – Election of Directors” section of this Circular.
Our approach to corporate governance is set forth in our Board Charter, which is available on our website (www.magna.com) and has been filed on SEDAR (www.sedar.com). The Board Charter is reviewed at least annually and updated as needed to reflect evolving best practices in corporate governance.
Corporate Governance Overview
Active Board engagement in, and approval of strategy	✓	Annual director election; no slate ballots	✓
Broad oversight of risk	✓	Majority voting policy and prompt disclosure of vote results	✓
Strong oversight of management succession planning	✓	Advance Notice By-Law	✓
Active shareholder engagement	✓	Independent Board Chair	✓
Commitment to culture of ethics and compliance	✓	100% of Board Committee members are independent	✓
Diverse range of Nominee skills, expertise and backgrounds	✓	Committees with full authority to retain independent advisors	✓
Board Diversity Policy with Gender Parity Target	✓	Director orientation and continuing education	✓
Director tenure guideline	✓	Rigorous annual Board/Director effectiveness evaluation	✓
Limitation on director interlocks	✓	Equity maintenance requirement and mandatory deferral of director fees until retirement creates alignment with shareholders	✓
Annual Say on Pay vote	✓	Anti-hedging restrictions for directors, officers and employees	✓
Corporate Governance61

Governance Environment
Regulation
Magna’s Common Shares are listed on the TSX (stock symbol: MG) and the NYSE (stock symbol: MGA). In addition to being subject to regulation by these stock exchanges, we are subject to securities and corporate governance regulation by the Canadian Securities Administrators (“CSA”), including the Ontario Securities Commission, which is Magna’s primary securities regulator. Magna is also regulated by the United States Securities and Exchange Commission (“SEC”) as a “foreign private issuer”.
We meet or exceed all of the guidelines established by the CSA in National Policy 58-201 – Corporate Governance Guidelines. Additionally, although we are not required to comply with most of NYSE’s Corporate Governance Standards, our practices meet or exceed them in all material respects. Any differences between our governance practices and NYSE’s Corporate Governance Standards are discussed in the “Statement of Significant Governance Differences (NYSE)” which can be found on our website (www.magna.com).
Best Practices
Magna also monitors the voting policies, corporate governance guidelines and recommended best practices of our largest institutional shareholders, shareholder representative organizations, such as the Canadian Coalition for Good Governance, as well as proxy advisory firms, such as Institutional Shareholder Services and Glass Lewis & Co.
Governance Framework
The diagram below summarizes our governance structure, with key elements described in the sections that follow.

SHAREHOLDERS
APPOINT
ELECT
INDEPENDENT AUDITORS
EXECUTIVE MANAGEMENT
APPOINT
BOARD OF DIRECTORS
APPOINT
APPOINT
REPORT
OPERATING GROUP MANAGEMENT
CORPORATE MANAGEMENT
APPOINT
APPOINT
APPOINT
APPOINT
DIVISIONAL MANAGEMENT
CGCNC
TECHNOLOGY COMMITTEE
AUDIT COMMITTEE
RETAIN
RETAIN
REPORT
INDEPENDENT COMPENSATION ADVISOR
INDEPENDENT LEGAL ADVISOR
INTERNAL AUDIT

62Corporate Governance

Corporate Governance

About the Board
Board Size and Term
Our articles of incorporation permit a Board size of between five and fifteen directors, with the exact number to be determined by the Board. Over the last ten years, our Board has ranged between nine and twelve directors, with an average of ten. For 2022, eleven nominees have been put forward for election by shareholders. The Board believes that this is an appropriate number of nominees in light of the scale and complexity of Magna’s business and the markets in which we operate, as well as the range of skills needed to effectively oversee the company’s strategy and risks, provide strategic guidance and advice to Executive Management, staff Board Committees and address planned director retirements effectively. Each director is elected for a one-year term expiring at our next annual meeting of shareholders.
Minimum Qualifications for Service as a Director of Magna
In addition to the minimum qualifications specified in the OBCA, our Board Charter requires that each director possesses the following attributes:
■
personal and professional integrity;

■
significant achievement in his or her field;

■
experience and expertise relevant to our business;

■
a reputation for sound and mature business judgement;

■
the commitment and ability to devote the necessary time and effort in order to conduct his or her duties effectively; and

■
general ability to read and understand financial statements.

Beyond the above minimum qualifications for service, we expect all of our directors to attend all Board and Committee meetings. However, we recognize that scheduling conflicts are unavoidable from time to time, particularly in the case of meetings that are called on short notice. Accordingly, directors are subject to a minimum attendance requirement of 75% for all regularly scheduled Board and Committee meetings, except where an absence is due to a medical or other valid reason.
In order to be able to devote the necessary time and effort to the activities of the Board and its committees, directors serving on the Board may not sit on a total of more than four public company boards (including ours) without the prior approval of the CGCNC. A director on our Board who serves as a chief executive officer (or equivalent position) of another public company may not serve on the board of any other public company other than the company of which he or she is a chief executive officer, while he or she serves on our Board without the prior approval of the CGCNC. Our chief executive officer is allowed to serve on the board of one other public company, but does not currently serve on any other public company boards.
Board Leadership
Our Board is led by an independent Board Chair who is annually selected by the Independent Directors from among themselves. William Young has served as our independent Chairman since May 2012, but will retire from the Board at the Meeting on May 3, 2022. Subject to re-election at the Meeting, Robert MacLellan has been selected by the Board to succeed Mr. Young as Chairman.
The Board Chair’s basic duties include presiding over Board meetings, including in camera sessions at each such meeting involving the Independent Directors, overseeing Board Committees and coordinating Board activities with Committee Chairs. Other duties of the Board Chair, as described in the Board Charter, include:
■
agenda-setting for Board meetings;

■
representing the Board in discussions with third parties;

■
representing the Board in discussions with Executive Management;

■
generally ensuring that the Board functions independently of Executive Management;

■
assisting in recruiting director candidates who have been identified by the CGCNC; and

■
overseeing the annual evaluation process of the Board and its Committees.

The Board can delegate additional responsibilities to the Board Chair at any time. Any change to the responsibilities listed in the Board Charter must be approved by the Board.
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Board Committee Structure
The Board carries out its duties in part through standing Committees. Each Independent Director is expected to serve on at least one standing Committee, but may attend the meetings of any other Committee. Committee staffing assignments are made with the aim of best matching the skills and expertise of Independent Directors to the Committee mandates in order to maximize the overall effectiveness of the Board and its Committees.
The Board currently maintains three standing committees to assist it in carrying out its duties:
■
Audit Committee;

■
CGCNC; and

■
Technology Committee.

All of the Board Committees are staffed and chaired by Independent Directors, and operate under Committee Charters, which are available on our website (www.magna.com) and on SEDAR (www.sedar.com). Each Committee has prepared a report appearing later in this Circular, summarizing the Committee’s mandate and membership, highlighting key accomplishments and identifying major areas of focus.
In addition to the Board’s standing Committees, the Board may establish special committees composed entirely of Independent Directors to review and make recommendations on specific matters or transactions. There were no special committees during 2022.
Director Compensation
Compensation for our Independent Directors is structured to attract and retain skilled independent directors and align their interests with the interests of our long-term shareholders. The details of our director compensation structure and 2021 independent director compensation can be found in the “Business of the Meeting – Director Compensation” section of this Circular.
Board Independence
Shareholders are best served by a strong Board which exercises independent judgement, as well as prudent and effective oversight on behalf of shareholders. Assuming all of the Nominees listed in this Circular are elected with a majority of votes, nine out of eleven, or 82%, of the directors on our Board will be “independent”. This exceeds the minimum two-thirds independence requirement contained in our Board Charter and recommended by the Canadian Coalition for Good Governance, as well as the recommendation in National Policy 58-201 that a majority of directors be independent.
Definition of Independence
A Magna director is considered to be independent only after the Board has affirmatively determined that the director has no direct or indirect material relationship that could interfere with the exercise of his or her independent judgement. This approach to determining director independence draws upon the definitions contained in Section 1.4 of National Instrument 52-110 (“NI 52-110”) and Section 303A.02 of the NYSE’s Corporate Governance Listing Standards, as well as the specific relationships identified in those instruments as precluding a person from being determined to be an independent director.
Audit Committee members are subject to a higher standard of independence than other directors, consistent with Section 1.5 of NI 52-110. Under this standard, a person cannot be considered an independent director for purposes of Audit Committee membership if he or she is a partner, member, executive officer, managing director or person in a similar position at an accounting, consulting, legal, investment banking or financial advisory services firm providing services to Magna (including any subsidiary) for consulting, advisory or other compensatory fees.
In determining whether any candidate for service on the Board is independent, information is typically compiled from a variety of sources, including: written questionnaires completed by directors/candidates; information previously provided to us by directors; our records relating to relationships with accounting, consulting, legal, investment banking or financial advisory services firms, together with information provided to us by such firms; and publicly available information. The CGCNC is provided with a summary of all such relationships (whether or not material) known by Magna based on the foregoing sources. Following the CGCNC’s consideration and assessment of such information, it presents its recommendation to the Board for approval.
Additional Ways in Which Independence is Fostered
Aside from the two-thirds independence requirement, there are other ways in which Board independence is fostered, including:
■
separation of the roles of Board Chair and Chief Executive Officer, together with position descriptions defining such roles;

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■
a requirement that the Chief Executive Officer resign from the Board when he or she retires from Management;

■
the use of in camera sessions at every Board and Committee meeting;

■
the right of the Board and each Committee to engage independent legal, financial and other advisors at Magna’s expense;

■
limitations on board interlocks;

■
Board and Committee Chairs’ authority over meeting agendas and attendees; and

■
Independent Directors’ right to discuss any matter with any employee or any advisor to the company, as well as any independent advisor retained by the Board or a Committee.

Committee Independence
The Board believes that Committee independence is critical to enabling the Board to exercise prudent and effective oversight. In addition to permitting only Independent Directors to serve on the Audit Committee and CGCNC independence is promoted in a number of ways, including the:
■
use of in camera sessions at every Committee meeting;

■
right of each Committee to retain independent advisors at Magna’s expense;

■
inclusion in each Committee Charter of a position description for the Committee Chair;

■
Committee Chairs’ authority over meeting agendas and attendees;

■
Committee members’ right to discuss any matter with any employee or any advisor to the company, as well as any independent advisor retained by the Board or a Committee; and

■
right of any Committee member to call a Committee meeting.

Interlocks
Our Board Charter limits the number of boards on which our directors can serve together. There is currently one Board interlock as follows:
Public Company	Director	Committees
Intact Financial Corporation	Dr. Indira V. Samarasekera	Human Resources and Compensation; Compliance Review and Corporate Governance
	William L. Young(1)	Audit; Compliance Review and Corporate Governance (Chair)
Note:
1.
Mr.  Young is not standing for re-election and will retire from the Board on May  3, 2022.

The CGCNC is satisfied that the above interlock does not impair the ability of the interlocking directors to exercise independent judgement as members of the Board. None of our directors serve on any board together with a member of Magna’s Management.
CEO Position Description
A position description has been developed for the Chief Executive Officer to further promote the independence of the Board and to define the limits of the Chief Executive’s authority. His basic duties and responsibilities include:
■
Development of Magna’s overall corporate strategy (including product, geographic, customer, merger/acquisition and growth strategies) and capital allocation priorities, in conjunction with the Board of Directors;

■
Overall direction of Magna’s operations and implementation of strategy in conjunction with the senior leadership team;

■
Formulation or approval of critical corporate policies and programs;

■
Promotion of Magna’s decentralized, entrepreneurial culture, as well as its culture of integrity;

■
Development of Magna’s management reporting structure;

■
Selection of senior leadership team and oversight of succession planning for critical positions;

■
Together with the Board, determination of compensation for members of Magna’s Executive Management;

■
Interaction with the Board on behalf of Management; and

■
Communication with key stakeholders.

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Director Conflicts of Interest and Related Party Transactions
Where a director has a conflict of interest regarding any matter before the Board, the conflicted director must declare his or her interest, depart the portion of the meeting during which the matter is discussed and abstain from voting on the matter. However, the OBCA permits directors to vote on their own compensation for serving as directors.
The CGCNC is generally responsible for reviewing and making recommendations to the Board regarding related party transactions. In the case of a related party transaction that is material in value, the unconflicted members of the Board may choose to establish a special committee composed solely of Independent Directors to review and make recommendations to the Board. Related party transactions include those between Magna (including any subsidiary) and a director, officer or person owning more than 10% of our Common Shares. In reviewing and making recommendations regarding related party transactions, the CGCNC seeks to ensure that transaction terms reflect those that would typically be negotiated between arm’s length parties, any value paid in the transaction represents fair market value and that the transaction is in the best interests of the company. There were no such related party transactions during 2021.
Board’s Stewardship Role
The Board is responsible for the overall stewardship of Magna. To this end, the Board: supervises the management of the business and affairs of Magna in accordance with the legal requirements set out in the OBCA, as well as other applicable law; and, jointly with Management, seeks to create long-term shareholder value. The Board’s stewardship role, specific responsibilities, compositional requirements and various other matters are set forth in our Board Charter.
Consistent with the standard of care for directors under the OBCA, each director on the Board seeks to act honestly and in good faith with a view to the best interests of the corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The standard of care under Ontario corporate law differs from that of some other common law jurisdictions, by requiring directors to act in the “best interests of the corporation” as opposed to the “best interests of shareholders”. This distinction effectively recognizes that while individual shareholders may have conflicting interests, investment intents and investing horizons, the stewards of a corporation must act with a view to the interests of the corporation as a whole. Consistent with case law developed under the OBCA and equivalent federal and provincial corporate statutes in Canada, Magna’s Board seeks to consider and balance the impact of its decisions on its affected stakeholders, including shareholders, other security holders and employees.
Primary Board Responsibilities
The Board Charter identifies the following as the Board’s primary responsibilities:
■
Corporate Culture and Approach to Corporate Governance: Magna maintains a unique entrepreneurial corporate culture that we believe has been critical to our past success and expect will be critical to our future success. The Board oversees Magna’s culture and overall approach to corporate governance, including by determining the specific policies and practices that the Board believes to be in the best interests of the company. The Board has delegated to the CGCNC the responsibility for making recommendations with respect to corporate governance matters.

■
Oversight of Executive Management: The Board appoints the Chief Executive Officer, assesses his performance, determines his compensation and provides strategic advice to him and other members of the Executive Management team. Additionally, the Board satisfies itself as to the integrity of each member of Executive Management and the creation by the Executive Management team of a culture of integrity and ethical business conduct throughout the company.

■
Executive Compensation: The Board oversees our system of executive compensation by structuring incentives aimed at attracting, retaining and motivating skilled executives to responsibly achieve the long-term objectives established through the company’s strategic planning process. The Board has delegated to the CGCNC the responsibility for making recommendations on executive compensation matters. The CD&A section of this Circular contains a detailed discussion of how the Board and CGCNC fulfill their responsibilities related to executive compensation decisions.

■
Succession Planning: The Board satisfies itself that the company has developed appropriate succession plans identifying potential future candidates for all positions within Executive Management, management of Magna’s Operating Groups and other key positions in the company. In fulfilling these responsibilities, the Board aims to satisfy itself that Magna’s succession processes:

■
have been structured to enable the Board to promptly address an unplanned succession event involving members of Executive Management;

■
will facilitate seamless transitions of members of Executive Management and Operating Group management, as such managers retire, are promoted to new roles or leave the company; and

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■
include robust and effective talent management practices to identify, reward, retain, develop and promote high-performing employees.

The Board receives regular updates on Magna’s leadership development and succession planning activities, from our Chief Executive Officer and our Chief Human Resources Officer. Additionally, the Board has multiple opportunities each year to meet and engage with key managers and high-performing employees. Overall, the Board is satisfied that Magna has in place appropriate succession plans addressing key positions within the company, including the Chief Executive Officer’s, as well as a leadership development system that supports the company’s succession planning objectives more generally.
■
Strategic Planning: The Board oversees the development and implementation of the company’s long-term strategy, as well as its near-term (typically three-year) business plan. In fulfilling this responsibility, the Board meets with Executive Management in two or more dedicated sessions each year, during which the Board:

■
assesses strategic priorities in light of automotive industry trends and developments;

■
engages with, and provides advice and guidance to, Executive Management on the company’s approach to product portfolio, key customers, geographic footprint, core and emerging technologies, R&D priorities, acquisitions/divestitures, talent management and other areas of strategy;

■
considers consolidated and Operating Group three-year business plans, together with sensitivity analyses of the consolidated business plan;

■
evaluates short-, medium- and long-term risks that could erode the value of the company’s businesses and business units, together with Management actions to mitigate such risks;

■
engages in scenario planning to model the impact of events such as potential economic downturns;

■
provides input on capital allocation priorities, as well as capital structure, and approves a capital expenditure budget for the year;

■
approves a three-year consolidated business plan and updated strategic plan; and

■
jointly identifies with Executive Management action plans to address at subsequent Board meetings any open questions/issues arising from the business planning/strategy session.

The company’s strategy is discussed in the company’s Annual Information Form/Annual Report on Form 40-F filed concurrently with this Circular.
■
Capital Allocation: In approving capital, the Board is focused on ensuring that the company can deliver on the Board-approved, long-term strategic priorities, while still meeting its near-term product and program commitments to customers. Updates regarding changes in capital expenditure needs from the approved budget are presented quarterly, and further Board approval is required where the company’s capital expenditures are forecast to exceed the Board-approved amount for that year.

■
Enterprise Risk Management: The Board satisfies itself as to the existence of effective processes to identify and mitigate (to the extent practicable) Magna’s principal business risks. In fulfilling its oversight responsibility, the Board satisfies itself that Management has implemented appropriate strategies to address the strategic and competitive challenges faced by the company over different time horizons, manage day-to-day operational risks, promote legal and regulatory compliance and ethical conduct, safeguard corporate assets and maintain appropriate financial and internal controls designed to protect the integrity of Magna’s financial statements. The Board’s approach to enterprise risk recognizes that risk and reward are “flip sides of the same coin”, but that management decision-making must be infused with both an awareness and understanding of such risks, as well as a clear understanding of the limits of risk that the Board will accept.

The Board maintains risk oversight responsibility for strategic risks and has delegated specific areas of risk oversight to its standing Committees so that the directors on such Committees can bring their particular
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knowledge and expertise to the risks falling within the Committee’s authority. The key risks overseen by the Board and each standing Board Committee are as follows:
Board
■ Strategic risk including CEO succession, operations, capital structure and product portfolio ■ Enterprise-wide Cybersecurity and IT
Audit Committee	CGCNC	Technology Committee
■ Financial Reporting ■ Taxation ■ Material Litigation/Regulatory Risk ■ Ethics and Legal Compliance	■ Corporate Governance ■ Compensation ■ Talent Management ■ Leadership Development/Succession Planning ■ Sustainability, including health and safety and environmental compliance	■ Technology risks, including product-embedded and solution software cybersecurity risks
Each Committee’s risk mandate is described further in the Committee’s Charter.
■
Disclosure: We have established and maintain policies and procedures designed to ensure that material information disclosed to stakeholders is timely, factual, accurate and in compliance with the applicable regulatory and legal requirements to which Magna is subject. We maintain a disclosure committee comprised of senior management, tasked with reviewing and approving all material information and public regulatory filings prior to such information being made public and/or filed with applicable regulatory agencies. Each Board Committee also reviews the material information relevant to its mandate to be included in regulatory filings prior to consideration and approval by the Board.

■
Shareholder Engagement: Our Board recognizes that being accessible and engaging in open, regular dialogue with shareholders is a vital element of strong corporate governance. The shareholder engagement activities of the Board are discussed in greater detail later in this Corporate Governance section.

■
Fundamental Corporate Actions: In addition to identifying the above responsibilities, the Board Charter helps to define the role of the Board with respect to various fundamental actions, such as financial statements, material public disclosure documents, business plans and capital expenditure budgets, material financing documents, major organizational restructurings, material acquisitions and divestitures, as well as major corporate policies. We believe that the identification and definition of Board responsibility for the foregoing items promotes Board independence.

Board Effectiveness
Recruitment and Nomination Process
The CGCNC recommends to the Board the nominees for election at each annual meeting of the company’s shareholders. In carrying out this function, the CGCNC annually reviews:
■
the composition of the Board relative to Magna’s strategic priorities;

■
feedback regarding Board composition received during the annual Board effectiveness evaluation;

■
the diversity of skills, experience, perspectives and backgrounds already represented on the Board;

■
planned or pending director retirements; and

■
other factors.

It then seeks to address any potential gaps through recruitment of one or more additional directors identified with the assistance of a professional search firm. Potential candidates may also be recommended by existing directors, members of Management, external advisors, shareholders or others. The names of candidates identified by any such parties are provided to the search firm retained by the CGCNC for its recommendation as to suitability. The CGCNC will typically interview a short list of three to five candidates for each Board seat it seeks to fill.
A detailed description of our 2022 recruitment process and subsequent nomination of Dr.  Thomas Weber can be found in the “Business of the Meeting – Election of Directors” section of this Circular.
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Diversity Policy and Targets
We believe that shareholders benefit from a strong, independent board composed of highly engaged directors who represent a diversity of knowledge, skills, experience, perspectives and backgrounds that will assist the Board in fulfilling its duties. As such, the Board has tasked the CGCNC with the responsibility of establishing director recruitment procedures that are aimed at eliciting a diverse range of candidates, without discrimination on the basis of any diversity attributes, including age, gender, cultural background, national origin, religion, physical ability, and sexual or gender orientation.
The Board has adopted a Board Diversity Policy targeting gender parity by December 31, 2023, subject to a minimum of not less than 30% female directors prior to that time. Consistent with the recommendations of the Canadian Coalition for Good Governance, gender parity will be achieved if the balance between male and female directors ranges between 40% and 60% over a rolling three-year time frame. The Board has not adopted specific targets relating to other diversity attributes; however, the Board considers these factors in striving for a composition that is generally reflective of Magna’s customers, shareholders and employees, as well as the geographic markets in which it operates.
Currently, the CGCNC uses a professional search firm that operates under firm instruction not to exclude any candidate on the basis of any personal characteristic or attribute that is unrelated to the individual’s ability to carry out his or her duties as a director. The Board is satisfied that the approach thus far has been effective in achieving a diverse Board, as exemplified by the balance of female directors ( 36% of the Nominees), as well as the range of industries, cultural background, national origin, geographic, functional and other perspectives represented by the Nominees.
Diversity within our employee population is also important to us and we strive to create an inclusive work environment throughout the company. We have taken a number of steps in this regard, including: development and implementation of a diversity awareness program; creation of a Global Diversity & Inclusion Council headed by two senior leaders; fostering the establishment of employee resource communities (“ERCs”), including Women’s exchange (Wx), Race & Ethnicity (Eg) and Pride (Pr), as well as establishment of strategic partnerships with a broad range of organizations dedicated to raising the profile of women in the automotive industry.
On a global basis, approximately 27% of the employees in our wholly owned operations are women. A total of approximately 4,300 employees in our wholly owned operations occupy critical roles with 705 of such employees, or 16%, being women. Underrepresentation of women in our workforce is most pronounced in IT, operations and product engineering career streams, a consistent trend throughout the automotive industry.
Recognizing the importance of improving gender diversity within key technical career streams, many of the organizations we have partnered with promote gender diversity in technical career streams. Our current strategic partnerships include: Build a Dream; Centre for Automotive Diversity, Inclusion & Advancement (CADIA); Catalyst; Engineers Canada; FIRST Robotics – Girls in STEM; Gartner, Inc.; her Career; Institute of Electrical and Electronic Engineers (IEEE); Inforum; KnowledgeStart; Ontario Society of Professional Engineers; Society of Automotive Engineers (SAE) International; The Art of Leadership for Women; The Knowledge Society; Women in Automotive; Women in Manufacturing; and Women’s Executive Network (WXN).
The Board as a whole continues to advocate for improved gender representation and other diversity in leadership and other critical roles, as well as STEM career streams. In addition to their strong advocacy, the female directors of the Board, currently representing one-third of our Board of Directors, have also sought opportunities to mentor and share their experiences with the company’s high-performing female employees.
Our approach to diversity is described in greater detail in our Sustainability Report.
Age and Term Limits
We have not established firm age or tenure limits for directors, which may be arbitrary. The CGCNC is committed to ensuring that Independent Directors remain active, engaged and effective participants on the Board and that they are able to function independently of Management. Decisions regarding continued service on the Board by an Independent Director are based primarily on the Board’s skills needs and the Independent Director’s performance, as determined through the Board’s annual effectiveness evaluation, which includes peer review components. Subject to the foregoing, an Independent Director may as a general rule serve for up to twelve years.
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Expected director retirement dates based on the twelve-year tenure guideline, are as follows:
Name	Retirement Year
Dr. Kurt J. Lauk	2023
Peter G. Bowie	2024
Dr. Indira V. Samarasekera	2026
William A. Ruh	2029
Mary S. Chan	2029
Hon. V. Peter Harder	2029
Robert F. MacLellan	2030
Lisa S. Westlake	2031
Mary Lou Maher	2033
Dr. Thomas Weber	2034
Annual Board Effectiveness Assessment
Magna maintains an annual Board effectiveness assessment process which aims to assist in the identification of short- and long-term Board priorities, as well as the assessment of the overall functioning of the Board, its Committees and individual directors. The effectiveness assessment, which is overseen by the CGCNC, typically consists of the following components:
Director Orientation and Education
We are committed to ensuring that Independent Directors are provided with a comprehensive orientation aimed at providing them with a solid understanding of a broad range of topics, including:
■
our business and operations;

■
consolidated and Operating Group strategic and business plans;

■
trends and risks impacting the automotive industry;

■
our capital structure;

■
key enterprise risks and risk mitigation policies and practices;

■
our system of internal controls;

■
our internal audit program;

■
the external auditors’ audit approach and areas of emphasis;

■
our human resources policies and practices, including talent management, diversity and inclusion, as well as succession planning;

■
our approach to sustainability and environmental and health/safety policies and practices;

■
our Code of Conduct & Ethics, as well as our legal compliance program;

■
our system of corporate governance;

■
fiduciary duties and legal responsibilities applicable to directors of an Ontario corporation; and

■
other matters.

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We also aim to provide all directors with a continuing education program to assist them in furthering their understanding of our business and operations and the automotive industry, as well as emerging trends and issues, including in such areas as:
■
corporate governance;

■
risk management;

■
approach to talent management;

■
executive compensation;

■
ethics and compliance;

■
mergers and acquisitions; and

■
legal/regulatory matters.

Our director education program is developed based on priorities identified by the Board and may include various elements, including: site visits to our facilities; video overviews of manufacturing facilities; guided visits to major auto shows; in-boardroom presentations by members of Management, external advisors or others; third-party led training programs; membership in organizations representing independent directors; and subscriptions to relevant periodicals or other educational resources.
Independent Directors are encouraged to participate in additional director education activities of their choosing, at our expense. We maintain Board memberships to the Institute of Corporate Directors, as well as the National Association of Corporate Directors and encourage Independent Directors to attend conferences, seminars and webinars organized by these or other organizations. Additionally, directors are routinely provided with thought leadership materials on a range of topics from a number of respected external sources, including: investor representative organizations such as the Canadian Coalition for Good Governance; various law, accounting, management consulting and executive compensation firms; automotive industry news sources; and general publications relating to public companies. Further, we regularly distribute media articles relating to Magna and the automotive industry, as well as analyst reports and updates relating to Magna, its competitors and the automotive industry.
Board and Committee education topics during 2021 included the following:
Topic	Presenter	Attended By
Global Macroeconomic Updates	Management	Full Board
Automotive Trends	Management	Full Board
China — Market Overview	Management	Full Board
Magna Powertrain Wintertest	Management	Full Board
Magna Mechatronics, Mirrors & Lighting “Deep Dive”	Management	Full Board
Magna Exteriors “Deep Dive”	Management	Full Board
Magna Powertrain “Deep Dive”	Management	Full Board
IT & Cybersecurity	Management	Full Board
IT Transformation, ERP Strategy and Digitization	Management	Full Board
Risk Oversight and Top Risk Review	Management	Full Board & CGCNC
Succession Planning	Management	Full Board & CGCNC
Sustainability Strategy	Management	Full Board & CGCNC
Talent Management — Top 150	Management	Full CGCNC
Proxy Season Highlights	Hugessen	Full CGCNC
Electrical/Electronic Vehicle Architectures	Management	Full Board & Tech Cmte
EV Battery Landscape	Management	Full Board & Tech Cmte
Digitization Strategy	Management	Full Board & Tech Cmte
Micromobility Landscape	Management	Full Board & Tech Cmte
Internal Controls & Internal Audit Review	Management	Audit Committee
Infrastructure Cybersecurity	Management	Audit Committee
Ethics & Legal Compliance	Management	Audit Committee
ERP Systems Strategy Update	Management	Audit Committee
Sustainability Reporting	Deloitte	Audit Committee
Tax Update	Management	Audit Committee
Treasury Update	Management	Audit Committee
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Shareholder Democracy and Engagement
Shareholder Democracy
Magna’s approach to corporate governance reflects the following basic principles of shareholder democracy:
■
One Share, One Vote: We have a single class of shares, with each share entitled to one vote.

■
Majority Voting: Under applicable corporate law, shareholders can only vote “for” or “withhold” their vote for director nominees. A “withhold” vote is an abstention or non-vote instead of a vote against the nominee. As a result, a single “for” vote can result in a nominee being elected, no matter how many votes were withheld. We have adopted a majority voting policy in our Board Charter, under which we treat “withhold” votes as if they were votes against a nominee in the case of an uncontested election (i.e. one in which the number of nominees equals the number of Board positions). A nominee who is legally elected as a director but receives more “withhold” votes than “for” votes must immediately tender a resignation to the Chair of the CGCNC.

Detailed voting results are promptly disclosed in a press release issued after each shareholder meeting, so that shareholders can easily understand the level of support for each nominee, as well as each other item of business at the meeting.
Unless there are exceptional circumstances, the CGCNC and Board must accept the resignation, effective within no more than 90 days after the annual meeting. We will promptly disclose in a press release the determination made by the Board and, in the event they reject a resignation under the majority voting policy, we will disclose the nature of the exceptional circumstances underlying the refusal to accept the resignation.
Where the CGCNC accepts a director’s resignation under our majority voting policy, it may recommend and the Independent Directors may accept one of the following three outcomes:
■
leave the resulting vacancy unfilled;

■
fill the vacancy by appointing someone other than the director who resigned; or

■
call a special meeting of shareholders at which a nominee other than the one who resigned will be proposed for election.

■
Advance Notice By-Law: Shareholders wishing to nominate a candidate for election to our Board at an annual meeting of shareholders or any special meeting where one of the purposes of the meeting is the election of directors, may do so by complying with the advance notice provisions of our corporate By-Law. These provisions, which are intended to provide a fair and transparent process for shareholder nominations set out, among other things that timely written notice of the nomination(s) must be provided by the nominating shareholder to Magna’s Corporate Secretary within the timelines, and must include the information, specified in the By-Law. The full text of our By-Law is available on our website (www.magna.com) and filed on SEDAR (www.sedar.com).

■
Shareholder Proposals and Communication: Subject to meeting certain technical requirements, shareholders are entitled under applicable corporate law to put forward proposals to be voted on at a meeting of shareholders. The Board will give serious consideration to the voting results for shareholder proposals, even if they are only advisory in nature.

Proposals of shareholders intended to be presented at our Annual Meeting of Shareholders to be held in 2023 must be received by us at our principal executive offices on or before March 4, 2023 in order to be included in our 2023 Management Information Circular/Proxy Statement.
■
Corporate Transactions Involving the Issuance of 25% or More of Our Issued and Outstanding Common Shares: Corporate transactions involving the issuance of a significant proportion of Common Shares may be material and should be approved by shareholders. In the event of a transaction which would involve the issuance of 25% or more of our issued and outstanding Common Shares, we will obtain shareholder approval before proceeding with the transaction.

Shareholder Engagement
We value constructive dialogue with shareholders and potential investors and regularly engage with shareholders and shareholder representative organizations throughout the year to better understand their perspectives regarding Magna. Where possible, we consider the feedback received from such meetings in refining Magna’s policies, practices and/or public disclosures.
The Board’s shareholder engagement activities are led by Mr. Young, the Chairman of the Board. Board-led discussions typically relate to matters such as corporate governance and executive compensation. Significant shareholder and investor outreach is also conducted by members of our Executive Management team as part of our regular investor relations activities. Feedback communicated by shareholders and investors to the Executive Management team is shared
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with the CGCNC on a quarterly basis and the Chairman reports to the CGCNC and the full Board on a quarterly basis regarding shareholder engagement activities conducted by him.
Shareholders wishing to engage with the Board may do so by contacting the Board Chair, any Committee Chair or any other Independent Director through the office of the company’s Corporate Secretary, as follows:
337 Magna Drive
Aurora, Ontario
Canada
L4G 7K1
Telephone: (905) 726-2462
shareholderengagement@magna.com
Ethical Conduct
Ethical Business Conduct
We maintain a Code of Conduct & Ethics, which is disclosed on the corporate governance section of our website (www.magna.com) in multiple languages. The Code, which is administered and overseen by the Audit Committee, applies equally to all of our directors, officers and employees. The Code is reviewed regularly and proposed amendments must be approved by the Board. Any waivers of the Code for directors or executive officers must be approved by the Audit Committee, while waivers for other employees must be approved by our Chief Legal Officer, Corporate Secretary or Chief Human Resources Officer. No waivers of the Code were requested or granted in 2021.
We maintain an ethics and legal compliance training program (“ELC Program”), which aims to assist employees in understanding the values, standards and principles underlying the Code of Conduct & Ethics, as well as the application of such values, standards and principles to real-life situations encountered by employees in different roles. Our ELC Program, which is overseen by the Audit Committee, involves specialized compliance training modules which target specific functional audiences and high-risk regions. In addition to providing training on legal compliance and ethics topics generally, these specialized programs are designed to be interactive and incorporate real-life scenarios and exercises.
We maintain a confidential and anonymous whistle-blowing line known as the Magna Hotline, which is overseen by the Audit Committee. Stakeholders may make submissions to the Magna Hotline by phone or internet. Submissions are received and tracked by an independent third-party service provider. Non HR-related reports to the Hotline are reviewed by Magna’s Internal Audit Department and, when appropriate, an investigation is conducted in accordance with our Policy on Internal Ethics Investigations.
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Sustainability at Magna
At Magna we are committed to making a difference through our products and processes, as well as care and concern for our people and the communities in which they live.
Magna’s Climate Change Committment
We recognize the reality of climate change and its impact on the planet. As a result, we are focused on doing the right things today so that our corporate interests do not come at the expense of the viability of life for the generations that follow. Although combating climate change requires a collective global response, Magna is determined to play its part in addressing this existential threat to our planet. We took a significant step in 2021, targeting carbon neutrality (Scope 1 and Scope 2 emissions) in our European operations by 2025 and in our global operations by 2030. To date, nine of our Divisions globally have achieved carbon neutrality.
We believe our ambitous commitment makes us an industry leader in North America and aligns us with industry leaders in Europe. Moreover, we are focused on a science-based approach aligned with the objectives of the Paris Climate Agreement and intend to submit our emission reduction targets for official validation by the Science Based Targets initiative (SBTi) by the second quarter of 2023.
Our progress to date with respect to carbon neutrality is detailed in our Sustainability Report which forms part of our Annual Information Form/Annual Report on Form 40-F.
Approach to Sustainable Value Creation
Overall, our approach to sustainable value creation involves:
■
designing, engineering, manufacturing and delivering innovative product solutions for our customers, which achieve shared goals of reduced weight, lower fuel consumption and reduced carbon emissions;

■
optimizing and innovating our manufacturing processes for resource and input efficiency, as well as product quality;

■
enhancing the energy efficiency of our plants to reduce Scope 1 greenhouse gas emissions;

■
implementing our roadmap for the transition to 100% renewable energy to reduce our Scope 2 emissions;

■
working on a roadmap for engaging our supply chain regarding Scope 3 emissions;

■
treating our employees fairly and looking out for their health, safety and general well-being; and

■
serving as a good community partner, particularly in the communities in which our employees live and work.

Our Sustainability Report aims to provide our stakeholders with a better understanding of how we approach the creation of sustainable, long-term value and our management of sustainability-related risks. The report has been structured to align with the Task Force on Climate-related Financial Disclosures (“TCFD”) framework, as well as the Sustainability Accounting Standards Board’s (“SASB”) Auto Parts accounting standard, where possible. While this report may not currently provide stakeholders with all of the information sought through the TCFD and SASB frameworks; we continue to evolve and enhance our disclosure as our collection and validation of the applicable data improves. While the TCFD and SASB Auto Parts frameworks primarily address climate-related factors, our Sustainability Report aims to go beyond such items to give stakeholders a better understanding of the broad range of environmental, social and governance initiatives that define our approach to sustainable value creation.
For convenience, we have repeated below a summary of SASB and other metrics appearing in our Sustainability Report. However, we encourage readers to read the full report to gain a full understanding of the environmental, social and governance factors that define our approach to sustainability.

74Corporate Governance

Corporate Governance

TOPIC	SASB CODE	METRIC	UNIT OF MEASURE	MAGNA 2021 DATA(1)	CHANGE FROM 2019 BASELINE(2)
GHG Emissions	–	Scope 1 & 2 emissions	Metric Tons (t) CO2e	1,613,922 t	↓ 24.1%
Energy Management	TR-AP-130a.1	Aggregate amount of energy consumed	Gigajoules (GJ) MegaWatt hours (MWh)	19,493,920 GJ 5,414,978 MWh	↓ 15.3%
		% of energy consumed supplied from electrical grid	Percentage (%)	57.5%	↑ 2 bps
		% of energy consumed that is renewable energy	Percentage (%)	8.2%	–
	–	Energy intensity	MegaWatt hours (MWh) / Sales (USDm)	149 MWh/USDm	↓ 8.0%
		Energy intensity reduction target	MegaWatt hours (MWh) / Sales (USDm)	Target: ≥ 2% p.a. Actual: 4% 2021	–
Waste Management	TR-AP-150a.1	Aggregate amount of waste generated from manufacturing operations	Metric Tons (t)	1,144,018 t	–
		% of waste generated that is hazardous	Percentage (%)	7.0%	–
		% of waste generated that was recycled	Percentage (%)	88.4%	–
	–	% hazardous waste diverted from landfill	Percentage (%)	91.0%	–
		Waste diversion from landfill target	Percentage (%)	≥ 95% p.a.	–
Water Management	–	Annual water withdrawals	Megalitres (ML)	6,922 ML	↓ 9.2%
		Water reduction target	Percentage (%)	1.5% p.a. 15% by 2030 (vs. 2019)	–
Environmental Management	–	Annual remediation expenses	Reporting Currency (USD)	< $1.0 m	No Change
		Aggregate remediation balance for known events	Reporting Currency (USD)	$14.1 m	↑ 4.5%
Competitive Behaviour	TR-AP-520a.1	Total amount of monetary losses incurred as a result of legal proceedings associated with anti-competitive behaviour regulations	Reporting Currency (USD)	NIL	NIL
Health and Safety	–	Accident frequency rate	1.0 = 1 injury / illness per 100 employees working 40 hours/week, 50 weeks/year	0.49	↓52.9%
		Accident severity rate	10.0 = 10 lost work days / 100 employees working 40 hours/week, 50 weeks/year	12.80	↑3.6%
Gender Diversity	–	% of employees who are women(3)	Percentage (%)	27%	–
		% women in Critical Positions	Percentage (%)	16%	–
		% Women on the Board of Magna	Percentage (%)	42%(4)	↑ 9 bps
Notes:
1.
2021 data with respect to Water Withdrawals, Emissions, Energy Management, and Waste Management is preliminary.

2.
Items indicated by a dash were not tracked in 2019.

3.
Wholly-owned operations only.

4.
As of May 3, 2022, the percentage of women on the Board will be 36%, assuming election of all nominees for Magna’s annual and special meeting of shareholders.

Corporate Governance75

Board Committees and Committee Reports
Committees
This Board currently maintains three standing committees to assist it in carrying out its duties:
■
Audit Committee;

■
CGCNC; and

■
Technology Committee.

Committee Reports
A report of each standing Board Committee follows. Each report summarizes the Committee’s mandate, composition and principal activities in respect of 2021 and to date in 2022. In addition, a separate CGCNC report on compensation and performance can be found on page 33 of this Circular.
Report of the Audit Committee
Mandate
The Audit Committee’s primary role is to satisfy itself on behalf of shareholders that the company’s financial statements are accurate in all material respects and can be relied upon by shareholders. This necessarily involves diligent oversight of the company’s: system of internal controls; finance and accounting policies; internal and external audits; relationship with the independent auditors financial risk mitigation strategies; and the integrity of its financial reports and disclosures. The Audit Committee Charter has been filed on SEDAR (www.sedar.com) and is available in the Leadership and Governance section of Magna’s website (www.magna.com).
Composition
The Audit Committee Charter requires that the committee be composed of between three and five Independent Directors, each of whom is “financially literate” and at least one of whom is a “financial expert”, as those terms are defined under applicable law. Audit Committee members cannot serve on the audit committees of more than three boards of public companies in total. The Audit Committee complied with these requirements throughout 2021. There was one change to the committee’s composition in 2021 — the appointment of Mary Lou Maher following her election to the Board on May 6, 2021.
Members	Independent	Financially Literate	Financial Expert	Serves on 3 or fewer Audit Committees	2021 Attendance
Robert F. MacLellan (Committee Chair)	✓	✓	✓	✓	100%
Peter G. Bowie	✓	✓	✓	✓	100%
Mary Lou Maher	✓	✓	✓	✓	100%
Cynthia A. Niekamp	✓	✓	✓	✓	100%
In appointing members to the Audit Committee, the Board considers the relevant expertise brought to the Audit Committee by each member, including through the financial leadership and oversight experience gained by each of them in their principal occupations and/or other boards on which they serve.
2021 Accomplishments and Key Areas of Focus
Through the Audit Committee’s work during 2021 and the first few months of 2022, the Audit Committee has fulfilled all of the requirements under its Charter, including satisfying itself regarding the integrity of Magna’s financial statements and financial reporting. Some of the specific elements of work in this regard included:
Financial Reporting and Internal Controls:
■
received presentations from the company’s Chief Financial Officer and other members of the Finance Department at each quarterly meeting;

76Corporate Governance

AUDIT COMMITTEE REPORT
Corporate Governance

■
reviewed significant accounting policies and critical accounting estimates/judgements;

■
satisfied itself, on behalf of shareholders, as to:

■
disclosure of and accounting for, complete vehicle assembly contracts, which was identified as a Critical Audit Matter for the 2021 audit;

■
disclosure controls and procedures, as well as the effectiveness of internal controls over financial reporting; and

■
approved and recommended to the Board all quarterly and annual financial statements, MD&A and earnings press releases.

Oversight of Internal Audit:
■
reviewed and approved the Internal Audit work plan and budget; and

■
received quarterly updates regarding the execution of the Internal Audit work plan, as well as Management follow-up on items identified by the IAD, including through in camera sessions at each quarterly Audit Committee meeting.

External Audit Independence and Effectiveness:
■
satisfied itself as to Deloitte’s continued independence from Management;

■
received reports from Deloitte regarding Deloitte’s tailored risk assessment and incremental audit procedures of key areas;

■
reviewed and approved Deloitte’s integrated audit plan, preliminary and final fees, as well as scope of and fees for additional audit and all non-audit services arising through the year;

■
discussed audit, accounting and internal controls matters, as well as all required communications, with Deloitte, including through in camera sessions at each quarterly Audit Committee meeting;

■
assessed with Deloitte all audit risks identified as significant, as well as Deloitte’s audit responses to address such risks;

■
reviewed with Deloitte its integrated audit results;

■
performed an annual audit effectiveness assessment of Deloitte;

■
reviewed and discussed with Deloitte the Critical Audit Matter (complete vehicle assembly contracts) identified for inclusion in Deloitte’s report on Magna’s 2021 financial statements; and

■
continued to monitor the integration of audit quality indicators, as well as audit quality initiatives and developments to promote continuous audit improvement.

Ethics and Compliance:
■
received updates from Magna’s Chief Compliance Officer regarding the company’s Ethics and Legal Compliance Program, including administration of the Code of Conduct and Ethics, compliance training initiatives and activities of the company’s Compliance Council.

Whistle-Blowing:
■
reviewed summaries of matters reported and investigated through Magna’s Hotline; and

■
satisfied itself that the Hotline provides an effective mechanism for the reporting of fraud and/or breaches of the Code of Conduct and Ethics.

Topical “Deep Dives”
■
received presentations and updates from senior leaders with respect to Infrastructure Cybersecurity, Tax, Treasury, ERP Systems Strategy and Sustainability Reporting.

Corporate Governance 77

Committee Approval of This Report
Management is responsible for the preparation and presentation of Magna’s consolidated financial statements, the financial reporting process and the development and maintenance of Magna’s system of internal controls. The company’s external auditors are responsible for performing an independent audit on, and issuing their reports in respect of Magna’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), as well as the effectiveness of Magna’s internal control over financial reporting, in accordance with the standards of the PCAOB. The Audit Committee monitors and oversees these processes in accordance with the Audit Committee Charter and applicable law.
Based on these reviews and discussions, including a review of Deloitte’s Report on Financial Statements and Report on Internal Controls, the Audit Committee recommended to the Board and the Board approved Magna’s consolidated financial statements and MD&A in respect of the fiscal year ended December 31, 2021.
The Audit Committee is satisfied that it has fulfilled the duties and responsibilities assigned to it under its charter in respect of the year ended December 31, 2021. This report is dated as of March 24, 2022 and is submitted by the Audit Committee.
Robert F. MacLellan (Committee Chair)	Peter G. Bowie	Mary Lou Maher	Cynthia A. Niekamp
78Corporate Governance

CGCNC REPORT
Corporate Governance

Report of the Corporate Governance, Compensation and Nominating Committee
Mandate
The CGCNC assists the Board in fulfilling its oversight responsibilities with respect to corporate governance, executive and incentive compensation, as well as both executive and Board succession planning. The CGCNC Charter has been filed on SEDAR (www.sedar.com) and is available in the Leadership & Governance section of Magna’s website (www.magna.com).
Composition
The CGCNC Charter requires that the committee be composed of between three and five Independent Directors; the CGCNC complied with this requirement throughout 2021. There were no changes to the Committee’s composition in 2021.
Members	Independent	2021 Attendance
Dr. Indira V. Samarasekera (Committee Chair)	✓	100%
Hon. V. Peter Harder	✓	100%
Lisa S. Westlake	✓	100%
In appointing members to the CGCNC, the Board considers the relevant expertise brought to the CGCNC by each member, including through the leadership, compensation and governance experience gained by each of them in their principal occupations and/or other boards on which they serve.
2021 Accomplishments and Key Areas of Focus
During 2021 and the first few months of 2022, the CGCNC fulfilled all of the requirements under its Charter, including with respect to Magna’s overall system of corporate governance, executive and incentive compensation, Board composition, succession planning and other matters. Some of the CGCNC’s significant activities and accomplishments in these areas include:
Talent Management, Development and Diversity
■
oversaw succession planning for critical leadership roles;

■
monitored continued implementation of talent attraction, retention and development initiatives, including introduction of two Employee Resource Communities; and

■
monitored enhancements to the company’s pension plans and retirement savings programs.

Risk Oversight
■
reviewed risk oversight responsibilities accross the board and its Committees; and

■
monitored improvements in gender representation metrics in key positions.

Executive and Management Compensation
■
set target compensation for multiple senior leaders promoted to new roles such as President, Chief Financial Officer and Chief Technology Officer;

■
monitored the impact of supply constraints, including semiconductors, on the operation of executive compensation plans;

■
approved adjustments to the calculation of ROIC for purposes of ROIC PSUs, as discussed in the CGCNC Compensation and Performance Report;

■
approved long-term incentive grants for members of Executive Management and oversaw payouts of the 2018 ROIC and TSR PSUs early in 2021, as well as the 2019 ROIC and TSR PSUs early in 2022;

Corporate Governance 79

■
reviewed and approved changes to the executive compensation peer group used for compensation benchmarking; and

■
satisfied itself on behalf of shareholders that there remains an appropriate linkage between pay and performance in Magna’s system of executive compensation, as well as a range of incentives which continue to be effective in attracting, motivating and retaining key employees.

Corporate Governance
■
oversaw development of new Board diversity policy (contained in the Board Charter) which targets gender parity;

■
initiated next round of Board renewal based on a roadmap identifying skills needs for multiple future recruitment efforts;

■
developed search profile and oversaw independent search consultant’s efforts resulting in the recruitment of Mary Lou Maher in 2021 and Dr. Thomas Weber in 2022; and

■
oversaw annual board effectiveness evaluation and the process by which the Board identified its next Chairman.

Sustainability
■
received presentations on Magna’s sustainability strategy; and

■
satisfied itself as to the continued effectiveness of Magna’s environmental and occupational health/safety management programs.

Committee Approval of Report
Based on the foregoing and all of the other activities undertaken or overseen by the CGCNC, the CGCNC is satisfied that it has fulfilled the duties and responsibilities assigned to it under its charter in respect of the year ended December 31, 2021. This report is dated as of March 24, 2022 and is submitted by the CGCNC.
Dr. Indira V. Samarasekera (Committee Chair)	Hon. V. Peter Harder	Lisa S. Westlake
80Corporate Governance

TECHNOLOGY COMMITTEE REPORT
Corporate Governance

Report of the Technology Committee
Mandate
The Technology Committee assists the Board in fulfilling its oversight responsibilities with respect to disruptive and other technological trends and risks, as well as the company’s efforts to address them. The mandate of the Technology Committee has been filed on SEDAR (www.sedar.com) and is available in the Leadership & Governance section of Magna’s website (www.magna.com).
Composition
The Technology Committee Charter requires that the committee be composed of between three and five directors, a majority of whom must be Independent Directors; the Technology Committee complied with this requirement throughout 2021. There were no changes to the committee’s composition in 2021.
Members	Independent	2021 Attendance
Dr. Kurt J. Lauk (Committee Chair)	✓	100%
Mary S. Chan	✓	100%
William A. Ruh	✓	100%
In appointing members to the Technology Committee, the Board considers the relevant expertise brought to the committee by each member, including through the manufacturing and technology management experience gained by each of them in their principal occupations and/or other boards on which they serve. Dr. Thomas Weber was appointed to the Technology Committee effective January 1, 2022, based on his extensive automotive experience and expertise, including with respect to the development and production of future-oriented vehicles.
2021 Accomplishments and Key Areas of Focus
During 2021 and the first few months of 2022, the Technology Committee fulfilled the requirements of its Charter. Some of the Technology Committee’s significant activities and accomplishments in respect of 2021 include:
Technology Trends, Opportunities & Risks
■
engaged in “deep dive” reviews of various topics, including:

■
electrical/electronic vehicle architectures;

■
electric vehicle battery landscape;

■
digitization; and

■
micromobility.

■
continued to monitor and assess the company’s progress in closing product or skills gaps in critical areas such as powertrain electrification, including through the joint venture formed with LG for electric drive motors, inverters and, for some customers, complete e-drive systems.

Technology Investments and M&A Strategy
■
quarterly reviewed status of Magna’s investments in technology start-ups and investment funds, including as to investment rationale, technology, intellectual property, overall value proposition and investment performance.

Committee Approval of Report
Based on the foregoing and all of the other activities undertaken or overseen by the Technology Committee, the committee is satisfied that it has fulfilled the duties and responsibilities assigned to it under its charter in respect of the year ended December 31, 2021. This report is dated as of March 24, 2022 and is submitted by the Technology Committee.
Dr. Kurt J. Lauk (Committee Chair)	Mary S. Chan	William A. Ruh	Dr. Thomas Weber
Corporate Governance 81

Additional Information
Interests of Management and Other Insiders in Certain Transactions
William Young and Dr. Indira Samarasekera serve on the board of the Canadian Institute for Advanced Research (“CIFAR”), a not-for-profit focused on advanced research and study. Magna has made a multi-year commitment to CIFAR, which included C$150,000 in each of 2021 and 2022. The amount of Magna’s contribution to CIFAR is not material to Magna. Neither of Dr. Samarasekera or Mr. Young receive any compensation from CIFAR for service on the CIFAR board.
During 2021, a non-independent trust (the “Trust”) which exists to make orderly purchases of Magna shares for employees for transfer to the Employee Equity and Profit Participation Program, borrowed up to $16.0 million from Magna to facilitate the purchase of Common Shares. At December 31, 2021, the Trust’s indebtedness to Magna was $15.0 million.

Indebtedness of Directors, Executive Officers and Employees
None of Magna’s present or former directors or executive officers (including any of their associates) were indebted at any time during 2021 to Magna or its subsidiaries. As at the Record Date, present and former employees of Magna and its subsidiaries owed Magna and its subsidiaries of $0.5 million in aggregate.

Directors’ and Officers’ Insurance
Effective September 1, 2021, Magna renewed its directors’ and officers’ liability insurance for a one-year renewal period. This insurance provides, among other coverages, coverage of up to $300 million (in the aggregate for all claims made during the policy year) for officers and directors of Magna and its subsidiaries, subject to a self-insured retention of $5.0 million for all claims. This policy does not provide coverage for losses arising from the intentional breach of fiduciary responsibilities under statutory or common law or from violations of or the enforcement of pollutant laws and regulations. The aggregate premium payable in respect of the policy year September 1, 2021 to September 1, 2022 for the directors’ and officers’ liability portion of this insurance policy was $4.3 million.

Contacting the Board
Shareholders wishing to communicate with the Board Chair or any other director may do so through the office of the Corporate Secretary at 337 Magna Drive, Aurora, Ontario, Canada, L4G 7K1, telephone (905) 726-2462 or by email shareholderengagement@magna.com.

Approval of Circular	The Board has approved the contents and mailing of this Circular.
Bassem A. Shakeel
Vice-President and Corporate Secretary
March 24, 2022
Magna files an Annual Information Form with the Ontario Securities Commission and Annual Report on Form 40-F with the U.S. Securities and Exchange Commission. A copy of Magna’s most recent Annual Information Form, this Circular and the Annual Report containing Magna’s consolidated financial statements and MD&A, will be sent to any person upon request in writing addressed to the Secretary at Magna’s principal executive offices set out in this Circular. Such copies will be sent to any shareholder without charge. Copies of Magna’s disclosure documents and additional information relating to Magna may be obtained by accessing the disclosure documents available on the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. Financial information is provided in Magna’s comparative consolidated financial statements and MD&A for fiscal 2021. For more information about Magna, visit Magna’s website at www.magna.com.
82Additional Information

Definitions and Interpretation

Definitions and Interpretation
Certain Defined Terms
In this document, referred to as this “Circular”, the terms “you” and “your” refer to the shareholder, while “we”, “us”, “our”, the “company” and “Magna” refer to Magna International Inc. and, where applicable, its subsidiaries. In this Circular, a reference to “fiscal year” is a reference to the fiscal or financial year from January 1 to December 31 of the year stated.
We also use the following defined terms throughout this Circular:

Board:	our Board of Directors.
BoC:	the Bank of Canada.
C$:	Canadian dollars.
CGCNC:	the Corporate Governance, Compensation and Nominating Committee of our Board.
Deloitte:	Deloitte LLP
DSUs:	deferred share units.
Independent Directors:	our directors or nominees who have been determined to be independent on the basis described under “Nominees for Election to the Board – Nominee Independence”.
NYSE:	The New York Stock Exchange.
OBCA:	the Business Corporations Act (Ontario).
TSX:	the Toronto Stock Exchange.
Currency, Exchange Rates and Share Prices
Dollar amounts in this Circular are stated in U.S. dollars, unless otherwise indicated, and have been rounded to the nearest thousand. In a number of instances in this Circular, information based on our share price has been calculated on the basis of the Canadian dollar closing price of our Common Shares on the TSX and converted to U.S. dollars based on the BoC exchange rate on the applicable date.

Reference Date	NYSE Share Price (US$)	TSX Share Price (C$)	BoC Exchange Rate (C$1.00 = US$)
December 31, 2021	80.94	102.35	0.7883
March 16, 2022	60.96	77.37	0.7861
In a number of instances in this Circular, information denominated in Euros has been converted to U.S. dollars based on the European Central Bank (“ECB”) reference rate as at December 31, as set out below.
Reference Date	December 31, 2021	December 31, 2020	December 31, 2019
ECB Exchange Rate (€1.00 = US$)	1.1326	1.2271	1.1234
Information Currency	The information in this Circular is current as of March 16, 2022, unless otherwise stated.
Websites not incorporated by Reference	Information contained on or otherwise accessible through Magna’s website and other websites, though referenced herein, does not form part of and is not incorporated by reference into this Circular.
Definitions and Interpretation 83

Appendix

Appendix
MAGNA INTERNATIONAL INC.
2022 TREASURY PERFORMANCE STOCK UNIT PLAN
ARTICLE 1   PURPOSE
1.1
Purpose

The purpose of this Plan is to establish the default terms and conditions applying to performance stock units of the Corporation, which are intended to:
(a)
support the Corporation’s goal of attracting, retaining, motivating and rewarding key employees of the Corporation and its Subsidiaries;

(b)
incent Participants to act in the long-term best interests of the Corporation; and

(c)
align Participants’ interests with those of the Corporation’s shareholders over the long-term.

ARTICLE 2   INTERPRETATION
2.1
Definitions

When used in this Plan, unless the context otherwise requires, the following terms have the following meanings:
“Award”means a grant or award of Performance Stock Units made pursuant to this Plan.
“Award Agreement” means a written document issued by the Corporation evidencing the terms and conditions on which PSUs have been granted under this Plan. Award Agreements will be in the form attached as Schedule A to this Plan, subject to any amendments to such form as may be approved by the Plan Administrator.
“Board” means the board of directors of the Corporation.
“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks located in Toronto, Ontario, Canada are open for business during normal banking hours.
“Cause” for purposes of this Plan, includes the following acts, any of which in the sole and exclusive determination of the Participant’s Employer justifies the termination of the Participant’s employment with the Participant’s Employer:
(a)
theft, bribery or fraud committed by the Participant;

(b)
competing with the business of the Corporation, its operating groups or any other of the Corporation’s affiliates;

(c)
soliciting for employment any employees of the Corporation, its operating groups or any other of the Corporation’s affiliates;

(d)
unauthorized disclosure of confidential information which is material to the Corporation and/or its affiliates; or

(e)
a material violation of law, material breach of the Corporation’s Code of Conduct and Ethics committed by the Participant, material breach of the Policies or any other act or omission or series of acts or omissions that would at law permit an employer to terminate the employment of an employee without providing the employee with any notice or payment in respect thereof.

“Change of Control” means the occurrence of any of the following events:
(a)
the completion of a transaction pursuant to which any Person hereafter acquires the direct or indirect beneficial ownership of 50% or more of the Shares, including in connection with any merger, consolidation, arrangement or similar transaction;

(b)
the completion, directly or indirectly, in a single transaction or a series of related transactions, of the sale of all

Appendix A-1

or substantially all of the Corporation’s assets to a Person other than a Person that was, prior to such sale, a Related Entity of the Corporation;
(c)
the dissolution or liquidation of the Corporation except in connection with the distribution of assets of the Corporation to one or more Persons that were Related Entities of the Corporation prior to such event; or

(d)
any other event which, in the opinion of the Plan administrator, reasonably constitutes a change of control of the Corporation.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
“Committee” means the Corporate Governance, Compensation and Nominating Committee of the Board, including any successor thereto.
“Corporation” means Magna International Inc.
“Disabled” or “Disability” means the Participant’s inability to perform the essential duties of his or her job for a period of six or more consecutive months in any 12 month period, or 12 or more months in total in any 24 month period, subject to any statutory duty of accommodation that may apply at the time.
“ESL” means the employment standards legislation, as amended or replaced, applicable to a Participant who is an employee.
“Fair Market Value” at any date in respect of the Shares means the volume-weighted average closing price of the Shares on the NYSE for the twenty (20) trading days immediately preceding such date.
“Good Leaver” means a Participant who does not receive severance in connection with his or her Retirement and facilitates a true Retirement from active employment with the Corporation pursuant to a Board-approved retirement agreement which: (i) establishes a reasonable notice period (not to exceed 12 months) prior to the Participant’s date of Retirement; (ii) outlines the Participant’s transitional responsibilities; and (iii) reaffirms his or her non-competition and non-solicitation obligations.
“Grant Date” means the effective date of grant specified by the Plan Administrator at the time it grants a PSU; provided, however, that:
(a)
the Grant Date cannot be prior to the date the Plan Administrator acts to grant the PSU; and

(b)
if the Plan Administrator does not specify a Grant Date, such date will be the date on which the Plan Administrator acts to grant the PSU.

“Insider” means an “insider” as defined in the TSX Company Manual, as amended from time to time.
“Minimum Withholding Amount” has the meaning ascribed thereto in Section 4.5 of this Plan.
“NI 45-106” means National Instrument 45-106 — Prospectus and Registration Exemptions, of the Canadian Securities Administrators.
“NYSE” means The New York Stock Exchange.
“OBCA” means the Business Corporations Act (Ontario) and the regulations promulgated thereunder.
“Participant” means:
(a)
a current, actively employed employee of the Corporation or a Subsidiary of the Corporation who serves in the capacity of an executive officer of the Corporation;

(b)
such other employee of the Corporation or a Subsidiary of the Corporation whom the Plan Administrator determines to be eligible for Awards pursuant to this Plan; and

(c)
a former employee of the Corporation or a Subsidiary of the Corporation to whom Section 6.5(b) applies.

For greater certainty, “Participant” includes a Participant’s Permitted Assigns, where applicable.
“Participant’s Employer” means the Corporation or its Subsidiary, as applicable, which employs the Participant or, in the case of a Participant that has ceased to be an employee, which employed the Participant immediately prior to such cessation.
“Performance Goals” means performance goals expressed in terms of the attainment by the Corporation of a specified level of a particular performance criteria or metric, whether expressed in terms of absolute increase in the
A-2Appendix

Appendix

performance criteria or metric over a period of time, or relative to a market index, a group of other companies or a combination thereof, or on any other basis, all as determined by the Plan Administrator.
“Performance Period” means the period of time specified in an Award Agreement over which the Performance Goals applicable to an Award are to be measured and assessed.
“Performance Stock Unit” or “PSU” means a notional stock unit equivalent to one Share, granted by the Plan Administrator pursuant to Section 4.1 of this Plan and subject to adjustment in accordance with Sections 4.3 and 4.4 of this Plan.
“Permitted Assign” has the meaning ascribed to the term “permitted assign” in NI 45-106.
“Person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative.
“Plan” means this Magna International Inc. Performance Stock Unit Plan, as amended from time to time.
“Plan Administrator” means the Board, except to the extent the Board has delegated administration of this Plan to the Committee in the Committee’s Charter, by resolution or otherwise.
“Policies” means the policies, guidelines and procedures, that govern the way the Corporation operates, including updated, replacement or new policies adopted from time to time, and specifically includes the Corporation’s: Code of Conduct & Ethics; supplemental Compliance Policies and Compliance Control Procedures; Capital Expenditure Guidelines; Real Estate Approval Guidelines; Corporate Disclosure Policy; Insider Trading and Blackout Policy; M&A Transaction Board Pre-Approval Policy; together with all Policies which the Corporation or the Board may establish, or amend, while a Participant is employed by the Corporation or a Subsidiary of the Corporation.
“Related Entity” has the meaning ascribed to the term “related entity” in NI 45-106.
“Retirement” means retirement of a Participant from active employment with the Corporation or a Subsidiary of the Corporation at or after age 60 or, for purposes of this Plan, at or after such earlier age and upon completion of such years of service as the Plan Administrator may specify.
“Security Based Compensation Arrangement” has the meaning given to that term in the TSX Company Manual, as amended from time to time.
“Shares” means the Common Shares in the capital of the Corporation.
“Subsidiary” has the same meaning ascribed thereto in the OBCA.
“Termination Date” means, regardless of whether the termination is lawful or unlawful, with or without Cause, and whether it is the Participant or the Participant’s Employer that initiates the termination, the later of:
(a)
if and only to the extent required to comply with the minimum standards of the ESL, the last day of the applicable minimum statutory notice period applicable to the Participant pursuant to the ESL, if any; and

(b)
the date that is designated by the Participant’s Employer, as the last day of the Participant’s employment with the Participant’s Employer, provided that in the case of termination of employment by resignation by the Participant, such date shall not be earlier than the date notice of resignation was given; and

(c)
in the case of either (a) or (b), without regard to any applicable period of reasonable notice or contractual notice to which the Participant may claim to be entitled under common law, civil law or pursuant to contract in respect of a period which follows the last day that the Participant actually and actively provides services to the Participant’s Employer as specified in the notice of termination provided by the Participant’s Employer. For the avoidance of any doubt, the parties intend to displace any presumption that the Participant is entitled to reasonable notice of termination under common law or civil law in connection with the Plan.

Appendix A-3

“Trading Blackout” means any time period during which the Corporation’s most senior officers and directors are prohibited from trading in Shares through a restriction imposed by the Corporation pursuant to its Insider Trading and Blackout Policy.
“TSX” means the Toronto Stock Exchange.
“U.S.” means the United States of America.
“U.S. Taxpayer” means a Participant who, with respect to an Award, is subject to taxation under the applicable U.S. tax laws.
“Vesting Date” means:
(a)
in the case of the death or Disability of a Participant, means the date of death or date on which the Participant is determined to have become Disabled; and

(b)
in all other cases:

(i)
the date on which the Plan Administrator completes the assessment contemplated in Section 4.3 of this Plan as evidenced by a resolution duly approved by the Board; or

(ii)
the date or dates specified in an Award Agreement as the Vesting Date(s) applicable to an Award.

“Vesting Date Value” means the closing price of the Shares on the NYSE on the trading day immediately preceding the Vesting Date.
2.2
Interpretation

(a)
Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Plan.

(b)
Where the word “including” or “includes” is used in this Plan, it means “including (or includes) without limitation”.

(c)
Whenever the Plan Administrator is to exercise discretion in the administration of the terms and conditions of this Plan, the term “discretion” means the sole and absolute discretion of the Plan Administrator.

(d)
As used herein, the terms “Article”, “Section”, “Subsection” and “clause” mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

(e)
Words importing the singular include the plural and vice versa, and words importing any gender include any other gender.

(f)
A reference in this Plan to a statute, rule or regulation refers to that statute, rule or regulation as it existed as of the date this Plan was approved or last amended by the Board.

(g)
Unless otherwise specified, all references to money amounts are to U.S. currency.

ARTICLE 3   PLAN ADMINISTRATION
3.1
Plan Administrator’s Authority

Subject to Section 3.2 hereof, this Plan will be administered by the Plan Administrator and the Plan Administrator has sole and complete authority, in its discretion, to:
(a)
determine the Participants to whom Awards may be granted;

(b)
grant Awards in such amounts and on such terms and conditions as it determines, including the:

(i)
time or times at which Awards may be granted;

(ii)
Performance Goals applying to any Award; and

(iii)
duration of the Performance Period applicable to any Award;

A-4Appendix

Appendix

(c)
make determinations as to the cancellation, amendment, adjustment,acceleration, termination,waiver of termination or any other change to an Award, under such circumstances as the Plan Administrator may consider appropriate;

(d)
interpret this Plan and any Award Agreement and adopt, amend, prescribe and rescind administrative guidelines and other rules and regulations relating to this Plan and any Award Agreement; and

(e)
make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan and any Award Agreement.

3.2
Delegation of Plan Administrator

(a)
The Plan Administrator has authority to administer this Plan pursuant to the terms hereof. The Board may delegate to the Committee all or any of the powers conferred on the Plan Administrator pursuant to Section 3.1 hereof. In the event of such a delegation, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board. Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of this Plan in this context is final, conclusive and binding.

(b)
The Board may change the Plan Administrator at any time by way of Board resolution.

(c)
The day-to-day administration of this Plan may be delegated to such officers and employees of the Corporation as the Plan Administrator determines.

(d)
Any decision made or action taken by the Plan Administrator arising out of or in connection with the administration or interpretation of this Plan in this context is final, conclusive and binding on the Corporation, Participants, Permitted Assigns and all other Persons.

3.3
Eligibility

All Participants are eligible to participate in the Plan, subject to Subsections 6.1(c) and 6.2(c) of this Plan. Eligibility to participate does not confer upon any Participant any right to be granted an Award pursuant to the Plan. The extent to which any Participant is granted an Award pursuant to the Plan will be determined in the sole and absolute discretion of the Plan Administrator, provided, however, that the number of Shares:
(a)
issued to Insiders of the Corporation, within any one-year period; and

(b)
issuable to Insiders of the Corporation, at any time,

under this Plan, or when combined with all other Security Based Compensation Arrangements, shall, in each case, not exceed 10% of the total issued and outstanding Shares, respectively.
3.4
Total Shares Subject to Awards

(a)
The aggregate number of Shares that may be issued pursuant to the Plan shall not exceed 3,000,000. No Awards may be granted if such grant would have the effect of causing the total number of Shares issuable upon the settlement of such Awards to exceed the above-noted total number of Shares reserved for issuance pursuant to this Plan.

(b)
To the extent any Awards (or portions thereof) terminate for any reason prior to the applicable Vesting Date, or are surrendered, forfeited or cancelled (in accordance with the terms of this Plan and/or an Award Agreement), the Shares subject to such Awards shall be added back to the number of Shares reserved for issuance under this Plan and such Shares shall again become available for grant under this Plan.

(c)
Any Shares issued by the Corporation through the assumption or substitution of outstanding equity-based awards from an entity acquired by the Corporation shall not reduce the number of Shares available for issuance pursuant to the exercise or settlement of Awards granted under the Plan. Any Shares issued by the Corporation pursuant to an inducement award in accordance with Section 613(c) of the TSX Company Manual shall not reduce the number of Shares available for issuance pursuant to the exercise or settlement of Awards granted under the Plan.

Appendix A-5

3.5
Compliance with Securities Laws

Any Award granted under this Plan is subject to the requirement that, if at any time the Corporation determines that the listing, registration or qualification of the Shares issuable pursuant to such Award upon any securities exchange or under any securities laws of any jurisdiction, or the consent or approval of the TSX, NYSE and/or any securities regulatory authority having jurisdiction over the Corporation is necessary as a condition of, or in connection with, the grant or vesting of such Award or the issuance of Shares thereunder, such Award may not be accepted or redeemed in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained on conditions acceptable to the Plan Administrator. Nothing herein will be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval. To the extent applicable, Participants must cooperate with the Corporation in complying with such legislation, rules, regulations and policies.
3.6
Award Agreements

Each Award under this Plan will be evidenced by an Award Agreement, in a form approved by the Plan Administrator. Each Award Agreement will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Plan Administrator may direct, which are not inconsistent with this Plan.
3.7
Non-Transferability

Except to the extent permitted by the Plan Administrator, no assignment or transfer of Awards to any Person other than a Permitted Assign, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee, and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect.
ARTICLE 4   PERFORMANCE STOCK UNITS
4.1
Grant of PSUs

The Plan Administrator may grant PSUs to any Participant from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe in an Award Agreement. Each PSU will consist of a conditional right to receive a Share, subject to achievement of the Performance Goals during the applicable Performance Period.
4.2
Terms of PSUs

The Performance Goals to be achieved during a Performance Period, the length of the Performance Period, the number of PSUs granted at target, the effect of the achievement of Performance Goals on payout of the Award and other terms and conditions applicable to an Award will be set forth in the applicable Award Agreement. Unless otherwise specified in the Award Agreement, all PSUs will “cliff-vest” following the Plan Administrator’s assessment referenced in Subsection 4.3(b) of this Plan.
4.3
Assessment of Performance

(a)
With respect to each Award, the Plan Administrator may, in its absolute and sole discretion, at any time after the Grant Date and prior to the payment of the Award, make such adjustments as it deems appropriate to any of the Performance Goals and/or the methodology for calculating the impact of performance on the Award, including:

(i)
revising, deleting and/or replacing a performance measure included in the Performance Goals where it no longer exists, has materially changed or is no longer relevant to the Corporation’s business;

(ii)
revising, deleting and/or replacing a performance measure against which the Performance Goals are assessed where it no longer exists, has materially changed or is no longer relevant to the Corporation’s business or to address the impact of transactions or events which crystallize existing value that is not reflected in such measure at the time such Performance Goals were issued;

(iii)
adjusting the composition of any peer group for purposes of assessing relative performance because members of the original peer group have ceased to be publicly traded or subsequent events warrant adjustment to the composition to provide more meaningful peer comparisons; or

(iv)
other adjustments if the Plan Administrator determines they should be made to reflect extraordinary circumstances that were not and reasonably could not have been anticipated at the time the Award was granted.

(b)
Following the completion of a Performance Period applicable to an Award, the Plan Administrator will assess

A-6Appendix

Appendix

the Corporation’s performance in light of the Performance Goals identified and Performance Period established in respect of the Award. The Plan Administrator will then determine the impact of performance on the vesting and/or value of the PSUs and, by resolution, approve the vesting of such number of PSUs to which each Participant is entitled in respect of the applicable Performance Period.
4.4
Issuance of Shares

(a)
Unless otherwise specified in the Award Agreement, subject to Section 4.5, within fifteen (15) business days following the applicable Vesting Date of an Award of PSUs, the Corporation will issue to the Participant that number of fully paid and non-assessable Shares from treasury equal to the number of whole PSUs to which the Participant is entitled after giving effect to any Performance Goals for any Award, inclusive of additional PSUs in respect of dividend equivalents credited pursuant to Section 5.1.

(b)
Notwithstanding the foregoing, if the fifteen (15) business day period falls within a Trading Blackout, then the Corporation will issue the Shares within ten (10) business days of the end of the Trading Blackout. In no circumstances will the Corporation be liable to the Participant for any diminution in market value of the Shares between the date on which the Shares would have been issued to the Participant absent the Trading Blackout, and the date on which the Shares are actually issued to the Participant.

4.5
Withholdings

The settlement of each Award is subject to the condition that if at any time the Plan Administrator determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such grant, vesting, or settlement, such action is not effective unless such withholding has been effected to the satisfaction of the Plan Administrator. In such circumstances, the Plan Administrator may require that a Participant pay to the Corporation or a Subsidiary of the Corporation the minimum amount as the Corporation or a Subsidiary of the Corporation is obliged to remit to the relevant taxing authority in respect of the granting, vesting or settlement of the Award (the “Minimum Withholding Amount”). Any such additional payment is due no later than the date on which such amount with respect to the Award is required to be remitted to the relevant tax authority by the Corporation or a Subsidiary of the Corporation, as the case may be. If the Participant does not pay the Minimum Withholding Amount to the Corporation or a Subsidiary of the Corporation in accordance with the immediately preceding sentence, subject to any requirements or limitations under applicable law, the Corporation or a Subsidiary of the Corporation may, and the Participant hereby authorizes and consents to the Corporation or a Subsidiary of the Corporation (a) withholding the Minimum Withholding Amount from any remuneration or other amount payable by the Corporation or a Subsidiary of the Corporation to the Participant, (b) requiring the Participant to surrender to the Corporation for cancellation a portion of their Award with a Vesting Date Value equal to the Minimum Withholding Amount, (c) requiring the sale of a number of Shares issued upon settlement of such Award and the remittance to the Corporation of the net proceeds from such sale sufficient to satisfy the Minimum Withholding Amount or (d) entering into any other suitable arrangements for the receipt of the Minimum Withholding Amount.
ARTICLE 5   ADDITIONAL AWARD TERMS
5.1
Dividend Equivalents

(a)
Unless otherwise determined by the Plan Administrator and set forth in the particular Award Agreement, dividends will be credited as additional PSUs based on the final number of PSUs determined in accordance with Subsection 4.3(b) of this Plan.

(b)
The foregoing does not obligate the Corporation to declare or pay dividends on Shares and nothing in this Plan should be interpreted as creating such an obligation.

5.2
Recoupment

Notwithstanding any other terms of this Plan, Awards may be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with policies or practices adopted by the Corporation or a Subsidiary of the Corporation, or as otherwise required by applicable law or the rules of any stock exchange on which the Shares are listed and the Participant will not be entitled to any damages or other compensation in respect of any Awards subject to such policies or practices. The Plan Administrator may at any time exercise discretion to determine any such action required, as well as the scope and manner in which this Section 5.2 of this Plan will apply to any Participant or category of Participants.
Appendix A-7

ARTICLE 6   TERMINATION OF EMPLOYMENT OR SERVICES
6.1
Death or Disability

Unless otherwise determined by the Plan Administrator and set forth in an Award Agreement, if a Participant dies or becomes Disabled while a Participant:
(a)
each outstanding Award will vest on a pro rated basis on the Vesting Date and Shares will be issued to the Participant or Permitted Assign in accordance with Section 4.4 of this Plan after giving effect to any Performance Goals determined up to such date; and

(b)
such Participant’s eligibility to receive new grants of Awards under the Plan ceases as of the date of death or Disability.

6.2
Termination of Employment or Services

(a)
Unless otherwise specified by the Plan Administrator and set forth in an Award Agreement, where a Participant’s employment is terminated without Cause (whether such termination is lawful or unlawful, with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice, and whether it is the Participant or the Participant’s Employer that initiates the termination), then, subject to having met minimum service conditions specified in an Award Agreement (if applicable), Awards will vest on the Vesting Date and Shares will be issued in accordance with Section 4.4 of this Plan after:

(i)
giving effect to any Performance Goals; and

(ii)
pro-rating the payout to reflect the proportion of the Performance Period the Participant was employed by the Corporation or a Subsidiary of the Corporation up to the Termination Date.

Awards that have not vested as of the Termination Date, and will not vest pursuant to Subsections 6.2(a)(i) and (ii), will be forfeited and cancelled as of the Termination Date and the Participant will not be entitled to any damages or other amounts in respect of any forfeiture and cancellation of any part of an Award in connection with the termination of the Participant’s employment without Cause.
(b)
Notwithstanding anything set out in this Section 6.2, a Participant will forfeit any unvested Awards in the event the Participant breaches any non-competition or non-solicitation obligation the Participant may have to the Corporation or any of its Subsidiaries and the Participant will not be entitled to any damages or other amounts in respect of any such forfeiture.

(c)
Unless otherwise specified by the Plan Administrator and set forth in an Award Agreement, where a Participant’s employment is terminated for Cause, then any Award held by the Participant that has not vested as of the Termination Date will be immediately forfeited and cancelled as of the Termination Date and the Participant will not be entitled to any damages or other amounts in respect of any forfeiture and cancellation of any Award in connection with the termination of the Participant’s employment.

(d)
A Participant’s eligibility to receive further grants of Awards under the Plan ceases on the Termination Date. Except to the extent required to comply with applicable minimum requirements contained in ESL, the Participant is not eligible for continued vesting of any Award during any period in which the Participant receives, or claims to be entitled to receive, any compensatory payments or damages in lieu of notice of termination pursuant to contract, common law or civil law, and the Participant will not be entitled to any damages or other compensation in respect of any Award that does not vest or is not awarded due to termination as of the Termination Date of the Participant’s employment with the Participant’s Employer for any reason. The Plan displaces any and all common law and civil law rights the Participant may have or claim to have in respect of any Awards, including any right to damages. The foregoing shall apply, regardless of: (i) the reason for the termination of Participant’s employment; (ii) whether such termination is lawful or unlawful, with or without Cause; (iii) whether it is the Participant or the Participant’s Employer that initiates the termination; and (iv) any fundamental changes, over time, to the terms and conditions applicable to the Participant’s employment.

6.3
Resignation of Employment

Unless otherwise specified by the Plan Administrator and set forth in an Award Agreement, where a Participant’s employment terminates by reason of voluntary resignation by the Participant (other than pursuant to Retirement), then any Award held by the Participant that has not vested by the Termination Date will be immediately forfeited and cancelled
A-8Appendix

Appendix

as of the Termination Date and the Participant will not be entitled to any damages or other amounts in respect of any forfeiture and cancellation of any Award in connection with the Participant’s resignation.
6.4
Retirement

(a)
Unless otherwise specified by the Plan Administrator and set forth in an Award Agreement, where a Participant’s employment terminates by reason of Retirement, then, subject to having met minimum service conditions specified in an Award Agreement (if applicable), Awards will vest on the Vesting Date and Shares will be issued in accordance with Section 4.4 of this Plan after:

(i)
giving effect to any Performance Goals; and

(ii)
pro-rating the payout to reflect the proportion of the Performance Period the Participant was employed by the Corporation or a Subsidiary of the Corporation up to the date of Retirement.

Awards that have not vested as of the date of Retirement, and will not vest pursuant to Subsections 6.4(a)(i) or (ii), will be forfeited and cancelled as of the date of Retirement and the Participant will not be entitled to any damages or other amounts in respect of any forfeiture and cancellation of any part of an Award in connection with the Participant’s Retirement.
(b)
Notwithstanding anything set out in this Section 6.4, a Participant will forfeit any unvested Awards in the event the Participant breaches any non-competition or non-solicitation obligation the Participant may have to the Corporation or any of its Subsidiaries and the Participant will not be entitled to any damages or other amounts in respect of any such forfeiture.

6.5
Change in Relationship with the Corporation

Notwithstanding Section 6.1 to 6.4 of this Plan, unless otherwise determined by the Plan Administrator:
(a)
Awards are not affected by a change of employment or services arrangement within the Corporation or between the Corporation and a Subsidiary of the Corporation for so long as the Participant continues to meet the definition of a “Participant”; and

(b)
Awards are not affected by a change in the Participant’s relationship from an employment relationship to a consulting relationship with the Corporation or a Subsidiary, as applicable, provided that the Participant’s period of employment and period of services as a consultant are continuous and uninterrupted. In such circumstances the following shall apply:

(i)
references herein to the Participant’s “employment agreement” shall be deemed to include any written agreement between the Participant and the Corporation, or between the Participant and a Subsidiary of the Corporation, as applicable, and the remaining references to “employment” shall be deemed to be references to “employment or services” where services are not otherwise referenced;

(ii)
references to the Participant being “employed by” the Corporation or a Subsidiary of the Corporation shall be deemed to be references to the Participant being “employed by or providing services to” the Corporation or a Subsidiary of the Corporation; and

(iii)
the Participant’s Employer shall be deemed to mean the Corporation or Subsidiary to which the Participant provides service as a consultant at the relevant time.

ARTICLE 7   EVENTS AFFECTING THE CORPORATION
7.1
General

The existence of any Awards does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business, or any amalgamation, combination, arrangement, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, Shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this Article 7 would have an adverse effect on this Plan or on any Award granted hereunder.
Appendix A-9

7.2
Change of Control

(a)
Notwithstanding anything else in this Plan or any Award Agreement, the Plan Administrator may, without the consent of any Participant, take such steps as are necessary or desirable to cause the conversion or exchange of any outstanding PSU into or for shares, share units, rights or other securities of substantially equivalent value (or greater value), as determined by the Plan Administrator in its sole discretion, in any entity participating in or resulting from a Change of Control.

(b)
Upon the Corporation entering into an agreement relating to, or otherwise becoming aware of, a transaction which, if completed, would result in a Change of Control, the Corporation will give written notice of the proposed transaction to all Participants with outstanding Awards, together with a description of the effect of such Change of Control on outstanding Awards, not less than 10 business days prior to the closing of the transaction resulting in the Change of Control.

(c)
Upon the Corporation entering into an agreement relating to, or otherwise becoming aware of, a transaction which, if completed would result in a Change of Control, the Plan Administrator may accelerate the vesting of any or all outstanding PSUs to provide that such PSUs will be fully vested and conditionally settled on (or prior to) the closing date of the transaction resulting in the Change of Control, subject to such terms and conditions as may be specified by the Plan Administrator. If, for any reason, the Change of Control transaction is not completed, the acceleration of vesting and conditional settlement of the outstanding PSUs will be retracted and vesting will instead revert to that in effect immediately prior to the application of this paragraph by the Plan Administrator.

7.3
Reorganization of Corporation’s Capital

Should the Corporation effect a redivision, subdivision, consolidation, recapitalization or any similar transaction to any of the foregoing, or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Corporation, and in the event of an amalgamation, arrangement, consolidation, combination, merger or other reorganization involving the Corporation by exchange of Shares, by sale or lease of assets, spin-off or otherwise (other than a Change of Control), that, in the opinion of the Plan Administrator, would warrant the amendment, acceleration or replacement of any existing PSU in order to:
(a)
adjust the number of Shares that may be issued upon settlement of any outstanding PSUs; and/or

(b)
make any other change in order to preserve proportionately the rights and obligations of the Participants,

the Plan Administrator may authorize such steps to be taken as may be equitable and appropriate to that end.
7.4
Other Events Affecting the Corporation

In the event of an amalgamation, combination, merger or other reorganization involving the Corporation by exchange of shares, by sale or lease of assets, spinoff or otherwise, that, in the opinion of the Plan Administrator, warrants the replacement or amendment of any existing Awards in order to:
(a)
adjust the number of Shares or the securities or other property that may be issued on the vesting of any outstanding Awards;

(b)
amend the terms of any outstanding Awards in order to preserve proportionately the rights and obligations of the Participants; or

(c)
provide that the PSUs will be settled by the issuance shares of an entity other than the Corporation,

the Plan Administrator, will authorize such steps to be taken as may be equitable and appropriate to that end.
7.5
Immediate Acceleration of Awards

Where the Plan Administrator determines that the steps provided in Sections 7.3 and 7.4 would not preserve proportionately the rights and obligations of the Participants holding such Awards in the circumstances or otherwise determines that it is appropriate, the Plan Administrator may, but is not required, to permit the immediate vesting and settlement of any unvested Awards.
A-10Appendix

Appendix

7.6
Issue by Corporation of Additional Shares

Except as expressly provided in this Article 7, neither the issue by the Corporation of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to the number of Shares that may be issued as a result of a grant of Awards.
7.7
Fractions

No fractional Shares will be delivered pursuant to an Award. Accordingly, if, as a result of any adjustment under this Article 7 or a dividend equivalent, a Participant would become entitled to a fractional Share, the Participant has the right to be issued only the adjusted number of full Shares and no payment or other adjustment will be made with respect to the fractional Shares, which will be disregarded.
ARTICLE 8   U.S. TAXPAYERS
8.1
Section 409A of the Code

This Plan will be construed and interpreted to be exempt from, or where not so exempt, to comply with Section 409A of the Code to the extent required to preserve the intended tax consequences of this Plan. To the extent that a grant, payment, settlement, or deferral thereof, is subject to Section 409A of the Code, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. The Corporation reserves the right to amend this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of this Plan in light of Section 409A of the Code and any regulations or guidance under that section. In no event will the Corporation be responsible if Awards under this Plan result in adverse tax consequences to a U.S. Taxpayer under Section 409A of the Code. Notwithstanding any provisions of the Plan to the contrary, in the case of any “specified employee” within the meaning of Section 409A of the Code who is a U.S. Taxpayer, distributions of non-qualified deferred compensation under Section 409A of the Code made in connection with a “separation from service” within the meaning set forth in Section 409A of the Code may not be made prior to the date which is 6 months after the date of separation from service (or, if earlier, the date of death of the U.S. Taxpayer). Any amounts subject to a delay in payment pursuant to the preceding sentence will be paid as soon practicable following such 6-month anniversary of such separation from service.
ARTICLE 9   AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN
9.1
Amendment, Suspension, or Termination of the Plan

The Plan Administrator may from time to time, without notice and without approval of the holders of voting shares of the Corporation, amend, modify, change, suspend or terminate the Plan or any Awards granted pursuant to the Plan as it, in its discretion determines appropriate, provided, however, that:
(a)
no such amendment, modification, change, suspension or termination of the Plan or any Awards granted hereunder may materially impair any rights of a Participant or materially increase any obligations of a Participant under the Plan without the consent of the Participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable securities laws or stock exchange requirements; and

(b)
any amendment that would cause an Award held by a U.S. Taxpayer be subject to the additional tax penalty under Section 409A(1)(b)(i)(II) of the Code will be null and void ab initio.

9.2
Shareholder Approval

Notwithstanding Section 9.1, approval of the holders of voting shares of the Corporation shall be required for the following amendments to the Plan or any Award:
(a)
any increase in the number of Shares reserved for issuance under the Plan, except as a result of an event specified in Section 7.3 of this Plan;

Appendix A-11

(b)
an amendment to the provisions of Section 3.3 to remove or exceed the 10% limit set forth therein;

(c)
an amendment to eligible Participants that may permit the introduction of non-employee directors on a discretionary basis;

(d)
an amendment that permits Awards to be transferred to a Person other than a Permitted Assign or for normal estate settlement purposes; and

(e)
this Section 9.2, respecting matters requiring shareholder approval other than the addition of matters to be subject to shareholder approval.

9.3
Permitted Amendments

Without limiting the generality of Section 9.1, but subject to Section 9.2, the Board may, without approval of the holders of voting shares of the Corporation, at any time or from time to time, amend the Plan or any Award for the purposes of:
(a)
making any amendments to the vesting provisions of any Award;

(b)
making any amendments not inconsistent with the Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board, having in mind the best interests of the Participants it may be expedient to make, including amendments that are desirable as a result of changes in law in any jurisdiction where a Participant resides, provided that the Board shall be of the opinion that such amendments and modifications will not be materially prejudicial to the interests of the Participants; or

(c)
making such changes or corrections which are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error.

ARTICLE 10   MISCELLANEOUS
10.1
Legal Requirement

The Corporation is not obligated to grant any Awards, issue any Shares or other securities, make any payments or take any other action if, in the opinion of the Plan Administrator, in its sole discretion, such action would constitute a violation by a Participant or the Corporation of any provision of any applicable statutory or regulatory enactment of any government or government agency or if such action would give rise to any obligation on the part of the Corporation to register as dealer or to file a prospectus under applicable securities laws (unless the Corporation chooses to comply with such obligation).
10.2
Compliance with Employment Standards

It is understood and agreed that all provisions of the Plan are subject to all applicable minimum requirements of ESL and it is the intention of the Corporation and its Subsidiaries to comply with the minimum applicable requirements contained in ESL. Accordingly, the Plan shall: (a) not be interpreted as in any way waiving or contracting out of ESL, and (b) be interpreted to achieve compliance with ESL. In the event that ESL provides for a superior right or entitlement upon termination of employment or otherwise (“Statutory Entitlements”) than provided for under the Plan, the Participant shall be provided with the Participant’s minimum Statutory Entitlements in substitution for the Participant’s rights under the Plan. There shall be no presumption of strict interpretation against the Corporation or its Subsidiaries.
10.3
No Other Benefit

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of a Share, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. For greater certainty, the Corporation will not be liable to any Participant for any loss resulting from a decline in the market value of any PSUs or Shares.
10.4
Governing Law and Submission To Jurisdiction

This Plan has been made in and is to be construed under and in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each party submits to the exclusive jurisdiction of the competent courts within the Province of Ontario in any action, application, reference or other proceeding arising out of or related to this Agreement and agrees that all claims in respect of any such actions, application, reference or other proceeding will be
A-12Appendix

Appendix

heard and determined in such courts. Each of the parties irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action, application or proceeding. A final judgement in any such action, application or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner specified by law and must not be re-litigated on the merits.
10.5
Participants’ Entitlement

Except as otherwise provided in this Plan, Awards previously granted under this Plan are not affected by any change in the relationship between, or ownership of, the Corporation, any Subsidiary of the Corporation and/or a non-Subsidiary Related Entity of the Corporation (if applicable).
10.6
Participation in the Plan

The participation of any Participant in this Plan is entirely voluntary and not obligatory and should not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in this Plan or an Award Agreement pursuant to this Plan. In particular, participation in the Plan does not constitute a condition of employment or service nor a commitment on the part of the Corporation to ensure the continued employment or service of such Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Shares. The Corporation does not assume responsibility for the personal income or other tax consequences of the Participants and Participants are advised to consult with their own tax advisors.
10.7
Corporate Action

Nothing contained in this Plan or in an Award should be construed so as to prevent the Corporation from taking corporate action which is deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award.
10.8
Rights of Participant

No Participant has any claim or right to be granted an Award and the granting of any Award is not to be construed as giving a Participant a right to remain as an employee or consultant of the Corporation or an employee, consultant or director of a Subsidiary of the Corporation. No Participant has any rights as a shareholder of the Corporation in respect of Shares issuable pursuant to any Award until the allotment and issuance to such Participant, or as such Participant may direct.
10.9
Conflict

In the event of any conflict among:
(a)
the provisions of this Plan and an Award Agreement, the provisions of the Award Agreement take precedence;

(b)
the provisions of an Award Agreement and an employment agreement between the Corporation or an applicable Subsidiary of the Corporation and a Participant, the provision of the Award Agreement take precedence;

(c)
the provisions of this Plan and an employment agreement between the Corporation or an applicable Subsidiary of the Corporation and a Participant, the provisions of this Plan take precedence; or

(d)
the provisions of this Plan, an Award Agreement and an employment agreement between the Corporation or an applicable Subsidiary of the Corporation and a Participant, the provisions of the Award Agreement take precedence.

10.10
Participant Information

Each Participant must provide the Corporation with all information (including personal information) required by the Corporation in order to administer the Plan. Each Participant acknowledges that information required by the Corporation in order to administer the Plan may be disclosed to third parties (including persons located in jurisdictions other than the Participant’s jurisdiction of residence), in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Corporation to make such disclosure on the Participant’s behalf.
Appendix A-13

10.11
International Participants (Other Participants)

With respect to Participants who reside or work outside Canada and the U.S., the Plan Administrator may, in its sole discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Plan Administrator may, where appropriate, establish one or more sub-plans to reflect such amended or otherwise modified provisions.
10.12
Successors and Assigns

The Plan is binding on all successors and assigns of the Corporation.
10.13
General Restrictions and Assignment

Except as required by law and pursuant to Section 3.7 the rights of a Participant under the Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant unless otherwise approved by the Plan Administrator.
10.14
Severability

The invalidity or unenforceability of any provision of the Plan will not affect the validity or enforceability of any other provision and any invalid or unenforceable provision must be severed from the Plan.
10.15
Notices

All written notices to be given by the Participant to the Corporation must be delivered personally, email or mail, postage prepaid, addressed as follows:
Magna International Inc.
337 Magna Drive, Aurora ON L4G 7K1
Attention: Corporate Secretary
Any notice given by the Participant pursuant to the terms of an Award will not be effective until actually received by the Corporation at the above address.
10.16
Electronic Delivery

The Corporation or the Plan Administrator may from time to time establish procedures for (i) the electronic delivery of any documents that the Corporation may elect to deliver (including, but not limited to, plan documents, award notices and agreements, and all other forms of communications) in connection with any award made under the Plan, (ii) the receipt of electronic instructions from Participants and/or (iii) an electronic signature system for delivery and acceptance of any such documents. Compliance with such procedures will satisfy any requirement to provide documents in writing and/or for a document to be signed or executed.
10.17
Country Specific Provisions

Notwithstanding any provisions in this Plan and if the Participant moves to any other country, additional terms and conditions may apply to the Participant’s Awards. The Corporation reserves the right to impose other requirements on the Awards to the extent the Corporation determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Awards and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
10.18
Effective Date

This Plan becomes effective on a date to be determined by the Plan Administrator, subject to the approval of the shareholders of the Corporation.
APPROVED BY THE BOARD: March 24, 2022
APPROVED BY SHAREHOLDERS: [May 3, 2022]
EFFECTIVE FOR ALL PSU AWARDS GRANTED FROM AND AFTER [May 3, 2022]
A-14Appendix

Transfer Agent and Registrar
Computershare Trust Company of Canada
100 University Avenue, 8th Floor
Toronto, Ontario, Canada M5J 2Y1
Telephone:1 (800) 564-6253
Computershare Trust Company N.A.
462 S. 4th Street
Louisville, Kentucky, USA 40202
Telephone:1 (800) 962-4284
From all other countries
Telephone:1 (514) 982-7555
www.computershare.com
Exchange Listings
Common Shares
Toronto Stock Exchange MG
New York Stock Exchange MGA
Corporate Office
Magna International Inc.
337 Magna Drive,
Aurora, Ontario, Canada L4G 7K1
Telephone: (905) 726-2462
Fax: (905) 726-7164
www.magna.com

MAGNA

CONNECT WITH MAGNA

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Paper from responsible sources
FSC® C103348
FSC
www.fsc.org